                                                                    Exhibit 10.1

                         RECEIVABLES FINANCING AGREEMENT

                          Dated as of December 9, 2004

                                      Among

                               HL FUNDING II, INC.
                                 as the Borrower

                                       and

                                   CAFCO, LLC
                                 as an Investor

                                       and

                                 CITIBANK, N.A.,
                                    as a Bank

                                       and

                          CITICORP NORTH AMERICA, INC.
                   as the Program Agent and an Investor Agent

                                       and

                           HLI OPERATING COMPANY, INC.
                                   as Servicer

                                       and

                  THE DISBURSEMENT AGENT (as designated herein)

                                TABLE OF CONTENTS

                                                                                                                  PAGE
                                                                                                                  ----
PRELIMINARY STATEMENT.............................................................................................  1
ARTICLE I DEFINITIONS.............................................................................................  1
         SECTION 1.01. Certain Defined Terms......................................................................  1
         SECTION 1.02. Other Terms and Constructions.............................................................. 31
         SECTION 1.03. Computation of Time Periods................................................................ 32
ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES...................................................................... 32
         SECTION 2.01. Loan Facility.............................................................................. 32
         SECTION 2.02. Making Advances............................................................................ 33
         SECTION 2.03. Settlement Procedures...................................................................... 34
         SECTION 2.04. Distributions.............................................................................. 38
         SECTION 2.05. Fees....................................................................................... 41
         SECTION 2.06. Payments and Computations, Etc............................................................. 41
         SECTION 2.07. Dividing or Combining Rate Tranches........................................................ 42
         SECTION 2.08. Increased Costs............................................................................ 42
         SECTION 2.09. Additional Yield on Advances Bearing a Eurodollar Rate..................................... 43
         SECTION 2.10. Taxes...................................................................................... 44
         SECTION 2.11. Security Interest.......................................................................... 46
         SECTION 2.12. Sharing of Payments........................................................................ 47
         SECTION 2.13. Right of Setoff............................................................................ 47
         SECTION 2.14. Interest on Cash Secured Advances.......................................................... 47
         SECTION 2.15. Repayment of Cash Secured Advances......................................................... 48
         SECTION 2.16. Use of Proceeds; Security Interest in Collateral Advance Account........................... 48
ARTICLE III CONDITIONS............................................................................................ 49
         SECTION 3.01. Conditions Precedent to Effectiveness of the Agreement and Initial Advance................. 49
         SECTION 3.02. Conditions Precedent to All Advances and Releases.......................................... 50
ARTICLE IV REPRESENTATIONS AND WARRANTIES......................................................................... 51
         SECTION 4.01. Representations and Warranties of the Borrower............................................. 51
         SECTION 4.02. Representations and Warranties of the Servicer............................................. 54
ARTICLE V COVENANTS............................................................................................... 55
         SECTION 5.01. Covenants of the Borrower.................................................................. 55
         SECTION 5.02. Covenant of the Borrower and the Servicer.................................................. 62
ARTICLE VI ADMINISTRATION AND COLLECTION  OF RECEIVABLES.......................................................... 62
         SECTION 6.01. Designation of Servicer.................................................................... 62
         SECTION 6.02. Duties of Servicer......................................................................... 63
         SECTION 6.03. Certain Rights of the Agents............................................................... 65
         SECTION 6.04. Rights and Remedies........................................................................ 66
         SECTION 6.05. Further Assurances......................................................................... 66
         SECTION 6.06. Covenants of the Servicer.................................................................. 67
         SECTION 6.07. Indemnities by the Servicer................................................................ 68
         SECTION 6.08. Establishment of Collateral Advance Account and Deposit Accounts........................... 69

         SECTION 6.09. Establishment of Disbursement Agent Accounts............................................... 71
ARTICLE VII EVENTS OF TERMINATION................................................................................. 72
         SECTION 7.01. Events of Termination...................................................................... 72
ARTICLE VIII THE PROGRAM AGENT.................................................................................... 76
         SECTION 8.01. Authorization and Action................................................................... 76
         SECTION 8.02. Program Agent's Reliance, Etc.............................................................. 77
         SECTION 8.03. CNAI and Affiliates........................................................................ 77
         SECTION 8.04. Indemnification of Program Agent........................................................... 77
         SECTION 8.05. Delegation of Duties....................................................................... 78
         SECTION 8.06. Action or Inaction by Program Agent........................................................ 78
         SECTION 8.07. Notice of Events of Termination............................................................ 78
         SECTION 8.08. Non-Reliance on Program Agent and Other Parties............................................ 78
         SECTION 8.09. Successor Program Agent.................................................................... 79
         SECTION 8.10. Reports and Notices........................................................................ 79
ARTICLE IX THE INVESTOR AGENTS.................................................................................... 79
         SECTION 9.01. Authorization and Action................................................................... 79
         SECTION 9.02. Investor Agent's Reliance, Etc............................................................. 80
         SECTION 9.03. Investor Agent and Affiliates.............................................................. 80
         SECTION 9.04. Indemnification of Investor Agents......................................................... 80
         SECTION 9.05. Delegation of Duties....................................................................... 81
         SECTION 9.06. Action or Inaction by Investor Agent....................................................... 81
         SECTION 9.07. Notice of Events of Termination............................................................ 81
         SECTION 9.08. Non-Reliance on Investor Agent and Other Parties........................................... 81
         SECTION 9.09. Successor Investor Agent................................................................... 82
         SECTION 9.10. Reliance on Investor Agent................................................................. 82
ARTICLE X INDEMNIFICATION......................................................................................... 82
         SECTION 10.01. Indemnities by the Borrower............................................................... 82
ARTICLE XI MISCELLANEOUS.......................................................................................... 85
         SECTION 11.01. Amendments, Etc........................................................................... 85
         SECTION 11.02. Notices, Etc.............................................................................. 85
         SECTION 11.03. Assignability............................................................................. 85
         SECTION 11.04. Costs, Expenses and Taxes................................................................. 88
         SECTION 11.05. No Proceedings; Waiver of Consequential Damages........................................... 89
         SECTION 11.06. Confidentiality........................................................................... 90
         SECTION 11.07. GOVERNING LAW............................................................................. 91
         SECTION 11.08. Execution in Counterparts................................................................. 91
         SECTION 11.09. Survival of Termination................................................................... 91
         SECTION 11.10. Consent to Jurisdiction................................................................... 91
         SECTION 11.11. WAIVER OF JURY TRIAL...................................................................... 92
         SECTION 11.12. Limited Recourse.......................................................................... 92
ARTICLE XII THE DISBURSEMENT AGENT................................................................................ 93
         SECTION 12.01. Duties of the Disbursement Agent.......................................................... 93
         SECTION 12.02. Certain Matters Affecting the Disbursement Agent.......................................... 94
         SECTION 12.03. Disbursement Agent Not Liable for Recitals in Certificates or any Collateral.............. 96
         SECTION 12.04. Disbursement Agent May Own Advances....................................................... 96

    SECTION 12.05. Compensation; Disbursement Agent's Expenses........................................... 97
    SECTION 12.06. Eligibility Requirements for Disbursement Agent....................................... 97
    SECTION 12.07. Resignation or Removal of Disbursement Agent.......................................... 97
    SECTION 12.08. Successor Disbursement Agent.......................................................... 98
    SECTION 12.09. Merger or Consolidation of Disbursement Agent......................................... 99
    SECTION 12.10. Right of Program Agent to Direct Disbursement Agent................................... 99
    SECTION 12.11. Representations and Warranties of Disbursement Agent.................................. 99
    SECTION 12.12. Maintenance of Office or Agency....................................................... 99

                                    SCHEDULES

SCHEDULE 1.01-1  -  Special Concentration Limits
SCHEDULE 1.01-2  -  Credit and Collection Policy
SCHEDULE 1.01-3  -  Special Dilution Factors
SCHEDULE 1.01-4  -  Originators and Notice Information
SCHEDULE 1.01-5  -  Deductions from NRPB
SCHEDULE 3.01    -  List of Closing Documents
SCHEDULE 4.01(f) -  Material Litigation
SCHEDULE 4.01(k) -  Deposit Banks
SCHEDULE 6.09(d) -  Disbursement Agent Accounts

                                     ANNEXES

ANNEX A          -         Applicable Margin
ANNEX B          -         Assignment and Acceptance
ANNEX C          -         Form of Borrower Report
ANNEX D          -         Form of Daily Report
ANNEX E          -         Form of Deposit Account Agreement
ANNEX F          -         Form of Payment Direction
ANNEX G          -         Form of Funds Transfer Letter
ANNEX H          -         Form of Weekly Report
ANNEX I          -         Form of Note
ANNEX J          -         Form of Parent Undertaking (Servicer)
ANNEX K          -         Form of Parent Undertaking (Originators)

                                  RECEIVABLES
                              FINANCING AGREEMENT

                          Dated as of December 9, 2004

            THIS RECEIVABLES FINANCING AGREEMENT (as amended, restated, supplemented and otherwise modified from time to time, this "Agreement") is entered into among HL FUNDING II, INC., a Delaware corporation (the "Borrower"), CAFCO, LLC, a Delaware limited liability company, as an Investor (as defined herein), CITIBANK, N.A., as a Bank (as defined herein), CITICORP NORTH AMERICA, INC., a Delaware corporation ("CNAI"), as program agent (the "Program Agent") for the Investors and the Banks and as an Investor Agent, the other Investors, Banks and Investor Agents (each as defined below) from time to time party hereto, HLI OPERATING COMPANY, INC., a Delaware corporation ("HLIOC"), as Servicer (as defined below), and the Disbursement Agent (as defined below).

            PRELIMINARY STATEMENT. SPE I (as defined below) has acquired, and may continue to acquire, Transferred Assets (as hereinafter defined) from the Originators (as defined below), either by purchase or by contribution to the capital of SPE I, as determined from time to time by the Originators and SPE I. The Borrower has acquired, and may continue to acquire, Transferred Assets from SPE I, either by purchase or by contribution to the capital of the Borrower, as determined from time to time by the Borrower and SPE I. The Borrower wishes to obtain loans from the Investors or the Banks which will be secured by the Transferred Assets and the other Collateral (as defined below). The Investors may, in their respective sole discretion, make such loans, and the Banks are prepared to make such loans, in each case on the terms set forth herein. Accordingly, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

      SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Account Control Agreement" means an account control agreement in form and substance satisfactory to the Program Agent with respect to each deposit account in the name of the Borrower other than the Deposit Accounts, among the bank at which such deposit account is held, the Borrower and the Program Agent, providing for, inter alia, the perfection of Program Agent's security interest in such deposit account, as amended, restated, supplemented and otherwise modified from time to time.

            "Adjusted Eurodollar Rate" means, for any Fixed Period, an interest rate per annum equal to the rate per annum obtained by dividing (i) the Eurodollar Rate for such Fixed Period by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Fixed Period.

            "Advances" has the meaning specified in Section 2.01(a).

            "Adverse Claim" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement.

            "Affected Person" has the meaning specified in Section 2.08(a).

            "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

            "Affiliated Obligor" means any Obligor that is an Affiliate of another Obligor.

            "Agent" means the Program Agent, the Disbursement Agent or any Investor Agent and "Agents" means, collectively, the Program Agent, the Disbursement Agent and the Investor Agents.

            "Agreement" has the meaning specified in the preamble.

            "Alternate Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

            (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time as Citibank's base rate; and

            (b) 1/2 of one percent above the Federal Funds Rate.

            "Amortization Period" means the period commencing on the day following the last day of the Revolving Period and ending on the later of the Facility Termination Date and the date on which no Obligations shall be outstanding.

            "Applicable Margin" means, at any time, the percentage determined pursuant to Annex A.

            "Applicable Report" means the Daily Report if the Daily Reporting Period is in effect, the Weekly Report if the Weekly Reporting Period is in effect and the Borrower Report if the Monthly Reporting Period is in effect.

            "Asset Purchase Agreement" means (a) in the case of any Bank other than Citibank, the asset purchase agreement entered into by such Bank concurrently with the Assignment and Acceptance pursuant to which it became party to this Agreement and (b) in the case of Citibank, the secondary market agreement, asset purchase agreement or other similar liquidity agreement entered into by such Bank for the benefit of its respective Investor, to the extent relating to the sale or transfer of interests in Advances, in each case as amended, restated, supplemented or otherwise modified from time to time.

            "Assignee Rate" for any Fixed Period for any Rate Tranche means an interest rate per annum equal to the Eurodollar Rate for such Fixed Period plus the Applicable Margin; provided, however, that in case of:

            (a) any Fixed Period on or prior to the first day of which an Investor or Bank shall have notified the Program Agent and each Investor Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Investor or Bank to fund such Rate Tranche at the Assignee Rate set forth above (and such Investor or Bank shall not have subsequently notified the Program Agent and each Investor Agent that such circumstances no longer exist),

            (b) any Fixed Period of one to (and including) 29 days (it being understood and agreed that this clause (b) shall not be applicable to a Fixed Period for which Yield is to be computed by reference to the Eurodollar Rate (i) that is intended to have a one-month duration but due solely to LIBOR interest period convention the duration thereof will be less than 30 days or (ii) that is the initial Fixed Period following the sale by an Investor to its Related Banks of its interest in Advances pursuant to an Asset Purchase Agreement),

            (c) any Fixed Period as to which the Program Agent and each Investor Agent does not receive notice, by no later than 12:00 noon (New York City time) on the third Business Day preceding the first day of such Fixed Period, that the related Rate Tranche will not be funded by CAFCO or any other Investor through the issuance of Promissory Notes or commercial paper, as the case may be, or

            (d) any Fixed Period for a Rate Tranche the Principal of which allocated to the Investors or the Banks is less than $500,000,

the "Assignee Rate" for such Fixed Period shall be an interest rate per annum equal to 0.75% per annum above the Alternate Base Rate in effect from time to time during such Fixed Period; provided further that the Program Agent, the Investor Agents and the Borrower may agree in writing from time to time upon a different "Assignee Rate".

            "Assignment and Acceptance" means an assignment and acceptance agreement entered into by a Bank, an Eligible Assignee, such Bank's Investor Agent and the Program Agent, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Annex B hereto.

            "Bank Commitment" of any Bank means, (a) with respect to Citibank (in its capacity as a Bank), $75,000,000 or such amount (i) as may be increased pursuant to a written agreement between the Borrower and Citibank (in its capacity as a Bank), or (ii) as reduced or increased by any Assignment and Acceptance entered into among Citibank (in its capacity as a Bank), another Bank, the Investor Agent for Citibank and the Program Agent, and (b) with respect to a Bank (other than Citibank) that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank's Bank Commitment, in each case as such amount may be reduced or increased by an Assignment and Acceptance entered into among such Bank, an Eligible Assignee, the Investor Agent for such Bank and the Program Agent, and as may be further reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Facility Amount pursuant to the terms of this Agreement shall reduce ratably (or terminate) each Bank's Bank Commitment.

            "Bankruptcy Code" means the Bankruptcy Code, 11 U.S.C. Section 101 et seq., as amended, any similar or successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

            "Banks" means Citibank and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 11.03.

            "Base Rate Tranche" means all or a portion of an Advance which bears interest at a rate per annum determined on the basis of the Alternate Base Rate.

            "Beneficiary" means, as of any date, the Investors, the Banks, the Investor Agents, the Program Agent and the Disbursement Agent.

            "Borrower" has the meaning specified in the preamble.

            "Borrower Report" means a report in substantially the form of Annex C hereto and containing such additional information as any Agent may reasonably request from time to time, furnished by the Servicer pursuant to Section 6.02(g), or in such other form as mutually agreed to by the Program Agent, the Disbursement Agent, the Servicer and the Borrower.

            "Borrower's Account" means the account in the name of the Borrower, designated pursuant to the Funds Transfer Letter, which shall be subject to an Account Control Agreement.

            "Borrowing Base" means, at any time, an amount computed as

                  NRPB - (YFR + LR + DR + MFA)

            where:

                  NRPB = the Net Receivables Pool Balance at such time of
                         computation.

                  YFR  = the Yield and Fee Reserve at such time of computation.

                  LR   = the Loss Reserve at such time of computation.

                  DR   = the Dilution Reserve at such time of computation.

                  MFA  = the Monthly Fluctuation Amount.

            "Business Day" means any day on which (a) banks are not authorized or required to close in New York, New York and (b) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

            "CAFCO" means CAFCO, LLC and any successor or assign of CAFCO that is a receivables investment company which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

            "Capital Lease" means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which, in accordance with GAAP, should be capitalized on the lessee's balance sheet.

            "Capital Lease Obligation" of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease, which obligations should be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "Cash Collateral" has the meaning specified in Section 2.16(b).

            "Cash Secured Advance" means, in respect of any Bank, without duplication, the aggregate amount of the proceeds (a) of (i) the advance, if any, made by such Bank pursuant to Section 2.01(c) and (ii) such Bank's Ratable Share of any applications of Collections of Receivables during the Term Period for such Bank's Group to reduce the Principal in respect of any Advance by such Bank hereunder and (b) on deposit at such time in the Collateral Advance Account (including any such proceeds invested by the Disbursement Agent at such time in Eligible Investments pursuant to Section 6.08(a)), it being understood that the amount of such Bank's Cash Secured Advance shall be decreased by such Bank's Ratable Share of the funds paid from time to time from the Collateral Advance Account to the Borrower in connection with an Advance from time to time during the Term Period for such Bank's Group.

            "Cash Secured Advance Commencement Date" means, with respect to any Group, the same day as the day set forth in clause (a) of the definition of Commitment Termination Date for such Group (without giving effect to the final proviso at the end of such definition), provided that the Cash Secured Advance Commencement Date shall occur if, but only if, the Termination Date for all Rate Tranches held by members of such Group shall not have occurred on or prior to such date.

            "Change in Control" means the occurrence of any of the following:
(a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended), shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 35% or more of the issued and outstanding Voting Stock of Parent, (b) during any period of twelve consecutive Months, individuals who at the beginning of such period constituted the board of directors of the Parent (together with any new directors whose election by the board of directors of Parent or whose nomination for election by the stockholders of Parent was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute the majority of the directors then in office, (c) Parent shall cease to own and control, directly or indirectly, all of the economic and voting rights associated with all of the outstanding Stock of the Originators, (d) the occurrence of a "Change of Control", as defined in the Indenture or other agreement that governs the terms of any Material Debt; (e) the Originators shall cease to own and control all of the economic and voting rights associated with all of the outstanding Stock of SPE I, or (f) SPE I shall cease to own and control all of the economic and voting rights associated with all of the outstanding Stock of Borrower.

            "Charter Documents" means, with respect to any corporation or limited liability company, such Person's articles or certificate of incorporation or formation and such entity's bylaws or operating agreement.

            "Citibank" means Citibank, N.A., a national banking association, its successors and assigns.

            "CNAI" has the meaning specified in the preamble.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral" has the meaning specified in Section 2.11.

            "Collateral Advance Account" means the collateral deposit account no. 3617-2242, Astra A/C 105176, ABA # 021-000-089, in the name of the Program Agent maintained with the Disbursement Agent, and under the control of the Program Agent for the ratable benefit of the Term-Out Banks, as specified in
Section 6.08(a)(i).

            "Collateral Advance Account Bank" has the meaning specified in
Section 6.08(a)(i).

            "Collateral Advance Account Direction" has the meaning specified in
Section 6.08(a)(ii).

            "Collection Delay Period" means 10 days.

            "Collections" means, with respect to any Receivable, (a) all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable, and (b) any Deemed Collection.

            "Commitment Termination Date" means the earliest of (a) December 7, 2005, unless, prior to such date (or the date so extended pursuant to this clause), upon the Borrower's request, made not more than 45 days prior to the then Commitment Termination Date, each Investor and, with respect to each such Investor, one or more of its Related Banks which, immediately after giving effect to such extension would have Bank Commitments in an aggregate amount equal to such Investor's Investor Facility Amount to be in effect immediately after giving effect to such extension, shall in their sole discretion consent, which consent shall be given not more than 30 days prior to the then Commitment Termination Date, to the extension of the Commitment Termination Date to the date occurring not more than 364 days after the then Commitment Termination Date; provided, however, that any failure of any Investor or Bank to respond to the Borrower's request for such extension shall be deemed a denial of such request by such Bank, (b) the Facility Termination Date (provided that if the Facility Termination Date shall occur solely under clause (d) of such defined term, the Commitment Termination Date shall occur only with respect to the Investor and Banks for which such Facility Termination Date occurred under such clause (d)), (c) the date determined pursuant to Section 7.01, and (d) the date the Facility Amount permanently reduces to zero pursuant to Section 2.01(b); provided, however, that if, and only if, there shall have occurred a Cash Secured Advance Commencement Date for any Group, the Commitment Termination Date for such Group shall mean the earliest of December 3, 2007, and the dates referenced in the preceding clauses (c) and (d).

            "Concentration Limit" for any Obligor means at any time 6.00% ("Normal Concentration Limit"), or such other higher amount ("Special Concentration Limit"), for such Obligor designated on Schedule 1.01-1 hereto and, after the date of this Agreement designated by the Program Agent and each Investor Agent in a writing delivered to the Borrower; provided that in the case of an Obligor with any Affiliated Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliated Obligor are one Obligor; provided further that the Program Agent may reduce or cancel in the Program Agent's reasonable discretion, or the Program Agent and all Investor Agents may increase, any Special Concentration Limit upon five Business Days' notice to the Borrower (with a copy to each of the other Agents).

            "Contract" means an agreement between any Originator and a Person, pursuant to or under which such Person shall be obligated to pay for goods or services sold by any Originator from time to time.

            "CP Rate Tranche" means all or a portion of an Advance which bears interest at a rate per annum determined on the basis of the Investor Rate.

            "Credit Agreement" means that certain Credit Agreement dated as of June 3, 2004, among HLIOC as borrower, Parent, the "Lenders" and "Issuers" party thereto, CNAI as administrative agent, Lehman Commercial Paper Inc. as syndication agent and General Electric Capital Corporation as documentation agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

            "Credit and Collection Policy" means those receivables credit and collection policies and practices of the Borrower and the Originators in effect on the date of this Agreement and described in Schedule 1.01-2 hereto, as modified in compliance with this Agreement.

            "Cure Account" has the meaning specified in Section 6.09(b).

            "Cure Funds" means Collections which, from time to time, are deposited into the Cure Account.

            "Cure Period" means (a) during any Daily Reporting Period or Weekly Reporting Period, the period beginning on and including a Pool Non-compliance Date and ending on the Business Day after such Pool Non-compliance Date and (b) during any Monthly Reporting Period, the period beginning on and including a Pool Non-compliance Date and ending on the earlier of (i) the first Business Day thereafter on which the Borrowing Base equals or exceeds the Facility Principal (less the amount of Cure Funds on deposit in the Cure Account) and (ii) the second Business Day following the occurrence of such Pool Non-compliance Date.

            "Daily Report" means an Officer's Certificate of the Servicer substantially in the form of Annex D hereto, or in such other form as mutually agreed to by the Program Agent, the Disbursement Agent, the Servicer and the Borrower, which report is to be delivered during the Daily Reporting Period in accordance with Section 6.02(g)(i).

            "Daily Reporting Period" means any time (a) during which both (i) the senior unsecured long-term debt rating of the Parent is rated below BBB- by S&P or Baa3 by Moody's or the Parent ceases to have a published senior unsecured long-term debt rating by S&P or Moody's and (ii) the Facility Principal is in excess of 50% of the lesser of (A) the Facility Amount then in effect and (B) the Borrowing Base or (b) the Borrower or Servicer has designated to the Program Agent in writing as a "Daily Reporting Period".

            "Debt" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or that bear interest, (c) all indebtedness of such Person created by or arising under any conditional sale or other title retention agreement relating to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of a default are limited to repossession or sale of such property), (d) all indebtedness for the deferred purchase price of property or services other than unsecured trade payables incurred in the ordinary course of business that are (i) not more than 90 days overdue or (ii) being contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of such Person in accordance with GAAP, (e) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Adverse Claim on property (including accounts and general intangibles) owned or acquired by such Person, whether or not the Debt secured thereby has been assumed, (f) all Guarantees by such Person of Debt of others, (g) all Capital Lease Obligations of such Person and the present value of future rental payments under all synthetic leases, (h) all reimbursement obligations and all obligations with respect to letters of credit, surety bonds and performance bonds, whether or not matured, (i) all obligations of such Person upon which interest charges are customarily paid, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock of stock equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference and its involuntary liquidation preference plus accrued and unpaid dividends, and (l) all payments that such Person would have to make in the event of an early termination on the date Debt of such Person is being determined in respect of Hedging Agreements of such Person.

            "Deemed Collection" means any Collections (as defined in clause (a) of the definition thereof) deemed to have been received pursuant to Section 2.03(e)(i) or (ii).

            "Default Ratio" means the ratio (expressed as a percentage) computed as of the last day of each Month by dividing (a) the aggregate Outstanding Balance of all Receivables that were Defaulted Receivables on such day or (without double counting) that would have been Defaulted Receivables on such day had they not been written off the books of the applicable Originator or the Borrower during such Month by (b) the aggregate Outstanding Balance of all Receivables on such day; provided, that no Tooling Receivables or Intercompany Receivables shall be included in the above calculation.

            "Defaulted Receivable" means a Receivable:

                  (a) as to which any payment, or part thereof, remains unpaid for 90 or more days from the original due date;

                  (b) as to which the Servicer has received notice that the
            Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 7.01(g);

                  (c) which, consistent with the Credit and Collection Policy, would be written off the applicable Originator's or the Borrower's books as uncollectible; or

                  (d) as to which the applicable Originator or the Borrower has
            (or consistent with the Credit and Collection Policy should have) established a specific reserve for non-payment.

            "Defaulting Originator" means an Originator that has become a "Defaulting Originator" in accordance with Section 7.01.

            "Defaulting Originator Percentage" means, with respect to any Defaulting Originator, a percentage equal to (a) the aggregate Outstanding Balance of Receivables originated by such Defaulting Originator as of the date on which such Originator became a Defaulting Originator, divided by (b) the aggregate Outstanding Balance of Receivables as of the date on which such Originator became a Defaulting Originator.

            "Delinquency Ratio" means the ratio (expressed as a percentage) computed as of the last day of each Month by dividing (a) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables on such day by (b) the aggregate Outstanding Balance of all Receivables on such day; provided, that no Tooling Receivables or Intercompany Receivables shall be included in the above calculation.

            "Delinquent Receivable" means a Receivable that is not a Defaulted Receivable and:

                  (i) as to which any payment, or part thereof, remains unpaid for 31 or more days from the original due date; or

                  (ii) which, consistent with the Credit and Collection Policy, would be classified as delinquent by such Originator or the Borrower.

            "Deposit Account" means an account maintained at a bank into which
(a) Collections in the form of checks and other items are deposited that have been sent to one or more related Lockboxes by Obligors and/or (b) Collections in the form of electronic funds transfers and other items are paid directly by Obligors.

            "Deposit Account Agreement" means an agreement, in substantially the form of Annex E, providing for, among other things, control by the Program Agent over one or more Deposit Accounts and associated Lockboxes.

            "Deposit Bank" means any of the banks holding one or more Deposit Accounts.

            "Deposit Date" means each of the third and fourth Business Day of each Month.

            "Designated Obligor" means, at any time, each Obligor; provided, however, that any Obligor shall cease to be a Designated Obligor upon five (5) Business Days' prior written notice by the Program Agent in the exercise of its reasonable discretion to the Borrower and the Investor Agents.

            "Determination Date" means (a) the twelfth Business Day after the end of each Month other than December of each year, and (b) the fifteenth Business Day after the end of December of each year; provided that if an Event of Termination has occurred and is continuing, the Program Agent or the Borrower may designate more frequent Determination Dates.

            "Diluted Receivable" means that portion (and only that portion) of any Receivable which is either (a) reduced or canceled as a result of (i) any defective, rejected or returned goods or services or any failure by an Originator to deliver any goods or provide any services or otherwise to perform under the underlying Contract, (ii) any change in the terms of or cancellation of, a Contract or any cash discount, discount for quick payment or other adjustment by an Originator which reduces the amount payable by the Obligor on the related Receivable (except any such change or cancellation resulting from or relating to the financial inability to pay or insolvency of the Obligor of such Receivable) or (iii) any set-off by an Obligor in respect of any claim by such Obligor as to amounts owed by it on the related Receivable (whether such claim arises out of the same or a related transaction or an unrelated transaction) or
(b) subject to any specific dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the Obligor thereof); provided that Diluted Receivables are calculated assuming that all chargebacks are resolved in the Obligor's favor; provided that for the purposes of calculating the Dilution Percentage, the portion of any Receivable that constitutes a "Diluted Receivable" solely because of any of the dilution factors set forth on Schedule 1.01-3 shall not be included as a "Diluted Receivable".

            "Dilution Horizon Factor" means, as of any date, a ratio computed by dividing (a) the aggregate original Outstanding Balance of all Receivables created by the Originators during the two most recently ended Months by (b) the Outstanding Balance of Receivables (other than Defaulted Receivables) as at the last day of the most recently ended Month; or such other formula as the Program Agent may from time to time provide to the Servicer in writing based upon the Program Agent's reasonable determination following receipt of the results of a review conducted by or on behalf of the Program Agent.

            "Dilution Percentage" means, as of any date, the product of (a) the sum of (i) the product of two (2), and the average of the Two Month Average Dilution Ratios for each of the twelve most recently ended Months, plus (ii) the Dilution Volatility Ratio as at the last day of the most recently ended Month, and (b) the Dilution Horizon Factor as of such date.

            "Dilution Ratio" means, as of any date, the ratio (expressed as a percentage) computed for the most recently ended Month, by dividing (a) the aggregate amount of Receivables which became Diluted Receivables during such Month by (b) the excess of the aggregate Outstanding Balance (in each case, at the time of creation) of all Receivables over the aggregate Outstanding Balance (in each case, at the time of creation) of all Tooling Receivables and Intercompany Receivables, in each case created during the second Month immediately preceding such Month.

            "Dilution Reserve" means, on any date, an amount equal to:

                        DP x NRPB

            where:

            DP   = the Dilution Percentage on such date.

            NRPB = the Net Receivables Pool Balance on such date.

            "Dilution Volatility Ratio" means, as of any date, a ratio (expressed as a percentage) equal to the product of (a) the highest of the Two Month Average Dilution Ratios calculated for each of the twelve most recently ended Months minus the average of the Two Month Average Dilution Ratios for each of the twelve most recently ended Months, and (b) a ratio calculated by dividing the highest of the Two Month Average Dilution Ratios calculated for each of the twelve most recently ended Months by the average of the Two Month Average Dilution Ratios for each of the twelve most recently ended Months.

            "Disbursement Agent" means initially Citibank, N.A. or any of its successors and assigns in accordance with this Agreement.

            "Disbursement Agent Accounts" has the meaning specified in Section 6.09(c).

            "Disbursement Agent's Account" has the meaning specified in Section 6.09(a).

            "Disbursement Agent's Fee" has the meaning specified in Section
12.05.

            "Disbursement Agent's Fee Letter" means that certain Schedule of Fees for Services as Trustee & Paying Agent, dated October 15, 2004, between the Parent and the Disbursement Agent relating to the Disbursement Agent's Fee and other matters, as the same may be amended, modified or restated from time to time.

            "Distribution Date" means (a) at any time other than during a Daily Reporting Period or Weekly Reporting Period, the second Business Day after each Determination Date, and (b) at any time during a Daily Reporting Period or Weekly Reporting Period, the fifth Business Day of each Month (which such day is also a Payment Date).

            "E-Mail Report" has the meaning specified in Section 6.02(g).

            "Eligible Assignee" means (a) with respect to the Group which includes CAFCO, (i) CNAI or any of its Affiliates, (ii) any Person managed by Citibank, CNAI or any of their Affiliates or (iii) any financial or other institution acceptable to the Investor Agent for such Group, (b) with respect to any other Group, (i) the Related Bank for such Group or any of its Affiliates,
(ii) any Person managed by the Related Bank for such Group or any of its Affiliates or (iii) any financial or other institution acceptable to the Investor Agent for such Group, and (c) with respect to any Person, any other Investor or Bank; provided, that in each case of clauses (a)(iii) and (b), the senior long-term unsecured debt rating by S&P or Moody's of any such assignee must be at least equal or better than such rating by S&P or Moody's of the assignor; provided, further, that in the case of clauses (a)(iii) and (b)(iii) above, the relevant financial or other institution must also be approved by the Borrower (which approval by the Borrower shall not be unreasonably withheld or delayed and shall not be required if an Event of Termination or an Incipient Event of Termination has occurred and is continuing).

            "Eligible Institution" means a depository institution organized under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank authorized under any such laws), (a) whose senior long-term unsecured debt obligations are rated at least A- or better by S&P and A3 or better by Moody's, (b) which is subject to regulation regarding fiduciary funds on deposit substantially similar to 12 C.F.R. Section 9.10(b), if applicable, and (c) which has a combined capital and surplus of at least $100,000,000.

            "Eligible Investments" means book-entry securities entered on the books of the registrar of such securities and held in the name or on behalf of the Disbursement Agent, negotiable instruments or securities represented by instruments in bearer or registered form (registered in the name of the Disbursement Agent or its nominee) which evidence:

            (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the United States;

            (b) insured demand deposits, time deposits or certificates of deposit of any commercial bank that (i) is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated, at the time of the investment or contractual commitment to invest therein, as described in clause (d), (iii) is organized under the laws of the United States or any state thereof and (iv) has combined capital and surplus of at least $500,000,000;

            (c) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (a) and (b) above entered into with any bank of the type described in clause (b) above;

            (d) commercial paper (maturing no later than the Business Day prior to the first Regular Payment Date or Distribution Date following the date of purchase) having, at the time of the investment or contractual commitment to invest therein, the highest short-term rating from each of S&P and Moody's; or

            (e) units of taxable money market funds (which may be 12b-1 funds, as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940), which funds have the highest rating available for such securities from S&P and Moody's or which have been designated in writing by S&P and Moody's as eligible investments.

            "Eligible Receivable" means, at any time, a Receivable:

                  (i) (A) the Obligor of which is a United States resident which is not a Governmental Entity, and is not an Affiliate of the Parent, any Originator, SPE I or Borrower, (B) the Obligor of which is a Governmental Entity within the United States but only to the extent that the aggregate Outstanding Balance of all Receivables of all Obligors that are Governmental Entities within the United States are not in excess of 2.0% of the aggregate Outstanding Balance of all Receivables or (C) the Obligor of which is a Canada resident which is not a Governmental Entity, and is not an Affiliate of the Parent, any Originator, SPE I or Borrower but only to the extent that the aggregate Outstanding Balance of all Receivables of all Obligors under this clause (C) are not in excess of 6.0% of the aggregate Outstanding Balance of all Receivables;

                  (ii) the Obligor of which, at the later of the date of this
            Agreement and the date such Receivable is created, is a Designated Obligor;

                  (iii) which is not a Defaulted Receivable;

                  (iv) the Obligor of which is not the Obligor of any Defaulted
            Receivables which in the aggregate constitute 15% or more of the aggregate Outstanding Balance of all Receivables of such Obligor;

                  (v) which has been billed and, according to the Contract
            related thereto, is required to be paid in full within 60 days of the original billing date therefor;

                  (vi) which is an obligation representing all or part of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended, and the nature of which is such that financing such Receivable with the proceeds of notes would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

                  (vii) which is an "account" or a "payment intangible" within the meaning of Article 9 of the UCC of the applicable jurisdictions governing the perfection of the security interest created by this Agreement in the Receivables;

                  (viii) which is denominated and payable only in United States dollars in the United States;

                  (ix) which arises under a Contract which, together with such
            Receivable, (A) is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable, (B) is not subject to any Adverse Claim or any dispute, offset, counterclaim or defense whatsoever (except the potential discharge in bankruptcy of such Obligor) and is not settled on a net basis, and (C) is governed by the laws of one of the United States of America or the provinces of Canada; provided, that if it is governed by the laws of a province of Canada, (1) such Receivable shall not be interest-bearing, (2) no withholding tax or other deductions shall be imposed by applicable law on such Receivable and
            (3) the Contract therefor shall not contain any prohibition or restriction on assignment unless the Obligor thereof has waived such prohibition or restriction in writing;

                  (x) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which none of the Borrower, SPE I, any Originator, the Servicer or the Obligor is in violation of any such law, rule or regulation in any material respect;

                  (xi) which arises under a Contract which does not contain an enforceable provision requiring the Obligor thereunder to consent to
            (A) the transfer, sale or assignment of the Obligor's payment obligation by the Originator pursuant to the Originator Purchase Agreement or by SPE I pursuant to the Secondary Purchase Agreement, or (B) the grant of a security interest therein pursuant to this Agreement;

                  (xii) which was generated in the ordinary course of the
            applicable Originator's business;

                  (xiii) which has not been extended, rewritten or otherwise modified from the original terms thereof (except as permitted by Section 6.02(c));

                  (xiv) the transfer, sale or assignment of which in accordance with the Transaction Documents does not contravene any applicable law, rule or regulation;

                  (xv) which satisfies all applicable requirements of the Credit and Collection Policy;

                  (xvi) which is not a Tooling Receivable; and

                  (xvii) as to which the applicable Originator has satisfied and fully performed all obligations required to be fulfilled by it and the applicable Originator is not a Defaulting Originator.

            "Enforceability Exceptions" means exceptions to the enforceability of an obligation arising under bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and general principles of equity (regardless of whether considered in a proceeding at equity or at law).

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Parent, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

            "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Parent or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Parent or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Parent or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by the Parent or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (h) the existence of any event or condition that could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

            "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Eurodollar Rate" means, for any Fixed Period for any Eurodollar Rate Tranche, an interest rate per annum equal to the rate per annum appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Telerate Service, or any successor to or substitute for such Telerate Service, providing rate quotations comparable to those currently provided on such page of such Telerate Service, as determined by the Program Agent from time to time for purpose of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Fixed Period, as the rate for dollar purchases with a maturity comparable to such Fixed Period. In the event such rate is not available at such time for any reason, then the "Eurodollar Rate" with respect to such Eurodollar Rate Tranche for such Fixed Period shall be the rate rounded upwards, if necessary, to the next 1/100 of 1% at which dollar deposits of $5,000,000 and for a maturity comparable to such Fixed Period are offered by the principal office of the applicable Bank (based on whether such Eurodollar Rate Tranche is funded by a member of the Group which includes such Bank) in London, England in immediately available funds in the London interbank market at 11:00 A.M. (London Time) two Business Days before the commencement of such Fixed Period.

            "Eurodollar Rate Reserve Percentage" of any Investor or Bank for any Eurodollar Rate Tranche means the reserve percentage applicable two Business Days before the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Investor or Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Fixed Period.

            "Eurodollar Rate Tranche" means all or a portion of an Advance which bears interest at a rate per annum determined on the basis of the Eurodollar Rate.

            "Event of Termination" has the meaning specified in Section 7.01.

            "Excess Interest" means, in respect of Cash Secured Advances at any time, the excess of (a) the aggregate unpaid accrued interest on the Cash Secured Advances at such time over (b) the aggregate interest, dividends and any net investment gains received by the Disbursement Agent in respect of the Cash Collateral and available for withdrawal from the Collateral Advance Account at such time.

            "Facility Amount" means $75,000,000, as such amount may be (i) increased pursuant to a written agreement between the Borrower and the Program Agent or (ii) reduced pursuant to the immediately succeeding sentence or Section 2.01(b). In the event that the Facility Termination Date shall occur solely under clause (d) of such defined term, then on such Facility Termination Date the Facility Amount shall be reduced by the aggregate Bank Commitments of the Banks in the Group for which such Facility Termination Date has occurred (as such Bank Commitments were in effect immediately prior to such Facility Termination Date). References to the unused portion of the Facility Amount shall mean, at any time, the Facility Amount, as then reduced pursuant to Section 2.01(b), minus the then Facility Principal under this Agreement.

            "Facility Principal" means, at any time, the aggregate outstanding Principal of Advances under this Agreement.

            "Facility Termination Date" means the earliest of (a) December 3, 2007, (b) the date determined pursuant to Section 7.01 or (c) the date the Facility Amount permanently reduces to zero pursuant to Section 2.01(b), and (d) the date (which shall correspond to the date in clause (a) of the definition of Commitment Termination Date as in effect from time to time) the Asset Purchase Agreement of any Bank expires without being renewed or replaced (provided that, under this clause (d), the Facility Termination Date shall occur solely with respect to the Investors and Banks in such Bank's Group).

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the relevant Investor Agent from three Federal funds brokers of recognized standing selected by it.

            "Fee Agreement" has the meaning specified in Section 2.05(b).

            "Fees" has the meaning specified in Section 2.05(b).

            "Financial Covenant Effective Date" has the meaning specified in
Section 5.01(q).

            "Financial Covenants" has the meaning specified in Section 5.01(q).

            "Financial Officer" means the chief financial officer, principal accounting officer, treasurer, vice president of financial accounting or controller of the relevant Person.

            "Fixed Period" means, with respect to any Rate Tranche:

            (a) in the case of any Fixed Period for any CP Rate Tranche or Base Rate Tranche, the period commencing on the date of this Agreement and ending on the last day of the Month in which this Agreement is executed and thereafter a period from the first day of each Month to the last day of such Month; and

            (b) in the case of any Fixed Period for any Eurodollar Rate Tranche, each successive period commencing on the date of this Agreement and ending on the last day of the Month in which this Agreement is executed, and, thereafter, a period from the first day of each Month to the last day of such Month; provided, however, that the initial Eurodollar Rate Tranche Fixed Period following the sale by an Investor to its Related Bank of its interest in Advances pursuant to an Asset Purchase Agreement shall commence on the third Business Day following such sale and end on the last day of the Month in which such sale occurred.

            "Funds Transfer Letter" means a letter in substantially the form of Annex G hereto executed and delivered by the Borrower to the Program Agent and the Investor Agents, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

            "GAAP" means generally accepted accounting principles in the United States.

            "Governmental Entity" means the United States of America, any state, any political subdivision of a state and any agency or instrumentality of the United States of America or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Group" means (a) with respect to CAFCO, its Investor Agent, its Related Banks and CAFCO, and (b) with respect to each other Investor, such Investor, its Investor Agent and its Related Banks.

            "Guarantee" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to Debt of another Person (or with respect to any trade payables, not constituting Debt, of a foreign Subsidiary of such Person), if the purpose or intent of such Person in incurring the Guarantee is to provide assurance to the obligee of such Debt (or such trade payables) that such Debt (or trade payables) will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Debt (or such trade payables) will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Debt of another Person (or such trade payables) and
(b) any liability of such Person for Debt of another Person (or such trade payables) through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Debt (or such trade payables) or any security therefor, or to provide funds for the payment or discharge of such Debt (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by another party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt (or such trade payables) against loss or
(v) to supply funds to, or in any other manner invest in, such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under clause (i), (ii), (iii), (iv) or (v) above the primary purpose or intent thereof is to provide assurance that Debt of another Person (or such trade payables) will be paid or discharged, that any agreement relating thereto will be complied with or that any holder of such Debt (or such trade payables) will be protected (in whole or in part) against loss in respect thereof. The amount of any Guarantee shall be equal to the amount of the Debt (or such trade payables) so guaranteed or otherwise supported.

            "Hedging Agreement" means any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

            "HLIOC" has the meaning specified in the preamble.

            "Incipient Event of Termination" means an event that but for notice or lapse of time or both would constitute an Event of Termination; provided, however, that an Incipient Event of Termination shall not become an Event of Termination until the grace period applicable thereto, if any, shall have passed.

            "Indemnified Amounts" has the meaning specified in Section 6.07.

            "Indemnified Party" has the meaning specified in Section 6.07.

            "Indenture" means that certain Indenture dated as of June 3, 2003, between HLIOC and U.S. Bank National Association, as trustee, as amended, restated, supplemented and otherwise modified from time to time.

            "Independent Director" means, a Person who (a) is not a stockholder, director, officer, employee or associate, or any relative of the foregoing, of any Other Company, (b) has (i) prior experience as an independent director for a corporation whose Charter Documents required the unanimous consent of all independent directors or managers, as applicable, thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities, and (c) is otherwise reasonably acceptable to the Program Agent.

            "Initial Advance" has the meaning specified in Section 3.02.

            "Intercompany Receivable" means Receivables for which the Obligor thereof is any Originator, the Parent or an Affiliate of the Borrower, SPE I, any Originator or the Parent.

            "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of the date hereof by and among the Program Agent, SPE I, the Borrower, the Parent, the Originators, and Citicorp North America, Inc., as the same may be amended, restated, supplemented or otherwise modified from time to time.

            "Investor" means CAFCO and all other owners by assignment or otherwise of an Advance originally made by CAFCO, and, to the extent of the undivided interests so purchased, shall include any participants.

            "Investor Agent" means (a) with respect to CAFCO and its Related Banks, CNAI or any successor investor agent designated by such parties, and (b) with respect to any other Investor and its Related Banks, any investor agent designated by such parties.

            "Investor Agent's Account" means (a) with respect to CAFCO and its Related Banks, the special account (ABA # 021000089, account number 40636695, account name: CAFCO Redemption Account) of their Investor Agent maintained at the office of Citibank at 399 Park Avenue, New York, New York, or such other account as such Investor Agent shall designate in writing to the Borrower, the Servicer and the Program Agent, and (b) with respect to each other Investor and its Related Banks, such account of their Investor Agent designated as such in the applicable Assignment and Acceptance, or in each case, such other account as such Investor Agent shall designate in writing to the Borrower, the Servicer and the Program Agent.

            "Investor Facility Amount" means (a) with respect to the Group consisting of CAFCO and its Related Banks, $75,000,000 or such higher amount as may be agreed to in writing from time to time between the Borrower and the Investor Agent for such Group, and (b) with respect to any other Group, the amount designated as the Investor Facility Amount in such Group's Assignment and Acceptance. Any reduction (or termination) of the Facility Amount pursuant to the terms of this Agreement shall reduce ratably (or terminate) each Group's Investor Facility Amount.

            "Investor Rate" means for any Fixed Period and the related Advance:

            (a) with respect to CAFCO, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such Investor from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those Promissory Notes issued by such Investor that are allocated, in whole or in part, by such Investor's Investor Agent (on behalf of such Investor) to fund or maintain such Advance during such Fixed Period as determined by such Investor Agent (on behalf of such Investor) and reported to the Borrower, the Program Agent and, if the Servicer is not the Borrower, the Servicer, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such Promissory Notes, to the extent such commissions are allocated, in whole or in part, to such Promissory Notes by such Investor Agent (on behalf of such Investor); provided, however, that (i) if any component of such rate is a discount rate, in calculating the "Investor Rate" for such Fixed Period such Investor Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; (ii) the Investor Rate with respect to Advances funded by CAFCO's Participants shall be the same rate as in effect from time to time on Advances or portions thereof that are not funded by one of its Participants; and (iii) if all of the Advances maintained by CAFCO are funded by its Participants, then the Investor Rate shall be CAFCO's pool funding rate in effect from time to time for its largest size pool of transactions which settles monthly; and

            (b) with respect to any other Investor, the per annum interest rate specified in such Investor's Assignment and Acceptance.

            "Liquidation Day" means, for any Rate Tranche, (a) each day during a Fixed Period for such Rate Tranche on which the conditions set forth in Section
3.02 are not satisfied, and (b) each day which occurs on or after the Termination Date for such Rate Tranche.

            "Liquidation Fee" means, for (a) any Fixed Period for any CP Rate Tranche during which a reduction of Principal is made for any reason on any day or (b) any Fixed Period for any Eurodollar Rate Tranche during which a reduction of Principal is made for any reason on any day other than the last day of such Fixed Period, the amount, if any, by which (A) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Fixed Period pursuant to the definition thereof) which would have accrued from the date of such repayment to the last day of such Fixed Period (or, in the case of clause (a) above, the maturity of the underlying commercial paper tranches) on the reductions of Principal of the Advance relating to such Fixed Period had such reductions remained as Principal, exceeds (B) the income, if any, received by the Investors or the Banks which hold such Advance from the investment of the proceeds of such reductions of Principal.

            "Lockbox" means a post office box administered by a Deposit Bank for the purpose of receiving Collections, which is the subject of a Deposit Account Agreement.

            "Loss Horizon Factor" means, as of any date, a ratio computed by dividing (a) the aggregate Outstanding Balance (in each case, at the time of creation) of all Receivables created by the Originators during the four most recently ended Months by (b) the Outstanding Balance of Receivables (other than Defaulted Receivables) as at the last day of the most recently ended Month.

            "Loss Percentage" means, as of any date, the greater of (a) the product of (i) two multiplied by (ii) the Loss Horizon Factor as of the last day of the most recently ended Month multiplied by (iii) the highest of the Loss Ratios for the twelve most recently ended Months and (b) four times the Normal Concentration Limit.

            "Loss-to-Liquidation Ratio" means the ratio (expressed as a percentage) computed as of the last day of each Month by dividing (a) the aggregate Outstanding Balance of all Receivables that were or, consistent with the Credit and Collection Policy, should have been written off during such Month by (b) the aggregate amount of Collections of Receivables received during such Month.

            "Loss Ratio" means, as of any date, the average of the ratios (each expressed as a percentage) for each of the three most recently ended Months computed for each such Month by dividing (a) the sum of the aggregate Outstanding Balance of Receivables which remain unpaid 91 days or more but not more than 120 days from the original due date (or otherwise would have been classified during such Month as Defaulted Receivables in accordance with clauses
(ii), (iii) or (iv) of the definition of "Defaulted Receivable") as at the last day of such Month plus (without duplication) write-offs during such Month of Receivables which remain unpaid less than 91 days from the original due date, by
(b) the aggregate Outstanding Balance (in each case, at the time of creation) of Receivables created during the fourth preceding Month; provided, that no Tooling Receivables or Intercompany Receivables shall be included in the foregoing calculation.

            "Loss Reserve" means, on any date, an amount equal to

                  LP x NRPB

            where:

                  LP   = the Loss Percentage on such date.

                  NRPB = the Net Receivables Pool Balance.

            "Material Adverse Change" means, with respect to any Person, a material adverse change in the business, assets, operations, property, prospects or other condition (financial or otherwise) of such Person or such Person and its Subsidiaries taken as a whole.

            "Material Adverse Effect" means a material adverse effect on (a) the collectibility of the Receivables, (b) the ability of the Borrower, the Servicer, the Parent, SPE I, or any Originator to perform any of its respective material obligations under the Transaction Documents to which it is a party, (c) the legality, validity or enforceability of the Transaction Documents (including, without limitation, the validity, enforceability or priority of the security interests granted hereunder or thereunder) or the rights of or benefits available to the Investor Agents, the Program Agent, the Investors or the Banks under the Transaction Documents or (d) the business, assets, operations, condition (financial or otherwise), property, or prospects of Borrower, SPE I, any Originator or the Parent and its Subsidiaries, taken as a whole.

            "Material Debt" means Debt of any one or more of the Parent and its Subsidiaries in an aggregate principal amount exceeding $17,500,000.

            "Month" means a calendar month.

            "Monthly Fluctuation Amount" means, as of any date, an amount equal to the product of (a) the average monthly decline (expressed as a percentage) during the most recent twelve (12) Months of those Months when the Outstanding Balance of Receivables declined from the prior Month and (b) the Net Receivables Balance at the time of the most recent computation of the Borrowing Base. If such time is during a Daily Reporting Period or Weekly Reporting Period, then the Monthly Fluctuation Amount will be zero.

            "Monthly Reporting Period" means any time during which the senior unsecured long-term debt rating of the Parent is rated at or above BBB- by S&P and Baa3 by Moody's.

            "Moody's" means Moody's Investors Service, Inc., and its successors.

            "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

            "Negotiation Date" has the meaning specified in Section 5.01(q).

            "Net Receivables Pool Balance" means at any time the Outstanding Balance of Eligible Receivables reduced by (without duplication) the sum of (a) the aggregate amount by which the Outstanding Balance of Eligible Receivables of each Obligor exceeds (i) in the case of each Obligor subject to a Special Concentration Limit, the product of (A) the Special Concentration Limit for such Obligor multiplied by (B) the Net Receivables Pool Balance, and (ii) in the case of all other Obligors, the product of (A) the Concentration Limit for such Obligor multiplied by (B) the Net Receivables Pool Balance, (b) the aggregate amount of Collections deposited in the Disbursement Agent's Account at such time for payment on account of any Eligible Receivables, the Obligor of which has not been identified, (c) the aggregate Outstanding Balance of all Eligible Receivables in respect of which any credit memo issued by the Originator or the Borrower is outstanding at such time to the extent Deemed Collections have not been paid pursuant to Section 2.03, (d) to the extent billed, sales or use taxes, (e) claims that are in the system that have yet to be billed, (f) potential set-off amounts representing amounts owed by an Originator or any of its Affiliates to an Obligor, and (g) amounts relating to the items listed in Schedule 1.01-5.

            "Normal Concentration Limit" has the meaning specified in the definition of "Concentration Limit".

            "Note" means a promissory note of the Borrower, in substantially the form of Annex I hereto, evidencing Advances.

            "Obligations" has the meaning specified in Section 2.11.

            "Obligor" means a Person obligated to make payments pursuant to a Contract.

            "Originator" means each of the Persons designated as such on
Schedule 1.01-4.

            "Originator Purchase Agreement" means the Purchase Agreement dated as of the date of this Agreement among the Originators, as sellers, and SPE I, as purchaser, as the same may be amended, restated, supplemented or otherwise modified from time to time.

            "Other Companies" means the Originators, Parent, SPE I and all of their respective Affiliates except the Borrower.

            "Other Costs" has the meaning specified in Section 11.04(c).

            "Other Legal Costs" has the meaning specified in Section 11.04(c).

            "Other Taxes" has the meaning specified in Section 2.10.

            "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

            "Parent" means Hayes Lemmerz International, Inc., a Delaware corporation.

            "Parent Undertaking (Servicer)" means the Undertaking Agreement dated as of the date hereof in favor of the Investors, the Banks and the Agents and relating to obligations of the Servicer, substantially in the form of Annex J hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

            "Parent Undertaking (Originators)" means the Undertaking Agreement dated as of the date hereof made by the Parent and HLIOC in favor of SPE I and relating to obligations of the Originators, substantially in the form of Annex K hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

            "Parent Undertakings" means the Parent Undertaking (Servicer) and the Parent Undertaking (Originators).

            "Participant" has the meaning assigned to such term in Section 11.03(h).

            "Payment Date" means (a) the fifth Business Day of each Month (the "Regular Payment Date"), and, (b) if any amounts required to be paid hereunder on such Regular Payment Date are not paid in the amount so required on such date, each subsequent Business Day until such amounts are paid in full.

            "Payment Direction" means, with respect to each Month, the certificate(s) prepared by the Servicer (or, following a Servicer Default, the Program Agent) as of the end of such Month (or such shorter period after the occurrence and during the continuance of an Event of Termination as the Program Agent or the Borrower may designate), substantially in the form of Annex F hereto, or in such other form as mutually agreed to by the Program Agent, the Disbursement Agent, the Servicer and the Borrower.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

            "Percentage" of any Bank means, (a) with respect to Citibank, the percentage set forth on the signature page to this Agreement, or such amount as reduced or increased by any Assignment and Acceptance entered into with an Eligible Assignee, and (b) with respect to a Bank that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank's Percentage, or such amount as reduced or increased by an Assignment and Acceptance entered into between such Bank and an Eligible Assignee.

            "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Entity.

            "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent or any ERISA Affiliate has any liability or is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

            "Pool Non-compliance Date" means any Business Day on which the Borrowing Base is less than an amount equal to (a) the Facility Principal minus
(b) the amount of Cure Funds then in the Cure Account.

            "Principal" means the original principal amount of an Advance by an Investor or a Bank pursuant to this Agreement, in each case reduced from time to time by Collections distributed (or, during the Term Period, deposited in the Collateral Advance Account) on account of Principal pursuant to Section 2.03; provided that if such Principal shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Principal shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

            "Process Agent" has the meaning specified in Section 11.10.

            "Program Agent" has the meaning specified in the preamble.

            "Promissory Notes" means, collectively, (i) promissory notes issued by CAFCO and (ii) participations sold by CAFCO pursuant to Section 11.03(h); provided that the term "Promissory Notes" shall not include the interests sold by CAFCO to a Bank or its designee under an Asset Purchase Agreement.

            "Purchase Agreements" means, collectively, the Originator Purchase Agreement and the Secondary Purchase Agreement.

            "Ratable Share" means, at any time in respect of any Bank, the percentage obtained by dividing the amount of such Bank's Bank Commitment at such time by the aggregate amount of the Bank Commitments of all the Banks in such Bank's Group at such time.

            "Rate Tranche" means a Base Rate Tranche, a CP Rate Tranche or a Eurodollar Rate Tranche.

            "Receivable" means all indebtedness and other obligations of an Obligor resulting from the provision or sale of goods or services by any Originator under a Contract (whether constituting an account, instrument, chattel paper, payment intangible or general intangible), including Tooling Receivables, and includes the right to payment of any interest, finance charges, rebates, administration fees, data fees, late payment charges, delinquency charges, extension or collection fees and all other obligations of such Obligor with respect thereto.

            "Receivable Turnover Days" means, on any date, an amount equal to

                        RPB x 30
                        ---
                        CO

            where:

                  RPB = the Outstanding Balance of Receivables minus unapplied cash and unapplied credit memos.

                  CO  = Collections received during the most recently ended
                        Month.

            "Register" has the meaning specified in Section 11.03(c).

            "Regular Payment Date" has the meaning specified in the defined term "Payment Date".

            "Related Bank" means (a) with respect to CAFCO, Citibank, each Bank which has entered into an Assignment and Acceptance with Citibank, and each assignee (directly or indirectly) of any such Bank, which assignee has entered into an Assignment and Acceptance, and (b) with respect to each other Investor, each Person designated in writing to the Program Agent as such Investor's "Related Bank", each Bank which has entered into an Assignment and Acceptance with such Related Bank, and each assignee (directly or indirectly) of any such Related Bank, which assignee has entered into an Assignment and Acceptance.

            "Related Security" means with respect to any Receivable:

                  (a) all of the Borrower's interest in goods, if any,
            (including returned goods) relating to any sale giving rise to such Receivable;

                  (b) all security interests or liens and property subject
            thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements filed against an Obligor describing any collateral securing such Receivable;

                  (c) guaranties, letters of credit, insurance and other
            agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

                  (d) the Contract and all other books, records and other
            information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights, subject to the rights of any licensors and to applicable law) relating to such Receivable or any other Related Security and the related Obligor;

                  (e) prepayment penalties, indemnities, warranties, insurance policies and proceeds and premium refunds thereof; and

                  (f) all proceeds of the foregoing.

            "Release" has the meaning specified in Section 2.03(b)(vii).

            "Required Investor Agents" means one or more Investor Agents, with respect to which the Related Banks have Percentages in the aggregate greater than 50.0%.

            "Responsible Official" means, when used with respect to the Disbursement Agent, any officer of such Person.

            "Revolving Period" means the period beginning on the date on which this Agreement becomes effective and terminating on the close of business on the Business Day immediately preceding the Termination Date for all Rate Tranches.

            "S&P" means Standard and Poor's, a division of The McGraw-Hill Companies, Inc., and its successors.

            "SEC" means the Securities and Exchange Commission.

            "Secondary Purchase Agreement" means the purchase agreement, dated as of the date of this Agreement, between SPE I, as a seller, and Borrower, as purchaser, as the same may be amended, restated, supplemented or otherwise modified from time to time.

            "Servicer" means at any time the Person then authorized pursuant to
Section 6.01 to administer and collect Receivables.

            "Servicer Default" means the occurrence of any of the following events with respect to the Servicer: (a) a proceeding of the type described in
Section 7.01(g) instituted by or against the Servicer (without giving effect to any grace period provided therein), (b) the failure of the Servicer to make any payment or deposit required to be made by it hereunder when due, (c) the Servicer shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Transaction Document on its part to be performed or observed and such failure remains unremedied for thirty days, (d) any representation or warranty made or deemed to be made by the Servicer under this Agreement, and Borrower Report, Daily Report, Payment Direction, Weekly Report or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, or (e) the occurrence of any Event of Termination under this Agreement.

            "Servicer Fee" has the meaning specified in Section 2.05(a).

            "Servicer Fee Percentage" means, on any date, an amount equal to:

                        SF x (RTD + CDP)
                        ----------------
                              360

            where:

                  SF  = the percentage per annum used in the calculation of the
                        Servicer Fee in effect on such date

                  RTD = the highest three-Month rolling average Receivable
                        Turnover Days as calculated as of the last day of the 12 most recently ended Months

                  CDP = the Collection Delay Period

            "Solvent" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its Debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur Debts or liabilities beyond such Person's ability to pay as such Debts and liabilities mature; (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital; and (e) such Person generally is not paying its Debts or liabilities as such Debts or liabilities become due. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "SOXA" means the Sarbanes-Oxley Act of 2002, as amended.

            "Special Concentration Limit" has the meaning specified in the definition of "Concentration Limit".

            "SPE I" means HL Funding I, LLC, a Delaware limited liability company.

            "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, trust or equivalent entity, whether voting or non-voting.

            "Subsidiaries" means any corporation or other entity of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower, an Originator, the Parent or SPE I, as the case may be, or one or more Subsidiaries, or by the Borrower, an Originator, Parent or SPE I, as the case may be, and one or more Subsidiaries.

            "Taxes" has the meaning specified in Section 2.10.

            "Term Period" means, for any Group, the period commencing on the Cash Secured Advance Commencement Date, if any, for such Group and ending on the Termination Date for all Rate Tranches for such Group.

            "Termination Date" for any Rate Tranche means (a) in the case of a Rate Tranche owned by an Investor, the earlier of (i) the Business Day which the Borrower or the Investor Agent for such Investor so designates by notice to the other (with a copy to the Program Agent, the other Investor Agents and the Disbursement Agent) at least one Business Day in advance for such Rate Tranche and (ii) the Facility Termination Date and (b) in the case of a Rate Tranche owned by a Bank, the earlier of (i) the Business Day which the Borrower so designates by notice to the Program Agent, the Investor Agents and the Disbursement Agent at least one Business Day in advance for such Rate Tranche and (ii) the Commitment Termination Date.

            "Term-Out Bank" means any Bank which is a member of a Group for which the Term Period has commenced.

            "Tooling Receivable" means an obligation of any Person to pay for
(i) tooling or equipment purchased or built by an Originator for the purpose of manufacturing products for such Person or (ii) services rendered in connection with building tooling for the purposes of manufacturing products for such Person, including in each case, the right to payment of any interest, sales taxes, finance charges, returned check or late charges and other obligations of such Person with respect thereto.

            "Transaction Document" means any of this Agreement, the Purchase Agreements, the Parent Undertakings, the Intercreditor Agreement, the Deposit Account Agreements, the Account Control Agreements, the Fee Agreement, the Disbursement Agent's Fee Letter, each Assignment and Acceptance, each Borrower Report, each Weekly Report, each Payment Direction, each Daily Report, all other agreements and documents delivered and/or related hereto or thereto, as each may be amended, restated, supplemented and otherwise modified from time to time.

            "Transfer Event Date" means the day following delivery by the Program Agent to any Deposit Bank or other bank or financial institution at which any Deposit Account, Lockbox, Borrower's Account or other deposit account in the name of the Borrower is held, of written notice that such Deposit Bank or other bank or financial institution shall remit all amounts deposited in the applicable Deposit Account, Lockbox, Borrower's Account or deposit account directly to the Disbursement Agent's Account or as otherwise designated by the Program Agent and shall not follow the instructions of Servicer, Borrower, or any other Person, which notice may only be given by the Program Agent at any time during (a) the occurrence and continuation of a Servicer Default, an Incipient Event of Termination or an Event of Termination, or (b) which the Parent ceases to have a senior unsecured long-term debt rating of at least BB+ by S&P and Ba1 by Moody's.

            "Transferred Assets" means all Receivables, Related Security, Collections, Deposit Accounts, Lockboxes and all proceeds of the foregoing.

            "Two Month Average Dilution Ratio" means, as of the last day of any Month, the arithmetic average of the Dilution Ratios for such Month and the immediately preceding Month.

            "UCC" means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

            "Voting Stock" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

            "Weekly Report" means a report in substantially the form of Annex H hereto and containing such additional information as Program Agent may reasonable request from time to time, furnished by the Servicer, pursuant to
Section 6.02(g), or in such other form as mutually agreed to by the Program Agent, the Disbursement Agent, the Servicer and the Borrower.

            "Weekly Reporting Period" means any time (a) during which both (i) the senior unsecured long-term debt rating of the Parent is rated below BBB- by S&P or Baa3 by Moody's or the Parent ceases to have a published senior unsecured long-term debt rating by S&P or Moody's and (ii) the Facility Principal is equal to or less than 50% of the lesser of (A) the Facility Amount then in effect and
(B) the Borrowing Base, or (b) that is not during a Daily Reporting Period and the Borrower or Servicer has designated to the Program Agent in writing as a "Weekly Reporting Period".

            "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

            "Yield" means for each Rate Tranche for each Fixed Period:

                  (a) for each day during each Fixed Period to the extent an
            Investor will be funding its portion of such Rate Tranche through the issuance of Promissory Notes, commercial paper or other promissory notes, as the case may be,

                  IR x P x ED + LF
                           ---
                          360

                  (b) for each day during such Fixed Period to the extent (i) an
            Investor will not be funding its portion of such Rate Tranche through the issuance of Promissory Notes, commercial paper or other promissory notes, as the case may be, or (ii) a Bank will be funding its portion of such Rate Tranche,

                  AR x P x ED + LF
                           --
                          360

            where:

                  AR = the Assignee Rate for such portion of such Rate Tranche for such Fixed Period.

                  ED = the actual number of days elapsed during such portion of such Fixed Period.

                  IR = the Investor Rate for such portion of such Rate Tranche for such Fixed Period.

                  LF = the Liquidation Fee, if any, for such portion of such Rate Tranche for such Fixed Period.

                  P  =   the Principal (or portion thereof allocated to such
                         Rate Tranche) during such Fixed Period.

provided that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and provided further that Yield for any Rate Tranche shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason and provided, further, should an Event of Termination occur and be continuing, Yield shall be at a rate equal to 2% per annum above the Alternate Base Rate.

            "Yield and Fee Reserve" means, on any date, an amount equal to

                  AUYF + (FP x YFRP) + (SF x OB) + DAF

            where:

                  AUYF = accrued and unpaid Yield, Servicer Fee,
                         Disbursement Agent Fee and Fees on such date.

                  SF   = the Servicer Fee Percentage.

                  FP   = the Facility Principal at the close of business of the
                         Servicer on such date.

                  OB   = the Outstanding Balance of all Receivables, at the end
                         of the most recently ended Month.

                  YFRP = the Yield and Fee Reserve Percentage on such date.

                  DAF  = the Disbursement Agent Fee calculated as the product of
                         (a) the annual Disbursement Agent Fee and (b) the fraction (expressed as a percentage), (i) the numerator of which is the sum of (x) the RTD plus (y) the Collection Delay Period, and (ii) the denominator of which is 360.

                  RTD  = the highest three-Month rolling average Receivable
                         Turnover Days as calculated as of the last day of the twelve most recently ended Months.

            "Yield and Fee Reserve Percentage" means, on any date, a percentage equal to

                        1.5 x (AER + PF) x (RTD + CDP)
                        ------------------------------
                                  360

                  where:

                  AER  = the one-Month Adjusted Eurodollar Rate in effect on such date plus the then Applicable Margin.

                  PF   = the Program Fee (as defined in the Fee Agreement), in
                         effect on such date.

                  RTD  = the highest three-Month rolling average Receivable
                         Turnover Days as calculated as of the last day of the twelve most recently ended Months.

                  CDP  = the Collection Delay Period

            "Yield/Fee Account" has the meaning specified in Section 6.09(b).

      SECTION 1.02. Other Terms and Constructions. Under this Agreement, all accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all accounting determinations made and all financial statements prepared hereunder shall be made and prepared in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. The words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended, modified or supplemented and not to any particular section, subsection, or clause contained in this Agreement, and all references to Sections, Annexes and Schedules shall mean, unless the context clearly indicates otherwise, the Sections hereof and the Annexes and Schedules attached hereto, the terms of which Schedules are hereby incorporated into this Agreement. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience and do not define, limit, construe or describe the scope or intent of the provisions of this Agreement. Each of the definitions set forth in Section 1.01 hereof shall be equally applicable to both the singular and plural forms of the defined terms.

      SECTION 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES

      SECTION 2.01. Loan Facility.

            (a) On the terms and conditions hereinafter set forth, CAFCO and each other Investor may, in its sole discretion, ratably in accordance with the Investor Facility Amount of its Group make loans (the "Advances"), and, if and to the extent CAFCO or any other Investor does not make an Advance, the Related Banks for such Investor shall, ratably in accordance with their respective Bank Commitments, make Advances to the Borrower from time to time during the period from the date hereof to and including the Facility Termination Date (in the case of the Investors) and to and including the Commitment Termination Date (in the case of the Banks). Under no circumstances shall the Investors make any such Advance, or the Banks be obligated to make any such Advance, if after giving effect to such Advance the Facility Principal would exceed the lesser of (i) the Borrowing Base and (ii) the Facility Amount.

            (b) The Borrower may at any time upon at least five Business Days' notice to the Agents, terminate the facility provided for in this Agreement in whole or, from time to time, reduce in part the unused portion of the Facility Amount; provided that each partial reduction shall be in the amount of at least $1,000,000 or an integral multiple thereof.

            (c) On the Cash Secured Advance Commencement Date for any Group, each Bank in such Group shall, and severally agrees to, make an advance to the Borrower in U.S. Dollars in an amount equal to the excess of (i) such Bank's Bank Commitment over (ii) the unpaid Principal amount of Advances held by such Bank on such date (including Advances purchased or to be purchased on such date pursuant to the Asset Purchase Agreement to which such Bank is a party), and such Bank shall make such advance by causing an amount equal to such advance to be deposited in same day funds into the Collateral Advance Account.

      SECTION 2.02. Making Advances.

            (a) Each Advance by any of the Investors or the Banks shall be made on at least three Business Days' notice from the Borrower to the Program Agent and each Investor Agent, provided that Advances shall be made not more than six
(6) times in any Month. Each such notice of an Advance shall specify (i) the amount requested to be paid to the Borrower (such amount, which shall not be less than $1,000,000, being referred to herein as the initial "Principal" of the Advance then being made), (ii) the allocation of such amount among each of the Groups (which shall be proportional to the Investor Facility Amount of each Group), and (iii) the date of such Advance (which shall be a Business Day). Each Investor shall promptly notify the Program Agent whether such Investor has determined not to make the requested Advance on the terms specified by the Borrower. The Program Agent shall promptly thereafter notify the Borrower whether the Investors have determined not to make the requested Advance. All Advances by members of each Group shall be evidenced by a Note to the order of the Investor Agent for such Group.

            If any Investor has determined not to make the entire amount of a proposed Advance requested to be made by it, the Investor Agent for such Investor shall promptly send notice of the proposed Advance to all of the Related Banks for such Investor concurrently by telecopier, telex or cable specifying the date of such Advance, the aggregate amount of Principal of each Advance to be made by such Related Banks (which amount shall be equal to the portion of the initial Principal requested to be funded by such Investor, which such Investor determined not to fund), each such Related Bank's portion thereof (determined ratably in accordance with its respective Bank Commitment), whether the Yield for the Fixed Period for such Advance is calculated based on the Eurodollar Rate (which may be selected only if such notice is given at least three Business Days prior to the date of such Advance) or the Alternate Base Rate, and the duration of the Fixed Period for such Rate Tranche (which shall be one day if the Borrower has not selected another period and such Advance is to be funded at the Alternate Base Rate); provided, however, that during the Term Period for any Group, each Bank in such Group shall, at least two Business Days prior to the date of such Advance, instruct the Program Agent to provide written instruction to the Disbursement Agent to wire (or otherwise transfer in immediately available funds) on the date of such Advance to the Borrower at the Borrower's Account such Bank's Ratable Share of the amount of the Principal of the Advances to be made by such Group out of the funds available therefor in the Collateral Advance Account.

            (b) On the date of each such Advance, the applicable Investors and/or Banks, as the case may be, shall, upon satisfaction of the applicable conditions set forth in this Article II and Article III, make available to the Borrower in same day funds, at the account set forth in the Funds Transfer Letter, an aggregate amount equal to the initial Principal of such Advance; provided, however, if such Advance is being made by the applicable Banks following the designation by the Investor Agent for an Investor of a Termination Date for an Advance owned by such Investor pursuant to clause (a)(i) of the definition of Termination Date and any Principal of such Advance is outstanding on the date of the requested Advance, the Borrower hereby directs the applicable Banks to pay the proceeds of such Advance (to the extent of the outstanding Principal and accrued Yield on such Advance of such Investor) to the relevant Investor Agent's Account, for application to the reduction of the outstanding Principal and accrued Yield on such Advance of such Investor; provided, further, however, that during the

Term Period for any Group, after receipt by the Program Agent of the instruction from each Bank in such Group referred to in the proviso to the last sentence of
Section 2.02(a) and upon fulfillment of the applicable conditions set forth in
Article III, the Program Agent shall notify the Disbursement Agent of the date and amount of such Advance and shall direct the Disbursement Agent to wire (or otherwise transfer in immediately available funds) to the Borrower at the Borrower's Account such Bank's Ratable Share of such Group's amount of such Advance, and after receipt by the Disbursement Agent of such direction from the Program Agent, the Disbursement Agent shall wire (or otherwise transfer in immediately available funds) to the Borrower by deposit to the Borrower's Account each such Bank's Ratable Share of such Group's amount of such Advance solely out of the funds available therefor in the Collateral Advance Account, and upon such deposit each such Bank will be deemed to have paid to the Borrower such Bank's Ratable Share of such Group's amount of the Principal of the Advance being made for all purposes of this Agreement.

            (c) Notwithstanding the foregoing, (i) no Investor shall make an Advance under this Section 2.02 at any time in an amount which would exceed the Investor Facility Amount of such Investor's Group and (ii) a Bank shall not be obligated to make Advances under this Section 2.02 at any time in an amount which would exceed such Bank's Bank Commitment less the sum of (A) the aggregate outstanding and unpaid amount of any Advances made by such Bank under such Bank's Asset Purchase Agreement plus (B) such Bank's ratable share of the aggregate outstanding portion of Principal held by the Investor in such Bank's Group (whether or not any portion thereof has been assigned under an Asset Purchase Agreement), after giving effect to reductions of the Principal held by the Investor in such Bank's Group to be made on the date of such Advance (whether from the distribution of Collections or from the proceeds of Advances by such Bank). Each Bank's obligation shall be several, such that the failure of any Bank to make available to the Borrower any funds in connection with any Advance shall not relieve any other Bank of its obligation, if any, hereunder to make funds available on the date of such purchase, but no Bank shall be responsible for the failure of any other Bank to make funds available in connection with any Advance.

      SECTION 2.03. Settlement Procedures. Notwithstanding anything herein to the contrary, this Section 2.03 shall only be effective from and after the making of the Initial Advance.

            (a) Deposits Into The Disbursement Agent's Account. On each Business Day, prior to 2 P.M. (New York City time), the Servicer shall transfer all Collections on deposit in the Deposit Accounts to the Disbursement Agent's Account, and the Borrower shall, or shall cause the Servicer to, transfer to the Disbursement Agent's Account all Deemed Collections received from an Originator or SPE I.

            (b) Disbursement Agent's Account Disbursements During Revolving Period. On each Business Day during the Revolving Period, prior to 5 P.M. (New York City time) the Disbursement Agent shall (subject to Section 2.03(i), based solely on the report or certificate described with respect to each item below), from funds on deposit in the Disbursement Agent's Account, at such time and in the following order:

                  (i) first, if a Pool Non-compliance Date shall have occurred and be continuing, deposit to the Cure Account an amount such that the Facility Principal (less an amount equal to the Cure Funds then in the Cure Account) equals the Borrowing Base (as such Pool Non-compliance Date and such amount is identified in the most recently delivered Applicable Report);

                  (ii) second, if such Business Day is a Payment Date, pay to the Yield/Fee Account an amount equal to the unpaid fees, expenses and disbursements owed or reimbursable under the Transaction Documents actually incurred by the Disbursement Agent (as certified in reasonable detail to the Servicer in writing by the Disbursement Agent);

                  (iii) third, if such Business Day is a Deposit Date or Payment Date, deposit to the Yield/Fee Account an amount equal to (as such amount is identified in the most recently delivered Payment Direction) the sum of (x) the amount of accrued Yield and other Fees for each Fixed Period ending on or before the last day of the most recently ended Month, plus (y) during the Term Period for any Group, the Excess Interest accrued through the last day of the most recently ended Month in respect of all Cash Secured Advances, in each case to the extent the same has not been previously so deposited in the Yield/Fee Account;

                  (iv) fourth, if the Servicer is not an Originator or one of its Affiliates and if such Business Day is a Payment Date, set aside and hold in the Yield/Fee Account, in trust for such Servicer, the accrued and unpaid Servicer Fee (as such amount is identified in the most recently delivered Payment Direction);

                  (v) fifth, if any Obligations (other than Advances, Yield, Fees, the Disbursement Agent's Fees and expenses and the Servicer Fee) are then due and payable by Borrower to any Beneficiary, Affected Person or Indemnified Party, pay to each such Beneficiary, Affected Person or Indemnified Party (ratably in accordance with the amounts owing to each), the Obligations so due and payable (as identified in accordance with Section 2.03(g));

                  (vi) sixth, if the Servicer is an Originator or one of its Affiliates and if such Business Day is a Distribution Date, set aside and hold in the Disbursement Agent's Account, in trust for the Servicer, the accrued and unpaid Servicer Fee (as such amount is identified in the most recently delivered Applicable Report); and

                  (vii) seventh, remit any remaining Collections to the Borrower for application in accordance with Section 2.03(h) below (any such remittance, a "Release"); provided, that if the conditions precedent for such Release set forth in Section 3.02 are not satisfied, the Disbursement Agent shall retain such Collections in the Disbursement Agent Account for application on the next Business Day in accordance with this Section 2.03 or Section 2.04, as applicable; provided further that the Borrower may instruct the Servicer to direct the Disbursement Agent to hold in the Disbursement Agent's Account all or a portion of the Collections otherwise to be Released for application on the next Business Day in accordance with this Section 2.03 or Section 2.04.

            (c) Disbursement Agent's Account Disbursements During Amortization Period. On each Business Day during the Amortization Period, prior to 5 P.M. (New York City Time) the Disbursement Agent shall, from funds on deposit in the Disbursement Agent's Account, at such time and in the following order:

                  (i) set aside and hold in the Disbursement Agent's Account, in trust for the Beneficiaries and the Servicer (only with respect to the amounts attributable to the Servicer Fee), all of the Collections until payment in full of the Obligations (the date of which Program Agent shall notify the Disbursement Agent in writing) for disbursement in accordance with Section 2.04(c); and

                  (ii) after the Facility Termination Date and payment in full of the Obligations, deposit to the Borrower's Account the remainder of such Collections.

            (d) Disbursements from Cure Account During Revolving Period.

                  (i) On any Business Day during the Revolving Period, the Borrower may instruct the Disbursement Agent by an officer's certificate delivered to the Disbursement Agent by 1 P.M. (New York City time) to, and the Disbursement Agent shall, transfer to the Borrower's Account Cure Funds, if any, held in the Cure Account; provided that such officer's certificate shall state that (A) the conditions precedent for a Release are satisfied under Section 3.02 and (B) after taking account of such requested withdrawal, the Borrowing Base on such day is equal to or greater than the Facility Principal (less an amount equal to the Cure Funds that will be in the Cure Account immediately following such withdrawal) and shall set forth the calculation supporting such statement;

                  (ii) On any Business Day during the Revolving Period, the Borrower may, upon at least two Business Days' prior notice to the Agents (but, in no event more than once in any calendar week after taking into consideration any payment made pursuant to the first clause of Section 2.04(b)(i)), instruct the Disbursement Agent by an officer's certificate delivered to the Disbursement Agent by 1 P.M. (New York City time) to distribute Cure Funds in the Cure Account, and the Disbursement Agent shall transfer from the Cure Account to the Investor Agent's Accounts for the ratable payment of the Facility Principal to the relevant Investors and Banks, the amount set forth in such certificate; and

                  (iii) On each Distribution Date during the Revolving Period, the amounts on deposit in the Cure Account shall be disbursed in accordance with
Section 2.04(b) or (c), as applicable.

            (e) Allocation of Collections.

                  (i) If on any day any Receivable becomes (in whole or in part) a Diluted Receivable, the Borrower shall be deemed to have received on such day a Collection of such Receivable in the amount of such Diluted Receivable;

                  (ii) If on any day any of the representations or warranties contained in Section 4.01(h) is no longer true with respect to any Receivable, the Borrower shall be deemed to have received on such day a Collection of such Receivable in full;

                  (iii) Except with respect to Deemed Collections, or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivables shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables; and

                  (iv) If and to the extent the Program Agent or any of the Investor Agents, the Investors or the Banks shall be required for any reason to pay over to an Obligor any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Borrower and, accordingly, the Program Agent or such Investor Agent, the Investors or the Banks, as the case may be, shall have a claim against the Borrower for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

            (f) Required Payment of Yield, Fees and Other Obligations.

                  (i) To the extent that as of any Regular Payment Date the amounts deposited to the Yield/Fee Account with respect to any Fixed Period are insufficient to pay all the accrued but unpaid Yield, Fees, and Excess Interest, the Borrower shall be obligated to pay to the Program Agent on the Regular Payment Date, for the account of the Investors, the Banks, the Investor Agents and the Program Agent, an amount equal to the balance of such accrued and unpaid amounts by deposit of such amount to the Disbursement Agent's Account. The Disbursement Agent shall deposit such funds into the Yield/Fee Account and shall subsequently distribute such funds as set forth in Section 2.04(a) or (c), as applicable.

                  (ii) To the extent that as of any Payment Date the amounts deposited to the Disbursement Agent's Account with respect to any Fixed Period are insufficient to pay all the accrued but unpaid Disbursement Agent's Fee, Disbursement Agent's expenses and (if payable to a Servicer other than an Originator or one of its Affiliates) Servicer Fee, the Borrower shall be obligated to pay to the Disbursement Agent's Account for the benefit of the Disbursement Agent and the Servicer (if applicable), an amount equal to the balance of such accrued and unpaid amounts by deposit of such amount to the Disbursement Agent's Account. The Disbursement Agent shall deposit such funds into the Yield/Fee Account and shall subsequently distribute such funds as set forth in Section 2.04(a) or (c), as applicable.

            (g) Disbursement Instructions and Invoice With Respect to Yield and Fees. Allocation of any amounts towards payments to be made pursuant to Section 2.03(b)(v) above shall be subject to the receipt by the Disbursement Agent of at least one Business Day's prior notice thereof from the Program Agent. Within one Business Day after the end of each Fixed Period, each Investor Agent shall furnish the Borrower, the Servicer, the Program Agent and the Disbursement Agent with an invoice setting forth the amount of the accrued and unpaid Yield and Fees for such Fixed Period with respect to the unpaid Advances held by the Investors and the Banks in such Investor Agent's Group.

            (h) Borrower Disbursements. Any Collections remitted to the Borrower pursuant to Section 2.03(b)(vii) and Section 2.04(b)(iv) shall be applied by the Servicer, on behalf of the Borrower: (i) first, if so requested by the Borrower, to pay or prepay (or set aside for the payment or prepayment of ) Advances, (ii) second, to pay the purchase price for Transferred Assets to be acquired by the Borrower from SPE I on such day under the Secondary Purchase Agreement, (iii) third, to repay the principal of, and accrued and unpaid interest on, the Subordinated Note, and (iv) fourth, in such other manner as the Borrower may specify and that is not prohibited by the terms of the Facility Documents.

            (i) Directions to Disbursement Agent. Notwithstanding anything to the contrary set forth in this Section 2.03, each of the parties hereto agrees that the Disbursement Agent shall follow, and shall be entitled to rely on, any written instructions delivered by the Program Agent with respect to disbursements to be made pursuant to this Section 2.03 notwithstanding any contrary instructions set forth in any Payment Direction, other Applicable Report or certificate delivered to the Disbursement Agent hereunder.

      SECTION 2.04. Distributions. Notwithstanding anything herein to the contrary, this Section 2.04 shall only be effective from and after the making of the Initial Advance.

            (a) On each Regular Payment Date during the Revolving Period, the Disbursement Agent shall distribute the funds on deposit in the Yield/Fee Account (subject to Section 2.04(d) and except with respect to clause (ii) below, based solely on the most recently delivered Payment Direction):

                  (i) ratably to the Program Agent and the Investor Agent's Accounts, the accrued and unpaid Fees and any other amounts due under the Fee Agreement;

                  (ii) to the Disbursement Agent, the accrued and unpaid Disbursement Agent's Fee and reasonable expenses of the Disbursement Agent reimbursable under this Agreement and the Disbursement Agent's Fee Letter for the immediately preceding Month;

                  (iii) to the Investor Agent's Accounts, for distribution to the Investors and the Banks that own Advances, all Yield accrued thereon during or prior to the Fixed Period most recently ended and, during or prior to the Term Period for any Group, to the Term-Out Banks, any remaining unpaid interest accrued during the Fixed Period most recently ended on the Cash Secured Advances pursuant to Section 2.14; and

                  (iv) to the Servicer (if the Servicer is other than an Originator or one of its Affiliates), the accrued and unpaid Servicer Fee for the immediately preceding Month.

            (b) During the Revolving Period, on each Distribution Date, the Disbursement Agent shall distribute the funds on deposit in the Disbursement Agent's Account and, for application to clause (i) below only, the Cure Account on such Distribution Date, in the following order of priority (subject to Section 2.04(d), and except as set forth in clause (i), based solely on the most recently delivered Payment Direction);

                  (i) to the Investor Agent's Accounts for the ratable payment of Facility Principal due and payable to the relevant Investors and Banks, (x) all amounts held in the Cure Account or held in the Disbursement Agent's Account at the Borrower's direction pursuant to Section 2.03(e) and (y) all other amounts required for payment in addition to the amounts in clause (x) so that the Facility Principal equals (and is not greater than) the Borrowing Base (as such total amount is identified in the most recently delivered Applicable Report); provided, however, that during the Term Period for any Group, the Disbursement Agent shall instead deposit such Group's ratable portion of such payment to the Collateral Advance Account (resulting in a reduction of the Advances of the Term-Out Banks in such Group and an increase in the Cash Secured Advances of such Banks) to be held for the purposes set forth in Section 2.16(a);

                  (ii) to the Investor Agent's Accounts, or to such account as directed by the applicable Beneficiary, Affected Person or Indemnified Party in writing, for the ratable payment of any other amounts (other than Principal) due and payable to such Beneficiaries, Affected Persons and Indemnified Parties;

                  (iii) to the Servicer (if the Servicer is an Originator or one of its Affiliates), the accrued and unpaid Servicer Fee for the immediately preceding Month; and

                  (iv) after the payment in full of the amounts specified in clauses (i) through (iii) above, for Release in accordance with Section 2.03(h) above; provided, that if the conditions precedent for such Release set forth in
Section 3.02 are not satisfied, the Disbursement Agent shall retain such Collections in the Disbursement Agent Account for application on the next Business Day in accordance with Section 2.03 or Section 2.04, as applicable; provided further that the Borrower may instruct the Servicer to direct the Disbursement Agent to hold in the Disbursement Agent's Account all or a portion of the Collections otherwise to be Released for application on the next Business Day in accordance with Section 2.03 or Section 2.04.

            (c) On each Distribution Date during the Amortization Period, the Disbursement Agent shall distribute the funds on deposit in the Disbursement Agent's Account, the Yield/Fee Account and the Cure Account on such Distribution Date, in the following order of priority, in accordance with, subject to Section 2.04(d), the most recently delivered Payment Direction:

                  (i) to the Disbursement Agent, accrued and unpaid Disbursement Agent's Fee and reasonable expenses of the Disbursement Agent reimbursable under this Agreement and the Disbursement Agent's Fee Letter;

                  (ii) to the Servicer (if the Servicer is other than an Originator or one of its Affiliates) as the accrued and unpaid Servicer Fee;

                  (iii) to the Investor Agent's Accounts:

                        (A) for payment of the accrued and unpaid Fees and any
            other amounts due under the Fee Agreement; and

                        (B) for distribution to the applicable Investors and the
            Banks that own Advances in payment in full of all accrued Yield thereon and, during the Term Period for any Group, to the Term-Out Banks in payment of any remaining unpaid accrued interest on the Cash Secured Advances pursuant to Section 2.14;

                  (iv) to the Investor Agent's Accounts, for the ratable distribution to the applicable Investors and Banks, in reduction of the Facility Principal until Facility Principal is reduced to zero;

                  (v) to the Investor Agent's Accounts, or such other account as directed in writing by the applicable Beneficiary, Affected Person or Indemnified Party, for the ratable payment of any other amounts due the applicable Beneficiaries, Affected Persons and Indemnified Parties under the Transaction Documents (including, without limitation, any principal amounts of the Cash Secured Advances, if any, remaining after the application of the Cash Collateral in accordance with Section 2.16(d));

                  (vi) to the Servicer (if the Servicer is an Originator or one of its Affiliates), the accrued and unpaid Servicer Fee; and

                  (vii) after the payment in full of the amounts specified in clauses (i) through (vi) above, to the Borrower.

Following the Facility Termination Date and upon payment in full to all of the Investors and the Banks of the Facility Principal, all accrued and unpaid Yield thereon and all other amounts due the Beneficiaries, Affected Persons and Indemnified Parties under the Transaction Documents, payment in full to the Servicer of the Servicer Fee, and payment in full to the Disbursement Agent of the Disbursement Agent's Fee and all reasonable expenses of the Disbursement Agent reimbursable under this Agreement and the Disbursement Agent's Fee Letter, all amounts, if any, remaining in the Disbursement Agent Accounts shall be distributed by the Disbursement Agent to the Borrower; provided, however, that if at any time after the payment that would have otherwise resulted in such payment in full, such payment is rescinded or must otherwise be returned for any reason, effective upon such rescission or return such payment in full shall automatically be deemed, as between the Beneficiaries and the Borrower, never to have occurred, and the Borrower shall be required, to the extent it received any amounts under this Section 2.04, to remit to the Disbursement Agent an amount equal to the rescinded or returned payment.

            (d) Directions to Disbursement Agent. Notwithstanding anything to the contrary set forth in this Section 2.04, each of the parties hereto agrees that the Disbursement Agent shall follow, and shall be entitled to rely on, any written instructions delivered by the Program Agent with respect to disbursements to be made pursuant to this Section 2.04 notwithstanding any contrary instructions set forth in any Payment Direction or other Applicable Report delivered to the Disbursement Agent hereunder.

      SECTION 2.05. Fees.

            (a) The Borrower shall pay to the Servicer a fee (the "Servicer Fee") of 0.50% per annum on the average daily Outstanding Balance of the Receivables from the date of this Agreement until the later of the last Termination Date for all Rate Tranches or the date on which the Facility Principal is reduced to zero, payable in arrears on (i) each Payment Date if such Servicer is not an Originator or one of its Affiliates, and (ii) on each Distribution Date if such Servicer is an Originator or one of its Affiliates. Upon three Business Days' notice to the Borrower, the Program Agent and each Investor Agent, the Servicer (if not the Originator, the Borrower or its designee or an Affiliate of the Borrower) may elect to be paid, as such fee, another percentage per annum on the average daily Outstanding Balance of the Receivables, but in no event in excess of 110% of the reasonable costs and expenses of the Servicer in administering and collecting the Receivables. The Servicer Fee shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Section 2.03. So long as HLIOC is acting as the Servicer hereunder, amounts paid as the Servicer Fee pursuant to this
Section 2.05(a) shall reduce, on a dollar-for-dollar basis, the obligation of the Borrower to pay the "Servicer Fee" pursuant to Section 6.03 of the Secondary Purchase Agreement, provided that such obligation of the Borrower to pay the Servicer Fee shall in no event be reduced below zero.

            (b) The Borrower shall pay to the Program Agent certain fees (collectively, the "Fees") in the amounts and on the dates set forth in a separate fee agreement of even date between the Borrower and the Program Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Fee Agreement").

      SECTION 2.06. Payments and Computations, Etc.

            (a) Unless otherwise specified herein, all amounts to be paid or deposited by the Borrower or the Servicer hereunder shall be paid or deposited no later than 2 P.M. (New York City time) on the day when due in same day funds to the applicable Investor Agent's Account.

            (b) Each of the Borrower and the Servicer shall, to the extent permitted by law, pay interest on any amount not paid or deposited by it when due hereunder, at an interest rate per annum equal to 2% per annum above the Alternate Base Rate, payable on demand.

            (c) All computations of interest under clause (b) above and all computations of Yield, fees, and other amounts hereunder (including, without limitation, interest on Cash Secured Advances during the Term Period) shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

            (d) The Disbursement Agent shall have no obligation to perform any of the calculations required to be made by the terms of this Agreement.

            (e) All amounts to be paid hereunder shall be paid in the lawful money of the United States of America.

            (f) Notwithstanding anything to the contrary contained herein, the obligations of the Borrower under this Agreement are solely the obligations of the Borrower payable solely from the Collateral. No recourse under any obligation, covenant or agreement of the Borrower contained in this Agreement or implied therefrom shall be had against any member, stockholder, manager, officer, director, incorporator, employee, agent or any Affiliate of the Borrower, and any and all liability for breaches by the Borrower for any such obligations, covenants or agreements, either at common law or equity, or by statute, rule or regulation, of every such member, stockholder, manager, officer, director, incorporator, employee, agent or Affiliate is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided, that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or omissions made by them; provided, further, that the foregoing shall not relieve Parent, HLIOC, Servicer, SPE I or any Originator from its own contractual obligations under any of the Transaction Documents.

      SECTION 2.07. Dividing or Combining Rate Tranches. Either the Borrower or any Investor Agent may, upon notice to the other party (with a copy of such notice to the Program Agent) received at least three Business Days prior to the last day of any Fixed Period for any Rate Tranche in the case of the Borrower giving notice, or up to the last day of such Fixed Period in the case of an Investor Agent giving notice, either (a) divide any portion of such Rate Tranche held by one or more Investors and/or Banks in its Group into two or more Rate Tranches of such Investors and/or Banks having an aggregate principal amount equal to the principal amount of such divided portion of such Rate Tranche, or
(b) combine any two or more portions of Rate Tranches held by one or more Investors and/or Banks in its Group originating on such last day or having Fixed Periods ending on such last day into a single Rate Tranche having a principal amount equal to the aggregate principal amount of such Rate Tranches; provided, however, that no Rate Tranche relating to Advances held by an Investor may be combined with a Rate Tranche relating to Advances held by any Bank.

      SECTION 2.08. Increased Costs.

            (a) If CNAI, any Investor, any Investor Agent, any Bank, any entity (including any bank or other financial institution providing liquidity and/or credit support to any Investor in connection with such Investor's commercial paper program) which purchases or enters into a commitment to make Advances or interests therein, or any of their respective Affiliates (each an "Affected Person") determines that (i) the adoption of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy, (ii) compliance with any such law, treaty, rule or regulation or order or (iii) compliance with any such guideline or request from any central bank or other Governmental Entity (whether or not having the force of law) shall have the effect of reducing the rate of return on such Affected Person's capital as consequence of its obligations hereunder to a level below that which such Affected Person could have achieved but for such adoption, change, compliance or interpretation, then, upon demand by such Affected Person (with a copy to the Program Agent and the Investor Agent for such Affected Person's Group), the Borrower shall pay to the Investor Agent for such Affected Person's Group for the account of such Affected Person (as a third-party beneficiary), from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for such reduction. A certificate as to such amounts setting forth in reasonable detail the reason for charging such additional amounts submitted to the Borrower and the Program Agent and the Investor Agent for such Affected Person's Group by such Affected Person shall be conclusive and binding for all purposes, absent manifest error. For avoidance of doubt, if the issuance of any change in accounting standards or the issuance of any other pronouncement, release or interpretation causes or requires the consolidation of all or a portion of the assets and liabilities of any Investor or the Borrower with the assets and liabilities of any Affected Person, such event shall constitute a circumstance in which such Affected Person may base a claim for reimbursement under this Section.

            (b) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in Section 2.09) in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), shall have the effect of increasing the cost to any Investor or Bank of agreeing to make or making or maintaining any Advance in respect of which Yield is computed by reference to the Eurodollar Rate, then, upon demand by such Investor or Bank (with a copy to the Program Agent and the Investor Agent for such Investor or such Bank), the Borrower shall pay to such Investor Agent, for the account of such Investor or Bank (as a third-party beneficiary), from time to time as specified by such Investor or Bank, additional amounts sufficient to compensate such Investor or Bank for such increased costs. A certificate as to such amounts setting forth in reasonable detail the reason for charging such additional amounts submitted to the Borrower and the Program Agent and the Investor Agent for such Affected Person's Group by such Investor or Bank shall be conclusive and binding for all purposes, absent manifest error.

            (c) If any Affected Person shall incur any loss, cost or expense as a result of the failure of any Advance to be made on the date specified in the applicable Funds Transfer Letter for any reason (other than the failure of such Affected Person to fund any such Advance), the Borrower shall, upon demand by such Affected Person or the related Investor Agent, immediately pay such Affected Person or such Investor Agent the amount of such losses, costs and expenses, without duplication of amounts otherwise payable hereunder. Upon the request of Borrower, such Affected Party or Investor Agent shall submit to the Borrower a certificate as to such amounts showing the basis for calculation of such amounts, which certificate shall, in the absence of manifest error, be conclusive and binding for all purposes.

      SECTION 2.09. Additional Yield on Advances Bearing a Eurodollar Rate. The Borrower shall pay to any Investor or Bank, so long as such Investor or Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Yield on the unpaid Principal of Advances of such Investor or Bank during each Fixed Period Principal of Advances in respect of which Yield is computed by reference to the Eurodollar Rate, for such Fixed Period, at a rate per annum equal at all times during such Fixed Period to the remainder obtained by subtracting (a) the Eurodollar Rate for such Fixed Period from (b) the rate obtained by dividing such Eurodollar Rate referred to in clause (a) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Investor or Bank for such

Fixed Period, payable on each date on which Yield is payable on such Advances. Such additional Yield shall be determined by such Investor or Bank and notice thereof given to the Borrower through the Investor Agent for such Investor or Bank (with a copy to the Program Agent) within 30 days after any Yield payment is made with respect to which such additional Yield is requested. A certificate as to such additional Yield setting forth the calculation of such additional Yield submitted to the Borrower and the Program Agent by such Investor or Bank shall be conclusive and binding for all purposes, absent manifest error.

      SECTION 2.10. Taxes.

            (a) Any and all payments and deposits required to be made hereunder or under any other Transaction Document by the Servicer or the Borrower shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) net income taxes that are imposed by the United States and franchise taxes, (ii) net income taxes or franchise taxes that are imposed on an Affected Person by a state or foreign jurisdiction (or any political subdivision thereof) under the laws of which such Affected Person is organized or in which such Affected Person is conducting business through an office or agency located in such jurisdiction and (iii) in the case of each Investor and Bank, taxes measured by such Investor's or Bank's net income or net profit and franchise taxes imposed on it as a result of a present or former connection between such Investor or such Bank and the jurisdiction of the Governmental Entity imposing such tax or any taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower or the Servicer shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Affected Person, (i) the Borrower shall make an additional payment to such Affected Person, in an amount sufficient so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.10), such Affected Person receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or the Servicer, as the case may be, shall make such deductions and (iii) the Borrower or the Servicer, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, the Borrower agrees to pay any present or future stamp or other documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any other Transaction Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Transaction Document (hereinafter referred to as "Other Taxes").

            (c) The Borrower will indemnify each Affected Person for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.10) paid by such Affected Person and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted; provided, however, that the Borrower shall not have any obligation under this Section 2.10(c) to any Affected Person in respect of penalties, interest and other similar liabilities attributable to such indemnified Taxes and Other Taxes if such penalties, interest or other similar liabilities are caused by or result from the gross negligence or willful misconduct of such Affected Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. This indemnification shall be made within thirty days from the date the Affected Person makes written demand therefor (and a copy of such demand shall be delivered to the Program Agent and the Investor Agent for such Affected Person's Group). A certificate as to the amount of such indemnification submitted to the Borrower, the Program Agent and the Investor Agent for such Affected Person's Group by such Affected Person, setting forth, in reasonable detail, the basis for and the calculation thereof, shall be conclusive and binding for all purposes absent manifest error.

            The relevant Affected Person shall promptly notify the Borrower upon receipt by such Affected Person of notice of any claim, assessment or dispute relating to any tax proceeding for which the Borrower has liability pursuant to this clause (c) and shall promptly forward to the Borrower any communications received from or sent to any tax authority in connection with any such tax proceeding; provided, however, that a failure by such Affected Person to give such notice or take any other action will not affect its rights to indemnification pursuant to this clause (c) except to the extent the Borrower is prejudiced as a consequence of such failure.

            The Borrower shall have the sole right to control, contest, resolve and defend, any tax proceeding to the extent such proceeding pertains to a Tax or Other Tax that the Borrower has paid pursuant to this clause (c); provided, however, that (i) the Borrower shall provide the relevant Affected Person with a timely and reasonably detailed account of each stage of any such tax proceeding,
(ii) the Borrower shall consult with such Affected Person before taking any significant action in connection with any such tax proceeding, (iii) the Borrower shall consult with such Affected Person and offer such Affected Person an opportunity to comment before submitting any written materials prepared or furnished in connection with any such tax proceeding, and (iv) the Borrower shall not settle any such tax proceeding without the consent of such Affected Person, such consent not to be unreasonably withheld, conditioned or delayed. The Borrower shall bear any expenses incurred by it in connection with any tax proceeding to which this clause (c) applies.

            (d) Each Affected Person which is organized outside the United States and which is entitled to an exemption from, or reduction of, withholding tax under the laws of the United States as in effect on the date hereof (or, in the case of any Person which becomes an Affected Person after the date hereof, on the date on which it so becomes an Affected Person with respect to any payments under this Agreement) shall, on or prior to the date hereof (or, in the case of any Person who becomes an Affected Person after the date hereof, on or prior to the date on which it so becomes an Affected Person), deliver to the Borrower such certificates, documents or other evidence, as required by the Internal Revenue Code of 1986, as amended or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form W-8BEN or Form W-8ECI and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Affected Person as will permit such payments to be made without withholding or at a reduced rate. On or before the date that the most recent form, certificate or document previously provided expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent form, certificate or document previously provided, each such Affected Person shall deliver to the Borrower any new certificates, documents or other evidence as described in the preceding sentence as will permit payments under this Agreement to be made without withholding or at a reduced rate (but only so long as such Affected Person is legally able to do so).

            (e) The Borrower shall not be required to pay any amounts to any Affected Person in respect of Taxes and Other Taxes pursuant to clauses (a), (b) and (c) above if the obligation to pay such amounts is attributable to the failure by such Affected Person to comply with the provisions of clause (d) above; provided, however, that should an Affected Person become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Affected Person shall reasonably request to assist such Affected Person to recover such Taxes.

            (f) If any Affected Person determines in its sole discretion that it has actually received any refund of tax in connection with any deduction or withholding or payment of any additional amount by the Borrower pursuant to this
Section 2.10 such Affected Person shall reimburse the Borrower in an amount equal to such refund, after tax, and net of all expenses incurred by such Person in connection with such refund. The Borrower shall return such amount to the applicable Person in the event that such Person is required to repay such refund of tax. Nothing contained in this paragraph shall interfere with the right of each of the Affected Persons to arrange its tax affairs in whatever manner it thinks fit, nor to disclose any information or any computations relating to its tax affairs or to do anything that would prejudice its ability to benefit from other credits, relief, remissions or repayments to which it may be entitled.

      SECTION 2.11. Security Interest. To secure the performance by the Borrower of all the terms, covenants and agreements on the part of the Borrower (whether as Borrower or otherwise) to be performed under this Agreement, the Transaction Documents or any other document delivered in connection with this Agreement in accordance with the terms thereof, including the punctual payment when due of all obligations of the Borrower hereunder or thereunder, whether for Principal, Yield, Fees (including, without limitation, interest and principal on any Cash Secured Advances), indemnification payments, expenses or otherwise (all of the foregoing, collectively, the "Obligations"), the Borrower hereby grants to the Program Agent for its benefit and the ratable benefit of the Investors, the Banks and the Investor Agents, a security interest in, all of the Borrower's right, title and interest in and to the following (collectively, the "Collateral") (a) the Purchase Agreements and the Parent Undertakings, including, without limitation, (i) all rights of the Borrower to receive monies due or to become due under or pursuant to the Purchase Agreements or the Parent Undertakings, (ii) all security interests and property subject thereto from time to time purporting to secure payment of monies due or to become due under or pursuant to the Purchase Agreements or the Parent Undertakings, (iii) all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Purchase Agreements or the Parent Undertakings,
(iv) claims of the Borrower for damages arising out of or for breach of or default under the Purchase Agreements or the Parent Undertakings, and (v) the right of the Borrower to compel performance and otherwise exercise all remedies thereunder, (b) all Transferred Assets, whether now owned and existing or hereafter acquired or arising, and all other assets, including, without limitation, accounts, chattel paper, instruments, payment intangibles and general intangibles (as those terms are defined in the UCC), including undivided interests in any of the foregoing, (c) the Lockboxes, Deposit Accounts, Borrower's Account and any other deposit accounts, (d) all other property or interests in property, and (e) to the extent not included in the foregoing, all proceeds of any and all of the foregoing.

      SECTION 2.12. Sharing of Payments. If any Investor or any Bank (for purposes of this Section only, referred to as a "Recipient") shall obtain payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Principal of, or Yield on, any Advance or portion thereof owned by it in excess of its ratable share of payments made on account of the Principal of, or Yield on, all of the Advances held by the Investors and the Banks (other than as a result of a payment of Liquidation Fee or different methods for calculating Yield or payments made to less than all of the Groups as a result of the occurrence of a Facility Termination Date under clause (d) of the defined term Facility Termination Date for less than all of the Groups), such Recipient shall forthwith purchase from the Investors or the Banks which received less than their ratable share participations in the Advances made by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

      SECTION 2.13. Right of Setoff. Without in any way limiting the provisions of Section 2.12, each Agent and each Investor and each Bank (including a Bank which has made Cash Secured Advances) is hereby authorized (in addition to any other rights it may have) at any time after the occurrence and during the continuance of an Event of Termination to set-off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Agent or such Investor or such Bank to, or for the account of, the Borrower, the Servicer or any Originator against any amount owing by the Borrower, the Servicer or such Originator, respectively, to such Person or to such Agent on behalf of such Person (even if contingent or unmatured).

      SECTION 2.14. Interest on Cash Secured Advances. The Borrower shall pay interest to each Term-Out Bank on the unpaid principal amount of such Bank's Cash Secured Advance from the date of such Cash Secured Advance until such principal amount shall be repaid in full, at a rate per annum equal at all times during each Fixed Period to the Assignee Rate for such Fixed Period, payable in arrears on each Regular Payment Date for such Fixed Period and on the Termination Date for all Rate Tranches related to such Cash Secured Advance; provided, however, that recourse for such payment of such interest shall be from, and shall be limited to, the interest and dividends in respect of the Cash Collateral and the Collections of the Receivables. On each Regular Payment Date for each Fixed Period after the Cash Secured Advance Commencement Date for any Group, the Disbursement Agent shall pay, pursuant to a Collateral Advance Account Direction from the Program Agent, to the Investor Agent for such Group at such Investor Agent's Account for the ratable account of the relevant Banks, on behalf of the Borrower, such Group's ratable portion (based on the outstanding principal amounts of each Group's Cash Secured Advances) of the cash funds that constitute that interest on, and those dividends from or net investment gains with respect to, the Cash Collateral which shall then be available to be withdrawn from the Collateral Advance Account, and such Investor Agent shall distribute the funds so paid to such Investor Agent's Account to the Banks in its Group, ratably according to the respective outstanding principal amounts of their respective Cash Secured Advances, for application to the payment of unpaid accrued interest on the Cash Secured Advances. Any remaining unpaid accrued interest on the Cash Secured Advances shall be paid from the Collections of the Receivables pursuant to Sections 2.04 and 2.16(d).

      SECTION 2.15. Repayment of Cash Secured Advances. The Borrower shall repay to each Term-Out Bank the aggregate outstanding principal amount of such Bank's Cash Secured Advance on the Termination Date for all Rate Tranches related to such Cash Secured Advance; provided, however, that recourse of such repayment shall be from, and shall be limited to, the Cash Collateral and the Collections of the Receivables in accordance with Section 2.04.

      SECTION 2.16. Use of Proceeds; Security Interest in Collateral Advance Account.

            (a) The Borrower hereby agrees that it shall use the proceeds of the Cash Secured Advances solely to fund and maintain the Collateral Advance Account for the purpose of funding Advances from time to time during the Term Period.

            (b) The Borrower hereby grants to the Program Agent, for the ratable benefit of the Term-Out Banks, a security interest in the following (collectively, the "Cash Collateral"):

                  (i) the Collateral Advance Account, all funds from time to time credited to the Collateral Advance Account, all financial assets (including, without limitation, Eligible Investments) from time to time acquired with any such funds or otherwise credited to the Collateral Advance Account, all interest, dividends, cash, instruments and other investment property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such funds or such financial assets, and

                  (ii) all proceeds of, collateral for, and supporting obligations relating to any and all of the Cash Collateral.

            (c) The grant of a security interest by the Borrower to the Program Agent for the ratable benefit of the Term-Out Banks pursuant to clause (b) above secures the payment of the Borrower's obligation to repay the Cash Secured Advances, and to pay interest thereon, pursuant to Sections 2.14 and 2.15, respectively.

            (d) On the Termination Date for all Rate Tranches for any Group as to which the Term Period has occurred, the Program Agent shall instruct the Disbursement Agent to, and upon receiving such instruction the Disbursement Agent shall, (i) convert the Cash Collateral that does not constitute cash into cash proceeds and (ii) pay to each Investor Agent for such Group at such Investor Agent's Account for the ratable account of the Term-Out Banks in its Group, on behalf of the Borrower, such Group's ratable portion of the Cash Collateral (it being understood that all the Cash Collateral shall then constitute cash or cash proceeds), and such Investor Agent shall distribute the funds so paid to its Investor Agent's Account to the Banks in its Group, ratably according to the respective outstanding principal amounts of their respective Cash Secured Advances, for application, first, to the repayment of the outstanding principal amounts of the Cash Secured Advances and, second, to the payment of unpaid accrued interest on the Cash Secured Advances (to the extent such funds are available therefor). Any remaining outstanding principal amount of, and/or unpaid accrued interest on, the Cash Secured Advances shall be paid from the Collections of the Receivables pursuant to Section 2.04.

                                  ARTICLE III

                                   CONDITIONS

      SECTION 3.01. Conditions Precedent to Effectiveness of the Agreement. The effectiveness of this Agreement is subject to the conditions precedent that the Program Agent and each Investor Agent shall have received on or before the date of such Advance the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Program Agent and each Investor
Agent:

            (a) An executed copy of this Agreement, the Funds Transfer Letter, an agreement of the Process Agent pursuant to which it agrees to act as such as called for by Section 11.10(a), the Parent Undertakings, the Intercreditor Agreement, the Notes, the Purchase Agreements and each other Transaction Document on the list of closing documents attached hereto as Schedule 3.01;

            (b) A certificate of the secretary or assistant secretary of the Borrower, the Parent, the Originators, the Servicer and SPE I certifying (i) and attaching true and correct copies of the Charter Documents, together with the certification with respect to any certificate of incorporation or formation by the secretary of state of the jurisdiction of organization of such Person, (ii) the names and true signatures of their respective officers authorized to sign this Agreement and the other Transaction Documents, and (iii) copies of the resolutions (or similar authorization, if not a corporation) of such Person's board of directors (or similar governing body or Persons, if not a corporation) approving this Agreement, the Purchase Agreements, the Parent Undertakings and any other Transaction Documents to which it is a party and certified copies of all documents evidencing other necessary corporate or limited liability company, as the case may be, action and governmental approvals, if any, with respect to this Agreement, the Purchase Agreements, the Parent Undertakings and any such Transaction Documents. One such certificate will be acceptable for any number of such Persons;

            (c) Certificates as to the good standing of each of the Borrower, SPE I, each Originator and Parent from the Secretary of State of the jurisdiction of such Person's organization and from each other jurisdiction (i) in which with respect to Borrower and SPE I, the nature of such Person's business requires it to be so qualified and (ii) in which with respect to each Originator and Parent, the nature of such Person's business requires it to be so qualified except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect;

            (d) Copies of proper financing statements, duly filed on or before the date hereof under the UCC of all jurisdictions that the Program Agent may deem necessary or desirable in order to perfect the ownership and security interests contemplated by this Agreement and the Purchase Agreements;

            (e) Copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Collateral;

            (f) Completed requests for information, dated on or before the date hereof, listing all effective financing statements filed in the jurisdictions referred to in clause (c) above and in any other jurisdictions reasonably requested by the Program Agent that name the Borrower, SPE I or any Originator as debtor, together with copies of such financing statements (none of which, except those being released or terminated in connection with the closing, shall cover any Collateral);

            (g) Favorable opinions of Skadden, Arps, Slate, Meagher & Flom LLP, as counsel for the Borrower, SPE I, the Parent, the Servicer and the Originators, and such other legal counsel acceptable to Program Agent, as to corporate, enforceability, non-contravention, perfection, true sale and substantive consolidation matters and as to such other matters as the Program Agent or any Investor Agent may reasonably request;

            (h) Executed copy of the Fee Agreement, together with payment of any up-front fees called for thereby; and

            (i) (x) Evidence satisfactory to the Program Agent that all actions necessary under the Indenture to permit the transactions contemplated by the Transaction Documents have been taken and (y) the executed copy of the Credit Agreement.

      SECTION 3.02. Conditions Precedent to All Advances and Releases. Each Advance (including the initial Advance (the "Initial Advance")) and Release shall be subject to the further conditions precedent that:

            (a) in the case of each Advance, the Servicer shall have delivered to the Program Agent and each Investor Agent no later than 1:00 PM on the Business Day of such Advance, in form and substance satisfactory to the Program Agent, a completed Borrower Report and a completed Daily Report containing information covering the most recently ended reporting period for which information is required pursuant to Section 6.02(g) and demonstrating that both before and after giving effect to such Advance no Event of Termination or Incipient Event of Termination under Section 7.01(h) or (i) has or would occur;

            (b) on the date of such Advance or Release the following statements shall be true (and acceptance of the proceeds of such Advance or Release shall be deemed a representation and warranty by the Borrower and the Servicer (each as to itself) that such statements are then true:

                  (i) The representations and warranties in this Agreement are correct on and as of the date of such Advance or Release as though made on and as of such date,

                  (ii) No event has occurred and is continuing, or would result from such Advance or Release, that constitutes an Event of Termination or an Incipient Event of Termination,

                  (iii) There shall have been sold or contributed to the purchaser thereunder pursuant to each Purchase Agreement, all Transferred Assets arising on or prior to such date;

            (c) the Program Agent and the Investor Agents shall have received such other approvals, opinions or documents as the Program Agent or any Investor Agent may reasonably request; and

            (d) prior to the making of the Initial Advance, (i) the Agents shall have received a Daily Report for the Business Day immediately preceding the Initial Advance and a Borrower Report for the preceding Month and (ii) the Program Agent shall have received fully executed copies of Deposit Account Agreements with respect to all Deposit Accounts and Lockboxes and an Account Control Agreement with respect to the Borrower's Account.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.01. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows, which representations and warranties shall be deemed repeated on each day on which an Advance is made or a Release is made:

            (a) The Borrower is a corporation organized, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, its organizational identification number is 3887926, and it is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

            (b) The execution, delivery and performance by the Borrower of the Transaction Documents to which it is a party and the other documents to be delivered by it hereunder, including the Borrower's use of the proceeds of Advances, (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (A) the Borrower's Charter Documents, (B) any law, rule or regulation applicable to the Borrower, (C) any contractual restriction binding on or affecting the Borrower or its property or (D) any order, writ, judgment, award, injunction or decree binding on or affecting the Borrower or its property, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties (except for the interest created pursuant to this Agreement). Each of the Transaction Documents to which the Borrower is a party has been duly executed and delivered by the Borrower.

            (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Transaction Documents to which it is a party or any other document to be delivered thereunder, except for the filing of UCC financing statements which are referred to herein and therein.

            (d) Each of the Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the Enforceability Exceptions.

            (e) Since its date of formation, there has been no Material Adverse Change with respect to Borrower.

            (f) (i) There is no pending or threatened action, investigation or proceeding affecting the Borrower before any court, governmental agency or arbitrator and (ii) except as set forth in Schedule 4.01(f) or as otherwise disclosed by the Parent in its publicly available SEC filings, there is no pending or threatened action, investigation or proceeding affecting the Parent or any of its other Subsidiaries before any court, governmental agency or arbitrator which if determined adversely to any of them, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

            (g) No proceeds of any Advances will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

            (h) The Borrower is the legal and beneficial owner of the Collateral free and clear of any Adverse Claim. The Program Agent for the benefit of the Investors and the Banks has a valid and perfected first priority security interest in the Collateral. No effective financing statement or other instrument similar in effect covering any Collateral is on file in any recording office, except those filed in favor of the Program Agent relating to this Agreement and those filed pursuant to the Purchase Agreements. Each Receivable characterized in any Borrower Report or other written statement made by or on behalf of the Borrower as an Eligible Receivable, or included in the Net Receivables Pool Balance is, as of the date of such Borrower Report or other statement (or, if applicable, as of a date certain specified in such report), an Eligible Receivable and is properly included in the Net Receivables Pool Balance.

            (i) Each Borrower Report, Weekly Report, Payment Direction, and Daily Report (in each case if prepared by the Borrower or one of its Affiliates, or to the extent that information contained therein is supplied by the Borrower or an Affiliate), and all written information, exhibits, financial statements, documents, books, records and reports furnished or to be furnished at any time by or on behalf of the Borrower to the Program Agent, the Investor Agents, the Investors or the Banks in connection with and before or after the date of this Agreement are or will be accurate in all material respects as of the date so furnished (or, if applicable, as of a date certain specified in such report), and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

            (j) The principal place of business and chief executive office of the Borrower and the office where the Borrower keeps its books and records concerning the Collateral are located at the address or addresses referred to in
Section 5.01(b).

            (k) The names and addresses of all the Deposit Banks, together with the post office boxes and account numbers of the Lockboxes, Deposit Accounts, Borrower's Account and all other deposit accounts of Borrower are as specified in Schedule 4.01(k) hereto, as such Schedule 4.01(k) may be updated from time to time pursuant to
Section 5.01(g). The Lockboxes and Deposit Accounts are the only post office boxes and bank accounts into which Collections of Receivables are deposited or remitted. The Borrower has delivered to the Program Agent (i) a fully executed Deposit Account Agreement with respect to each Deposit Account and any associated Lockboxes and (ii) a fully executed Account Control Agreement with respect to Borrower's Account and each other deposit account of Borrower.

            (l) The Borrower has advised its independent certified public accountants that the Program Agent and Investor Agents have been authorized to review and discuss with such accountants, as they may reasonably request, any and all financial statements and other information of any kind that such accountants may have which relate to the Collateral, and the Borrower has directed such accountants to comply with any reasonable request of the Program Agent or any Investor Agent for such information.

            (m) The Borrower is not known by and does not use any tradename or doing-business-as name.

            (n) The Borrower was incorporated on December 6, 2004, and the Borrower did not engage in any business activities prior to the date of this Agreement. The Borrower has no Subsidiaries. SPE I is the sole owner of the Stock issued by the Borrower, all of which is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire any Stock in the Borrower.

            (o) The Borrower is Solvent.

            (p) With respect to each Transferred Asset the Borrower (i) shall have received such Transferred Asset as a contribution to the capital of the Borrower by SPE I, (ii) shall have purchased such Transferred Asset from SPE I in exchange for payment (made by the Borrower to SPE I in accordance with the provisions of the Secondary Purchase Agreement) of cash or (iii) shall have received such Transferred Asset partially as a capital contribution and partially for payment in cash, in each case in an amount which constitutes fair consideration and reasonably equivalent value. Each such sale referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by SPE I to the Borrower.

            (q) The Borrower has timely filed or caused to be filed all required income tax and sales tax returns and reports and all other material tax returns and reports required to have been filed and has paid or caused to be paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Borrower. The charges, accruals and reserves on the books of the Borrower in respect of such taxes or charges imposed by a Governmental Entity are, in the opinion of the Borrower, adequate for the payment thereof.

            (r) The Borrower is not and, after giving effect to the transactions contemplated hereby, will not be, required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (s) Each Receivable (i) is of a nature that financing such Receivable with the proceeds of notes would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended, and (ii) is an obligation representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

      SECTION 4.02. Representations and Warranties of the Servicer. The Servicer hereby represents and warrants as follows, which representations and warranties shall be deemed repeated on each day during the Revolving Period:

            (a) The Servicer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

            (b) The execution, delivery and performance by the Servicer of this Agreement and any other documents to be delivered by it hereunder (i) are within the Servicer's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (A) the Servicer's charter or by-laws,
(B) any law, rule or regulation applicable to the Servicer, the breach of which could reasonably be expected to result in a Material Adverse Effect, (C) any material contractual restriction binding on or affecting the Servicer or its property or (D) any order, writ, judgment, award, injunction or decree binding on or affecting the Servicer or its property, and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties. This Agreement has been duly executed and delivered by the Servicer.

            (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Servicer of this Agreement or any other document to be delivered by it hereunder.

            (d) Each of the Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, subject to the Enforceability Exceptions.

            (e) Since July 31, 2004, there has been no Material Adverse Change with respect to the Servicer.

            (f) Except as set forth in Schedule 4.01(f), there is no pending or threatened action, investigation or proceeding affecting the Servicer or any of its Subsidiaries before any court, governmental agency or arbitrator which if determined adversely, could reasonably be expected to result in a Material Adverse Effect.

            (g) On each day during the Revolving Period (and after giving effect to any Advance to be made on such day or the repayment of Facility Principal to be made on such day), the Facility Principal (less the amount of Cure Funds then in the Cure Account) is not greater than the Borrowing Base. Each Receivable characterized in any Borrower Report or other written statement made by or on behalf of Servicer as an Eligible Receivable or included in the Net Receivables Pool Balance is, as of the date of such Borrower Report or statement (or, if applicable, as of a date certain specified in such information), an Eligible Receivable and properly included in the Net Receivables Pool Balance.

            (h) Specified on Schedule 4.01(k) hereto (as amended by the Servicer from time to time in accordance with Section 6.08(b)) are (i) the Lockbox numbers, (ii) the names, addresses and ABA numbers of all the Deposit Banks, together with the account numbers of the Deposit Accounts, and the name of a contact person at each Deposit Bank, and (iii) the name, address and ABA number of the Collateral Advance Account Bank, together with the account number and the name of a contact person for the Collateral Advance Account.

            (i) The Servicer has notified (or has caused the Originators to notify) the Obligor on each Receivable (or the Obligors are otherwise contractually required to) to make payments on such Receivable to either one of the Lockboxes or one of the Deposit Accounts.

            (j) Each Borrower Report, Weekly Report, Daily Report and Payment Direction (delivered by the Servicer), and all written information, exhibits, financial statements, documents, books, records and reports furnished or to be furnished at any time by or on behalf of the Servicer to the Program Agent, the Investor Agents, the Investors or the Banks in connection with and before or after the date of this Agreement are or will be accurate in all material respects as of the date so furnished (or, if applicable, as of a date certain specified in such report), and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

            (k) The Servicer Fee will compensate the Servicer for (i) performing the functions of a servicer, administrator and collector of the Transferred Assets as an agent for the Borrower and the Program Agent, including billing, collecting and posting all payments, responding to inquiries of Obligors and investigating delinquencies and (ii) its services as the administrator of the Transferred Assets, including accounting for Collections and the furnishing, periodically of the Applicable Reports to the Agents. The Servicer Fee will also reimburse the Servicer for certain taxes, accounting fees, data-processing costs and other costs associated with administering the Transferred Assets.

            (l) The servicer arrangements set forth herein were arrived at as a result of arm's-length negotiations and are typical of servicer arrangements made for servicing, administering and collecting assets such as the Receivables in transactions of this type.

                                   ARTICLE V

                                   COVENANTS

      SECTION 5.01. Covenants of the Borrower. Until the later of the Facility Termination Date and the date on which all Obligations shall be paid in full:

            (a) Compliance with Laws, Etc. The Borrower will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges.

            (b) Offices, Records, Name and Organization. The Borrower will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Transferred Assets at the address of the Borrower set forth on Schedule 1.01-4 hereto or, upon 30 days' prior written notice to the Program Agent and each Investor Agent, at any other locations within the United States. The Borrower will not change its name or its jurisdiction of organization, unless (i) the Borrower shall have provided the Program Agent and each Investor Agent with at least 30 days' prior written notice thereof and (ii) no later than the effective date of such change, all actions reasonably requested by the Program Agent to protect and perfect the security interest in the Collateral have been taken and completed. The Borrower also will maintain and implement (or cause the Servicer to maintain or implement) administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Transferred Assets in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to maintain or implement) all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

            (c) Performance and Compliance with Contracts and Credit and Collection Policy. The Borrower will, at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Transferred Assets and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

            (d) Sales, Liens, Etc. Except for the security interest created hereunder in favor of the Program Agent, the Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to any Collateral or assign any right to receive income in respect thereof.

            (e) Extension or Amendment of Receivables. Except as provided in
Section 6.02(c), the Borrower will not (and will not permit the Servicer or any Originator to) extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

            (f) Change in Business or Credit and Collection Policy. The Borrower will not make any change (i) in the character of its business or (ii) in the Credit and Collection Policy that would impair the collectibility of the Receivables.

            (g) Change in Payment Instructions to Obligors. The Borrower will not add or terminate any bank, post office box or bank account as a Deposit Bank, Lockbox, Deposit Account, Borrower's Account or any other deposit account, respectively, from those listed in Schedule 4.01(k) to this Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Borrower or payments to be made to any such account or box, unless the Program Agent shall have received notice of such addition, termination or change (including an updated Schedule 4.01(k)) and a fully executed Deposit Account Agreement or Account Control Agreement with each new Deposit Bank, or, as the case may be, with respect to each new Lockbox, Deposit Account, Borrower's Account or other deposit account. The Borrower shall maintain each Deposit Account and Lockbox with documentation and instructions in form and substance satisfactory to the Program Agent.

            (h) Deposits to Lockboxes and Deposit Accounts. The Borrower will (or will cause the Servicer or the Originators to) instruct all Obligors to remit all their payments in respect of Receivables to Deposit Accounts or Lockboxes associated therewith. If the Borrower shall receive any Collections directly, it shall immediately (and in any event within one Business Day) deposit the same to a Deposit Account. The Borrower will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lockbox or Deposit Account, cash or cash proceeds other than Collections of Receivables. The Borrower will maintain in full force and effect a Deposit Account Agreement with respect to all Lockboxes and Deposit Accounts and an Account Control Agreement with respect to each of Borrower's other deposit accounts. No later than 30 days after the date hereof, the name of the owner on the Deposit Accounts and the tax identification number with respect thereto on the Deposit Bank's records shall be HL Funding II, Inc. and the tax identification number of HL Funding II, Inc., respectively.

            (i) Reporting Requirements. The Borrower will provide to the Program Agent and the Investor Agents (in multiple copies, if requested by the Program Agent or any Investor Agent) the following:

                  (i) as soon as available and in any event prior to the date on which the Parent is required to file a form 10-Q pursuant to SOXA, financial information regarding HLIOC and its Subsidiaries consisting of consolidated unaudited balance sheets as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the fiscal year ending as of the close of such quarter, certified by a Financial Officer of HLIOC as fairly presenting the consolidated financial position of HLIOC and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments);

                  (ii) as soon as available and in any event prior to the date on which the Parent is required to file a form 10-K pursuant to SOXA, financial information regarding HLIOC and its Subsidiaries consisting of consolidated and consolidating balance sheets of HLIOC and its Subsidiaries as of the end of such year and related statements of income and cash flows of HLIOC and its Subsidiaries for such fiscal year, all prepared in conformity with GAAP and certified, in the case of the consolidated financial statements, without qualification as to the scope of the audit or as to HLIOC being a going concern by KPMG, LLP or other independent public accountants of recognized national standing acceptable to the Program Agent, together with a report of such accounting firm stating that (A) such financial statements fairly present the consolidated financial position of HLIOC and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the period indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes which such accountants shall concur and that shall have been disclosed in the notes to such financial statements and (B) the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and accompanied by (1) prior to the Negotiation Date, a copy of the certificate delivered by such accountants with respect to such accounting firm's knowledge of any events of default or potential events of default under the Credit Agreement, in the form required to be delivered under the Credit Agreement, or
(2) on and after the Negotiation Date, a certificate stating that in the course of the regular audit of the business of HLIOC and its Subsidiaries such accounting firm has obtained no knowledge that a Event of Termination or Incipient Event of Termination with respect to the Financial Covenants has occurred and is continuing, or if in the opinion of such accounting firm, such a default has occurred and is continuing, a statement as to the nature thereof;

                  (iii) (A) as soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, a balance sheet of the Borrower as of the end of such fiscal year and a statement of income and retained earnings of the Borrower for such fiscal year, certified by a Financial Officer of the Borrower, and (B) as soon as available and in any event within 45 days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Borrower, a balance sheet of the Borrower as of the end of such fiscal quarter and a statement of income and retained earnings of the Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by a Financial Officer of the Borrower;

                  (iv) as soon as possible and in any event within five Business Days after the occurrence of each Event of Termination or Incipient Event of Termination, in each case of which the Borrower has actual knowledge, a statement of a Financial Officer of the Borrower setting forth details of such Event of Termination or Incipient Event of Termination and the action that the Borrower has taken and proposes to take with respect thereto;

                  (v) promptly after the sending or filing thereof, copies of all reports that the Parent sends to any of its security holders, and copies of all reports and registration statements that the Parent or any of its Subsidiaries files with the SEC or any national securities exchange;

                  (vi) promptly after the filing or receiving thereof, copies of all reports and notices that the Parent or any ERISA Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Parent or any ERISA Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Parent or any ERISA Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Parent and/or any such ERISA Affiliate in excess of $1,000,000;

                  (vii) at least 30 days prior to any change in the name or jurisdiction of organization of the Parent, any Originator, SPE I or the Borrower, a notice setting forth the new name or jurisdiction of organization and the effective date thereof;

                  (viii) promptly after the Borrower obtains knowledge thereof, notice of any "Event of Termination", "Incipient Event of Termination" or "Facility Termination Date" (each as defined in and under any Purchase Agreement);

                  (ix) so long as any Principal shall be outstanding, as soon as possible and in any event no later than the day of occurrence thereof, notice that any Originator has stopped selling to SPE I, pursuant to the Originator Purchase Agreement, all newly arising or acquired Receivables; and notice that SPE I has stopped selling or contributing Receivables pursuant to the Secondary Purchase Agreement;

                  (x) at the time of the delivery of the financial statements provided for in clauses (i), (ii) and (iii) of this paragraph, a certificate of a Financial Officer of the Borrower to the effect that, to the best of such officer's knowledge, no Incipient Event of Termination or Event of Termination has occurred and is continuing or, if any Incipient Event of Termination or Event of Termination has occurred and is continuing, specifying the nature and extent thereof;

                  (xi) promptly after receipt thereof, copies of all notices received by the Borrower from any Person under or with respect to any Purchase Agreement or other Transaction Document; and

                  (xii) such other information respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower, the Parent, SPE I or any Originator as the Program Agent or any Investor Agent may from time to time reasonably request, to the extent such disclosure is permitted under applicable law, rule or regulation.

            Reports and financial statements required to be delivered pursuant to clauses (i), (ii) and (v) of this Section 5.01(j) shall be deemed to have been delivered on the date on which the Parent posts such reports, or reports containing such financial statements, on the Parent's website on the Internet at http://www.hayes-lemmerz.com or when such reports, or reports containing such financial statements, are posted on the SEC's website at www.sec.gov; provided that the Parent shall deliver paper copies of the reports and financial statements referred to in clauses (i), (ii) and (v) of this Section 5.01(j) to the Program Agent or any Investor Agent or Bank who requests the Parent to deliver such paper copies until written notice to cease delivering paper copies is given by the Program Agent or such Investor Agent or Bank, as applicable.

            (j) Separateness.

                  (i) The Borrower shall maintain at least one Independent Director on its board of directors at all times.

                  (ii) The Borrower shall not direct or participate in the management of any of the Other Companies' operations or of any other Person's operations.

                  (ii) The Borrower shall conduct its business from an office separate from that of the Other Companies and any other Person (but which may be located in the same facility as one or more of the Other Companies). The Borrower shall have stationery and other business forms and a mailing address and a telephone number separate from that of the Other Companies and any other Person.

                  (iii) The Borrower shall at all times be adequately capitalized in light of its contemplated business.

                  (iv) The Borrower shall at all times provide for its own operating expenses and liabilities from its own funds.

                  (v) The Borrower shall maintain its assets and transactions separately from those of the Other Companies and any other Person and reflect such assets and transactions in financial statements separate and distinct from those of the Other Companies and any other Person and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of the Other Companies and any other Person. The Borrower shall hold itself out to the public under the Borrower's own name as a legal entity separate and distinct from the Other Companies. The Borrower shall not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for, any obligations of the Other Companies or any other Person.

                  (vi) The Borrower shall not maintain any joint account with any Other Company or any other Person or become liable as a guarantor or otherwise with respect to any Debt or contractual obligation of any Other Company or any other Person.

                  (vii) The Borrower shall not make any payment or distribution of assets with respect to any obligation of any Other Company or any other Person or grant an Adverse Claim on any of its assets to secure any obligation of any Other Company or any other Person.

                  (viii) The Borrower shall not make loans, advances or otherwise extend credit to any of the Other Companies.

                  (ix) The Borrower shall comply in all respects with its Charter Documents and resolutions.

                  (x) The Borrower shall not engage in any transaction with any of the Other Companies, except as permitted by this Agreement and the other Transaction Documents.

            (k) Secondary Purchase Agreement. The Borrower will not amend, waive or modify any provision of the Secondary Purchase Agreement or waive the occurrence of any "Event of Termination" under the Secondary Purchase Agreement, without in each case the prior written consent of the Program Agent and each Investor Agent. The Borrower will perform all of its obligations under the Secondary Purchase Agreement in all respects and will enforce the Secondary Purchase Agreement in accordance with its terms.

            (l) Nature of Business. The Borrower will not engage in any business other than the purchase or acquisition of Transferred Assets from SPE I and the transactions contemplated by this Agreement. The Borrower will not create or form any Subsidiary.

            (m) Mergers, Etc. The Borrower will not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), any of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, other than as specifically contemplated by this Agreement and the other Transaction Documents.

            (n) Distributions, Etc. The Borrower will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any of its Stock, or return any capital to its shareholders as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any Stock of the Borrower or any warrants, rights or options to acquire any such Stock, now or hereafter outstanding; provided, however, that the Borrower may declare and pay cash dividends on its Stock to its shareholders so long as (i) no Event of Termination shall then exist or would occur as a result thereof, (ii) such dividends are in compliance with all applicable law including the laws of the State of Delaware, and (iii) such dividends have been approved by all necessary and appropriate corporate action of the Borrower. The Borrower will not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except for the purchase and receipt of capital contributions of Transferred Assets pursuant to the terms of the Secondary Purchase Agreement.

            (o) Debt. The Borrower will not incur any Debt, other than any Debt incurred pursuant to this Agreement.

            (p) Charter Documents. The Borrower will not amend or delete or modify its Charter Documents without the prior written consent of the Program Agent.

            (q) Financial Covenants. It is agreed and understood by the parties hereto that if at any time CNAI ceases to be both the administrative agent and a lender under the Credit Agreement (such time, the "Negotiation Date"), then the Program Agent shall have an option to request the amendment of this Agreement to provide for certain financial covenants with respect to any of Parent, any Originator and Borrower. If following the Negotiation Date the Program Agent notifies Borrower in writing of such request, then each of the Borrower and the Program Agent shall promptly negotiate with each other in good faith in respect of such financial covenants so as to establish financial covenants that are (i) mutually acceptable to Borrower and Program Agent and (ii) comparable to and consistent with those customarily required by CNAI for similarly situated and rated borrowers (the "Financial Covenants") for inclusion in this Section 5.01(q) no later than forty-five days following the date of such notice (the earlier of the date on which such Financial Covenants are established and the date that is forty-five days following the date of such notice shall be referred to herein as the "Financial Covenant Effective Date"). If the Borrower and Program Agent are unable to reach agreement as to the Financial Covenants on or prior to the Financial Covenant Effective Date, then an Event of Termination shall be deemed to have occurred under this Agreement. The parties hereto agree that amendment of this Agreement for the purposes of adding such financial covenants shall only require the written consent of Program Agent and Borrower.

            (r) Chattel Paper. The Borrower will (i) mark the original copy of all chattel paper that constituting Transferred Assets with a legend identifying that a security interest therein has been granted to the Program Agent, (ii) take all steps necessary to grant the Program Agent control of all electronic chattel paper in accordance with the UCC, and (iii) hold in trust and safely keep all chattel paper constituting Transferred Assets in separate filing cabinets or other suitable containers at the location identified on Schedule 1.01-4 as the location at which such chattel paper is held or, if an Event of Termination or Incipient Event of Termination shall have occurred and be continuing, at such other locations as the Program Agent may specify.

      SECTION 5.02. Covenant of the Borrower and the Servicer. Until the latest of the Facility Termination Date or the date on which no Obligations shall be outstanding or the date all other amounts owed by the Borrower hereunder to the Investors, the Banks, the Investor Agents or the Program Agent are paid in full, each of the Borrower and the Servicer will, at their respective expense, from time to time during regular business hours as requested by the Program Agent or any Investor Agent, permit the Program Agent, any Investor Agent or their respective agents or representatives (including independent public accountants, which may be the Borrower's or the Parent's independent public accountants), (a) to conduct audits of the Collateral and the related books and records and collections systems of the Borrower, the Servicer or any Originator, as the case may be, (b) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Borrower or the Servicer relating to Collateral, and (iii) to visit the offices and properties of the Borrower or the Servicer for the purpose of examining such materials described in clause (b) above, and to discuss matters relating to the Collateral or the Borrower's, the Servicer's or any Originator's performance under the Transaction Documents or under the Contracts with any of the officers or employees of the Borrower or the Servicer having knowledge of such matters. In addition, the Program Agent may appoint independent public accountants or other Persons acceptable to the Program Agent (which shall not be the Parent's or the Borrower's independent public accountants who perform regular financial statement audits for the Parent and its Subsidiaries), to prepare and deliver to the Program Agent and each Investor Agent a written report with respect to the Transferred Assets and the Credit and Collection Policy (including, in each case, the systems, procedures and records relating thereto) on a scope and in a form reasonably requested by the Program Agent and the Investor Agents, and the Borrower shall reimburse the Program Agent for all reasonable costs and reasonable expense incurred in connection therewith; provided, that so long as no Event of Termination Event has occurred or is continuing, Borrower's reimbursement obligations hereunder shall be limited to two such audits per calendar year (but without such limitation for follow-up audits if an audit deficiency is described during any such audit or follow-up audit).

                                   ARTICLE VI

                         ADMINISTRATION AND COLLECTION
                                 OF RECEIVABLES

      SECTION 6.01. Designation of Servicer.

            (a) The servicing, administration and collection of the Receivables shall be conducted by the Servicer so designated hereunder from time to time. Until the Program Agent gives notice to the Borrower of the designation of a new Servicer in accordance with the terms hereof, HLIOC is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. At any time after the occurrence and during the continuance of a Servicer Default, the Program Agent may and, at the request of the Required Investor Agents, the Program Agent shall designate as Servicer any Person (including itself) to succeed the Parent or any successor Servicer, if such Person shall consent and agree to the terms hereof. The Servicer may, with the prior consent of the Program Agent and each Investor Agent, subcontract with any other Person (except that in the case of an Originator no such consent is required) for the servicing, administration or collection of the Receivables. Any such subcontract shall not affect the Servicer's liability for performance of its duties and obligations pursuant to the terms hereof, and shall automatically terminate upon designation of a successor Servicer. The Investors, Banks and Agents shall not be deemed parties to such subcontract and shall have no liabilities, obligations or duties with respect to such subcontractor.

            (b) HLIOC in its capacity as the Servicer shall not resign from the obligations and duties hereby imposed on it except upon the reasonable determination by the Servicer that the performance of its duties hereunder is no longer permissible under applicable law and there is no reasonable action which HLIOC could take to make the performance of its duties hereunder permissible under applicable law. In any case, HLIOC agrees that, upon its resignation or replacement as Servicer pursuant hereto, it will cooperate with the Program Agent and the successor Servicer in effecting the termination of its responsibilities and rights as Servicer hereunder, including, without limitation: (i) assisting the successor Servicer in enforcing all rights under the Collateral, (ii) transferring, promptly upon receipt, to the successor Servicer any Collections or other amounts related to the Receivables, (iii) transferring to the successor Servicer all books and records held by or under the control of HLIOC, (iv) permitting the successor Servicer to have reasonable access to all tapes, discs, diskettes and related property containing information concerning the Collateral, and (v) in the Program Agent's discretion, either continuing to use at the direction of the successor Servicer, or taking all actions reasonably necessary to obtain a sublicense for a successor Servicer to use, all computer software and hardware that may facilitate the Servicer's access to and use of such information. Upon the resignation or replacement of HLIOC as Servicer, HLIOC shall no longer be entitled to the Servicer Fee accruing from and after the effective date of such resignation or replacement.

      SECTION 6.02. Duties of Servicer.

            (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance in all respects with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Borrower, the Program Agent, the Investor Agents, the Banks and the Investors hereby appoint the Servicer, from time to time designated pursuant to
Section 6.01, as agent for themselves, to enforce their respective rights and interests in the Transferred Assets. In performing its duties as Servicer, the Servicer shall exercise the same care and apply the same policies as it would exercise and apply if it owned such Transferred Assets and shall act in the best interests of the Borrower, the Investors, the Banks, the Investor Agents and the Program Agent.

            (b) The Servicer shall administer the Collections in accordance with the procedures described in Section 2.03. The Servicer is hereby authorized and empowered to instruct the Disbursement Agent to make withdrawals and payments from the Cure Account and Disbursement Agent's Account, subject to the limitations set forth in Section 6.08(a) and as otherwise set forth in this Agreement.

            (c) If no Event of Termination or Incipient Event of Termination shall have occurred and be continuing, HLIOC, while it is the Servicer, may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Receivable as it deems appropriate to maximize Collections thereof, or otherwise amend or modify other terms of any Receivable, provided that the classification of any such Receivable as a Delinquent Receivable or Defaulted Receivable hereunder shall not be affected by any such extension.

            (d) The Servicer shall hold in trust for the Borrower and each Investor and Bank, in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Transferred Assets. The Servicer shall mark each Originator's master data processing records evidencing the Transferred Assets with a legend, acceptable to the Program Agent, evidencing that such Transferred Assets have been sold to the Borrower; such an acceptable legend would be "This writing and the obligations evidenced hereby have been sold to HL Funding II, Inc. and HL Funding II, Inc. has pledged its interest therein to Citicorp North America, Inc. ("CNAI"), in its capacity as program agent, and any pledge, assignment or other transfer hereof or of an interest herein would be a violation of CNAI's rights."

            (e) The Servicer shall, as soon as practicable following receipt, turn over to the Person entitled thereto any cash collections or other cash proceeds received that are not Collections of the Receivables or proceeds of the Collateral.

            (f) The Servicer shall, from time to time at the request of the Program Agent or any Investor Agent, furnish to the Program Agent and the Investor Agents (promptly after any such request) a calculation of the amounts set aside for the Investors, the Banks and the Investor Agents pursuant to
Section 2.03.

            (g) The Servicer shall prepare and provide to the Agents:

                  (i) on each Business Day during a Daily Reporting Period, by no later than 1:00 P.M. (New York City time), a Daily Report as of the prior Business Day;

                  (ii) on the first Business Day of each calendar week during a Weekly Reporting Period, by no later than 1:00 P.M. (New York City time), a Weekly Report as of the last day of the immediately preceding week;

                  (iii) no later than 3:00 P.M. (New York City time) on each Determination Date, a Borrower Report relating to the Receivables outstanding on the last day of the immediately preceding Month;

                  (iv) on the third Business Day of each Month (or after the occurrence and during the continuance of an Event of Termination, on each Business Day as may be designated by the Program Agent or the Borrower), by no later than 1:00 P.M. (New York City time), a Payment Direction as of the last day of the immediately preceding Month (or after the occurrence and during the continuance of an Event of Termination, with respect to such shorter period as may be designated by the Program Agent or the Borrower); and

                  (v) any other reports reasonably requested by Program Agent upon ten Business Days' prior written notice to the Servicer.

            The Servicer shall transmit Borrower Reports, the Weekly Reports, the Daily Reports, and the Payment Directions, to the Agents concurrently by facsimile and by electronic mail (each an "E-Mail Report"). Each E-Mail Report shall be (A) formatted as the Program Agent may designate from time to time and shall be digitally signed and (B) sent to the Agents at an electronic mail address designated by each of them. Notwithstanding anything herein to the contrary, the Servicer shall not be required to deliver any Borrower Report, Weekly Report, Daily Report, or Payment Direction prior to the making of the Initial Advance.

      SECTION 6.03. Certain Rights of the Agents.

            (a) At any time after the occurrence and during the continuance of an Event of Termination:

                  (i) the Program Agent may and, at the direction of the Required Investor Agents, the Program Agent shall notify the Obligors of Receivables, at any time and at the Borrower's expense, of the security interest granted under this Agreement and the transactions pursuant to the Purchase Agreements;

                  (ii) the Program Agent may, and, at the direction of the
            Required Investor Agents, the Program Agent shall to the extent permitted under applicable law, direct the Obligors of Receivables that all payments thereunder be made directly to the Program Agent or its designee; and

                  (iii) at the Program Agent's or the Required Investor Agent's
            request and at the Borrower's expense, the Borrower shall notify each Obligor of Receivables of the security interest in the Receivables granted under this Agreement and the transactions pursuant to the Purchase Agreements, and direct that payments be made directly to the Program Agent or its designee.

            (b) At any time after the occurrence and during the continuation of an Incipient Event of Termination or Event of Termination:

                  (i) at the Program Agent's request and at the Borrower's
            expense, the Borrower and the Servicer shall (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Collateral , or that are otherwise necessary or desirable to collect the Receivables, and shall make the same available to the Program Agent at a place selected by the Program Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Program Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly indorsed or with duly executed instruments of transfer, to the Program Agent or its designee; and

                  (ii) the Borrower authorizes the Program Agent to take any and all steps in the Borrower's name and on behalf of the Borrower (other than as set forth in Section 6.03(a)) that are necessary or desirable, in the determination of the Program Agent, to collect amounts due under the Receivables, including, without limitation, endorsing the Borrower's name on checks and other instruments representing Collections of Receivables and enforcing the Borrower's rights under the other Collateral.

      SECTION 6.04. Rights and Remedies.

            (a) If the Servicer fails to perform any of its obligations under this Agreement, the Program Agent may (but shall not be required to) itself perform, or cause performance of, such obligation; and the Program Agent's costs and expenses incurred in connection therewith shall be payable by the Servicer.

            (b) The Borrower shall perform its obligations under the Contracts related to the Receivables and the exercise by the Program Agent on behalf of the Investors, the Banks and the Investor Agents of their rights under this Agreement shall not release the Originators, the Servicer or the Borrower from any of their duties or obligations with respect to any Receivables or related Contracts. Neither the Program Agent, the Investors, the Investor Agents nor the Banks shall have any obligation or liability with respect to any Receivables or related Contracts, nor shall any of them or the Borrower be obligated to perform the obligations of the Originators thereunder.

            (c) In the event of any conflict between the provisions of Article VI of this Agreement and Article VI of any Purchase Agreement, the provisions of
Article VI of this Agreement shall control.

      SECTION 6.05. Further Assurances. The Borrower agrees from time to time, at its expense, to promptly execute and deliver all further instruments and documents, and to take all further actions, that may be reasonably necessary or desirable, or that the Program Agent or any Investor Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted hereunder, or to enable the Investors, the Banks, the Investor Agents or the Program Agent to exercise and enforce their respective rights and remedies hereunder and under the other Transaction Documents. Without limiting the foregoing, the Borrower and each Originator hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, in any jurisdictions as any Agent may reasonably determine are necessary to perfect the security interest granted to the Program Agent pursuant to Section 2.11 hereof or the interests assigned pursuant to the Purchase Agreements. Such financing statements filed against the Borrower may describe the Collateral in the same manner specified in Section 2.11 hereof or in any other manner as the Program Agent may reasonably determine is necessary to ensure the perfection of such security interest, including, without limitation, describing such property as all assets or all personal property of the Borrower whether now owned or hereafter acquired.

      SECTION 6.06. Covenants of the Servicer. Until the later of the Facility Termination Date and the date on which all Obligations shall be paid in full, unless the Program Agent shall otherwise consent, the Servicer:

            (a) Extension or Amendment of Receivables. Except as otherwise permitted in Section 6.02(c), will not extend, amend, waive or otherwise modify, the terms of any Receivable.

            (b) Change in Business or Credit and Collection Policy. Will not make any change in the character of its business or make any change in the Credit and Collection Policy that would impair the collectibility of the Receivables. In the event that the Servicer or any Originator makes any change to the Credit and Collection Policy, it shall, contemporaneously with such change, provide the Program Agent and each Investor Agent with an updated Credit and Collection Policy and a summary of all changes.

            (c) Change in Payment Instructions to Obligors. Will not add or terminate any bank, post office box or bank account as a Deposit Bank, Lockbox or Deposit Account from those listed in Schedule 4.01(k) to this Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Borrower or payments to be made to any such box or account, unless the Investor Agents and the Program Agent shall have received notice of such addition, termination or change (including an updated Schedule 4.01(k)) and a fully executed Deposit Account Agreement with each new Deposit Bank or Account Bank or with respect to each new such box or account.

            (d) Deposits to Lockboxes and Deposit Accounts. Will (or will cause the Borrower or the Originators to) (i) instruct all Obligors to remit all their payments in respect of Receivables to Deposit Accounts or Lockboxes associated therewith, and (ii) use ongoing commercially reasonable efforts to obtain compliance with such instructions from those Obligors who have failed to so comply. If the Servicer shall receive any Collections directly, it shall immediately (and in any event within one Business Day) deposit the same to a Deposit Account. The Servicer will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lockbox or Deposit Account cash proceeds other than Collections of Receivables.

            (e) Maintenance of Records. Will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

      SECTION 6.07. Indemnities by the Servicer. Without limiting any other rights that the Program Agent, the Investor Agents, the Investors, the Banks, the Disbursement Agent or any of their respective Affiliates or members or any of their respective officers, directors, employees or advisors (each, an "Indemnified Party") may have hereunder or under applicable law (including, without limitation, the right to recover damages for breach of contract), and in consideration of its appointment as Servicer, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses, liabilities, damages and related costs and expenses (including reasonable attorneys' fees and disbursements) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from any of the following (excluding, however, all claims, losses, liabilities, damages and related costs and expenses arising (1) solely from a breach of such Indemnified Party's obligations hereunder, as determined by a final, nonappealable judgment of a court of competent jurisdiction, or (2) from recourse for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor):

                  (i) any representation made or deemed made by the Servicer pursuant to Section 4.02(g) hereof which shall have been incorrect in any respect when made or deemed made or any other representation or warranty or statement made or deemed made by the Servicer under or in connection with this Agreement which shall have been false or incorrect in any respect when made or deemed made;

                  (ii) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Transferred Asset; or the failure of any Transferred Asset to conform to any such applicable law, rule or regulation;

                  (iii) any failure of the Servicer to perform its duties or obligations in accordance with the provisions of this Agreement or otherwise comply with any term, provision or covenant contained in this Agreement or any Transaction Document to which it is a party;

                  (iv) the commingling of Collections of Receivables (or any other Related Security) at any time by the Servicer with other funds;

                  (v) any Servicer Fees or other costs and expenses payable to any replacement Servicer, to the extent in excess of the Servicer Fees payable to the Servicer hereunder;

                  (vi) any act or omission by the Servicer which reduces or impairs the rights of the Program Agent, any Investor Agent, any Investor or any Bank with respect to any Collateral;

                  (vii) any claim brought by any Person other than an Indemnified Party arising from any activity by the Servicer or its Affiliates in servicing, administering or collecting any Transferred Assets; or

                  (viii) any claim, loss or liability incurred by the Disbursement Agent or its Affiliates arising out of the administration of the Disbursement Agent's duties hereunder or otherwise incurred in connection with the transactions contemplated herein or under any of the other Transaction Documents; provided, that the Servicer shall be obligated with respect to a claim, loss or liability referred to in this clause (viii) only to the extent payment with respect thereto is not made from Collections or by the Borrower and only to the extent that such claim, loss or liability results from action taken by the Disbursement Agent upon reliance of any written information provided by the Servicer to the Disbursement Agent.

Any amounts subject to the indemnification provisions of this Section 6.07 shall be paid by the Servicer to the related Indemnified Party within five (5) Business Days following demand therefor accompanied by reasonable supporting documentation with respect to such amounts. Notwithstanding anything to the contrary in this Agreement, solely for purposes of this Section 6.07, any representation, warranty or covenant qualified by materiality or the occurrence of a Material Adverse Effect shall not be so qualified.

      SECTION 6.08. Establishment of Collateral Advance Account and Deposit Accounts.

            (a) Collateral Advance Account.

                  (i) On or prior to the date of this Agreement, the Servicer, for the benefit of the Banks, shall establish and maintain or cause to be established and maintained in the name of the Program Agent with an Eligible Institution (which shall initially be the Disbursement Agent), an account (such account being the "Collateral Advance Account" and such institution holding such account being the "Collateral Advance Account Bank"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Banks and entitled "Citicorp North America, Inc., as Program Agent -- Collateral Advance Account for the Hayes Lemmerz Receivables Financing Agreement." The Collateral Advance Account shall be under the sole dominion and control of the Program Agent for the benefit of the Banks which have made Cash Secured Advances, and neither the Borrower, nor any Person claiming by, through or under the Borrower, shall have any right, title or interest in, or any right to withdraw any amount from, the Collateral Advance Account. Except as expressly provided in this Agreement, the Disbursement Agent in its capacity as the initial Collateral Advance Account Bank hereby agrees (and any successor Collateral Advance Account Bank shall agree) that it shall have no right of set-off or banker's lien against, and no right to otherwise deduct from, any funds held in the Collateral Advance Account for any amount owed to it by the Disbursement Agent, any Beneficiary, the Borrower, SPE I, Parent, any Originator or any of their Affiliates. The tax identification number associated with the Collateral Advance Account shall be that of the Borrower.

                  (ii) The Disbursement Agent hereby agrees that it will comply with (A) all written instructions directing disposition of the funds in the Collateral Advance Account, (B) all notifications and entitlement orders that the Disbursement Agent receives directing it to transfer or redeem any financial asset in the Collateral Advance Account, and (C) all other directions concerning the Collateral Advance Account, including, without limitation, directions to distribute to any Investor Agent at such Investor Agent's Account proceeds of any such transfer or redemption or interest or dividends on property in the Collateral Advance Account (any such instruction, notification or direction referred to in clause (A), (B) or (C) above being a "Collateral Advance Account Direction"), in each case of clauses (A), (B) and (C) above originated by the Program Agent without further consent by the Borrower or any other Person.

Except as specified in Section 6.08(a)(iii), the Disbursement Agent will comply with Collateral Advance Account Directions and other directions concerning the Collateral Advance Account originated by, and only by, the Program Agent.

                  (iii) Funds on deposit in the Collateral Advance Account shall, at the written direction of the Borrower, be invested by the Disbursement Agent in Eligible Investments as instructed by the Borrower in writing (which may be a standing instruction). All such Eligible Investments shall be held in the Collateral Advance Account by the Disbursement Agent for the benefit of the Program Agent for the ratable benefit of the Banks which have made Cash Secured Advances. Such funds shall be invested in Eligible Investments that will mature so that funds will be available in amounts sufficient for the Disbursement Agent to make each distribution as and when required under the terms of this Agreement. All interest and other investment earnings (net of losses and investment expenses) received on funds on deposit in the Collateral Advance Account, to the extent such investment income is not needed to pay the relevant Investor Agents for the ratable benefit of the Term-Out Banks under the terms of this Agreement, shall be added to the Collateral Advance Account.

                  (iv) If, at any time, the institution with which the Collateral Advance Account is maintained ceases to be an Eligible Institution,
(A) the Disbursement Agent, upon obtaining actual knowledge thereof, shall, within five Business Days from obtaining such knowledge or, if earlier, from notice to such effect by the Program Agent, establish a new Collateral Advance Account meeting the conditions specified above with an Eligible Institution, and transfer any cash and/or any financial assets held in the old Collateral Advance Account to such new Collateral Advance Account, and (B) the Borrower and Servicer shall execute and deliver, and cause such new Collateral Advance Account Bank to deliver, an Account Control Agreement. From the date such new Collateral Advance Account is established, it shall be the "Collateral Advance Account" hereunder and for all purposes hereof.

            (b) Deposit Accounts. On or prior to the date of this Agreement, the Servicer for the benefit of the Beneficiaries, shall establish and maintain or cause to be established and maintained in the name of the Borrower (i) Lockboxes to which Obligors will remit payments with respect to Receivables and (ii) Deposit Accounts with an Eligible Institution. Obligors will be directed to remit payments with respect to Receivables owing by them to a Lockbox or a Deposit Account in accordance with the terms of Section 6.06(c). The Lockboxes and Deposit Accounts shall be under the control of the Program Agent for the benefit of the Beneficiaries, and on and after the Transfer Event Date, neither the Borrower, the Servicer, the Parent nor any Person claiming by, through or under the Borrower, the Servicer, or the Parent, shall have any right to withdraw any amount from, any Lockbox or Deposit Account.

            (c) No Changes to Lockboxes or Deposit Accounts. The Servicer will not (i) make any change in any Lockbox numbers, the name, address or ABA number of any Deposit Bank or Account Bank, the account number of any Deposit Account, the name, address or ABA number of any Collateral Advance Account Bank, or the account number for any Collateral Advance Bank from that set forth in Schedule 4.01(k) hereto or (ii) amend any instruction to any Obligor or any instruction to or agreement with any Deposit Bank or Account Bank with respect to any Lockbox or Deposit Account (other than to (A) redirect payments of Obligors to a different Lockbox or Deposit Account, (B) close unused Lockboxes and Deposit Accounts and

(C) open new Lockboxes and Deposit Accounts if the Disbursement
Agent and the Program Agent shall have received executed copies of the Deposit Account Agreements with each new Deposit Bank and an updated Schedule 4.01(k)) unless the Program Agent shall have given its prior consent to such change or amendment and notified the other Investor Agents thereof.

      SECTION 6.09. Establishment of Disbursement Agent Accounts.

            (a) The Servicer, for the benefit of the Beneficiaries, shall establish and maintain in the name of the Disbursement Agent, with an Eligible Institution (which shall initially be the Disbursement Agent) a segregated non-interest bearing deposit account accessible only by the Disbursement Agent (the "Disbursement Agent's Account"), which shall be identified as the "Disbursement Agent's Account for the Hayes Lemmerz Receivables Financing Agreement" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Beneficiaries. The Disbursement Agent's Account initially shall be established at the Disbursement Agent. Except as specifically provided in this Agreement, the Disbursement Agent agrees that it shall have no right of set-off or banker's lien against and no right to otherwise deduct from any funds held in the Disbursement Agent's Account for any amount owed to it by any Beneficiary, the Borrower, SPE I or any Originator. The tax identification number associated with the Disbursement Agent's Account shall be that of the Borrower.

            (b) The Servicer, for the benefit of the Beneficiaries, shall establish and maintain in the name of the Disbursement Agent two segregated sub-accounts of the Disbursement Agent's Account accessible only by the Disbursement Agent which shall be identified as the "Cure Account for the Hayes Lemmerz Receivables Financing Agreement" (the "Cure Account"), and the "Yield/Fee Account for the Hayes Lemmerz Receivables Financing Agreement" (the "Yield/Fee Account"), respectively, and each of which shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Beneficiaries. The Cure Account and the Yield/Fee Account shall initially be established with the Disbursement Agent and thereafter may only be established or maintained at an Eligible Institution which also holds the Disbursement Agent's Account. Except as specifically provided in this Agreement, the Disbursement Agent agrees that it shall have no right of set-off or banker's lien against and no right to otherwise deduct from any funds held in the Cure Account or Yield/Fee Account for any amount owed to it by any Beneficiary, the Borrower, SPE I or any Originator. The tax identification number associated with the Cure Account and Yield/Fee Account shall be that of the Borrower.

            (c) At the written direction of the Servicer (which may be a standing direction), funds on deposit in the Disbursement Agent's Account, the Cure Account and the Yield/Fee Account (the "Disbursement Agent Accounts") shall be invested by the Disbursement Agent in Eligible Investments selected by the Servicer that will mature so that such funds will be available on or before the close of business on the Business Day next preceding the following Regular Payment Date or Distribution Date; provided, that any request by the Servicer to invest funds on deposit in any Disbursement Agent Account shall certify that the requested investment is an Eligible Investment; provided further, that if an Event of Termination has occurred and is continuing, such investments may only be made at the direction of the Program Agent and not at the direction of the Servicer. All such Eligible Investments shall be held by the Disbursement Agent for the benefit of the Beneficiaries. On each Regular Payment Date or Distribution Date, as applicable, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Disbursement Agent Accounts shall be applied as set forth in Section 2.04. Funds deposited in the Disbursement Agent Accounts on a Business Day which immediately precedes a Regular Payment Date or Distribution Date are not required to be invested overnight.

            (d) The Disbursement Agent shall possess all right, title and interest in and to all funds on deposit from time to time in, and all Eligible Investments credited to, the Disbursement Agent Accounts and in all proceeds thereof. The Disbursement Agent Accounts shall be under the sole dominion and control of the Disbursement Agent for the benefit of the Beneficiaries. If, at any time, any of the Disbursement Agent Accounts is held by an institution other than an Eligible Institution, the Disbursement Agent (or the Servicer, at the direction of the Disbursement Agent and on its behalf) shall within 5 Business Days establish a new Disbursement Agent Account meeting the conditions specified in clause (a) or (b) above, as applicable, and shall transfer any cash and/or any investments to such new Disbursement Agent Account. Neither the Borrower, the Servicer nor any Person or entity claiming by, through or under the Borrower, the Servicer or any such Person or entity shall have any right, title or interest in, or any right to withdraw any amount from, any Disbursement Agent Account, except as expressly provided herein. Schedule 6.09(d) identifies each Disbursement Agent Account by setting forth the identification name of such account, the account number of each such account, the account designation of each such account and the name and location of the institution with which such account has been established. If a substitute Disbursement Agent Account is established pursuant to this Section 6.09, the party establishing such substitute Disbursement Agent Account shall promptly provide to the Servicer or the Disbursement Agent, as applicable, an amended Schedule 6.09(d), setting forth the relevant information for such substitute Disbursement Agent Account.

            (e) The Disbursement Agent is hereby authorized, unless otherwise directed by the Servicer, to effect transactions in Eligible Investments through a capital markets Affiliate of the Disbursement Agent, provided, that any transaction through such an Affiliate will be on market terms comparable to those offered by such Affiliate to non-Affiliates.

                                  ARTICLE VII

                             EVENTS OF TERMINATION

      SECTION 7.01. Events of Termination. If any of the following events ("Events of Termination") shall occur and be continuing:

            (a) The Servicer (i) shall fail to perform or observe any term, covenant or agreement under this Agreement (other than as referred to in clause
(ii) or (iii) of this subsection (a)) and such failure, if capable of being cured, shall remain unremedied for thirty (30) days, (ii) shall fail to make when due any payment or deposit to be made by it under this Agreement and such failure, in the case of payments on account of Yield or Fees only, shall remain unremedied for three Business Days or (iii) shall fail to deliver any Borrower Report, Weekly Report, Payment Direction or Daily Report when required and such failure shall remain unremedied for two Business Days (provided, that the grace period in this clause (iii) may not be utilized more than three times in any Month);

            (b) The Borrower shall fail to make when due any payment or deposit to be made by it under this Agreement (including the payment of any Deemed Collections pursuant to Section 2.03(a)) and, in the case of payments on account of Yield or Fees only, such failure shall remain unremedied for three Business Days;

            (c) Any representation or warranty (unless such representation or warranty relates solely to one or more specific Receivables incorrectly characterized as Eligible Receivables and either (i) immediately following the removal of such Receivables from the Net Receivables Pool Balance the Facility Principal (less the amount of Cure Funds then in the Cure Account) is not greater than the Borrowing Base or (ii) the Borrower shall have made any required payment of Deemed Collections in accordance with Section 2.03(a) with respect to such Receivables) made or deemed made by the Borrower, the Parent, any Originator, SPE I or the Servicer (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by the Borrower, the Parent, any Originator, SPE I or the Servicer pursuant to this Agreement or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered;

            (d) The Borrower, SPE I or any Originator shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.01(j) or 5.01(p) and such failure shall remain unremedied for 15 days or (ii) any other term, covenant or agreement contained in this Agreement or any other Transaction Document (other than as specified in clauses (a) through (c) above) on its part to be performed or observed and any such failure shall remain unremedied for 30 days, provided, that failure of the Borrower to perform or observe any covenant contained in (i) Sections 5.01(b), 5.01(d), 5.01(g), 5.01(h), 5.01(l), 5.01(m),
5.01(n) or 5.01(o) shall not be entitled to the benefit of such 30-day period;

            (e) The Borrower, the Parent, the Servicer, SPE I or any Originator shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least $10,000 in the aggregate in the case of the Borrower or SPE I and $17,500,000 in the aggregate in the case of Parent, the Servicer or any Originator when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof;

            (f) The security interest created pursuant to Section 2.11 or
Section 2.16(b) shall for any reason cease to be a valid and perfected first priority security interest in the Collateral or the Cash Collateral, as the case may be, or there shall exist any Adverse Claims on the Collateral or the Cash Collateral;

            (g) The Borrower, the Parent, the Servicer, SPE I or any Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, the Parent, the Servicer, SPE I or any Originator seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any proceeding or petition shall be instituted or adopted for the winding up of the Borrower or SPE I (whether or not in the context of a bankruptcy or insolvency proceeding); or the Borrower, the Parent, the Servicer, any SPE I or any Originator shall take any corporate or other action to authorize any of the actions set forth above in this subsection (g);

            (h) As of the last day of any Month, (i) the average of the Default Ratios for such Month and the last two immediately preceding Months shall exceed 5.00%, (ii) the average of the Delinquency Ratios for such Month and the last two immediately preceding Months shall exceed 6.25%, (iii) the average of the Dilution Ratios for such Month and the last two immediately preceding Months shall exceed 7.00% or (iv) the average of the Loss-to-Liquidation Ratios for such Month and the last two immediately preceding Months shall exceed 1.00%;

            (i) The Facility Principal (less the amount of Cure Funds then in the Cure Account) shall be greater than the Borrowing Base upon the termination of a Cure Period;

            (j) There shall have occurred any event which in the reasonable discretion of the Program Agent may materially adversely affect (i) the collectibility of the Receivables, (ii) the legality, validity or enforceability of any Transaction Document, or (iii) the ability of the Borrower, the Parent, any Originator or the Servicer to collect the Receivables or otherwise perform its obligations under this Agreement and the other Transaction Documents;

            (k) An "Event of Termination" or "Facility Termination Date" shall occur under any Purchase Agreement, or any Purchase Agreement shall cease to be in full force and effect;

            (l) A Change in Control shall occur;

            (m) One or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 (except to the extent covered by insurance as to which the insurer has acknowledged such coverage in writing) shall be rendered against (i) the Parent, any Originator or any of their respective Subsidiaries (other than the Borrower and SPE I) or any combination thereof (other than the Borrower and SPE I) or (ii) the Servicer or any of its Subsidiaries (other than the Borrower and SPE I) or a combination thereof, and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be taken by a judgment creditor to attach or levy upon any assets of the Parent, any Originator, or the Servicer or any of their respective Subsidiaries (other than the Borrower and SPE I) to enforce any such judgment;

            (n) One or more judgments for the payment of money shall be rendered against the Borrower or SPE I or any action shall be taken by a judgment creditor to attach or levy upon any assets of the Borrower or SPE I;

            (o) (i) The Parent or any ERISA Affiliate shall fail to pay when due an amount or amounts aggregating in excess of $2,000,000 which it shall have become liable to pay under Section 302 or Title IV of ERISA; or notice of intent to terminate a Plan shall be filed under Title IV of ERISA by the Parent or any ERISA Affiliate, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause the Parent and/or one or more ERISA Affiliates to incur a current payment obligation in excess of $2,000,000; or (ii) any other ERISA Event shall have occurred that, in the opinion of the Program Agent, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Parent, the ERISA Affiliates and any Subsidiaries in an aggregate amount exceeding $2,000,000;

            (p) (i) The Parent shall fail to make any payment required by a Parent Undertaking, (ii) the Parent shall fail to perform or observe any other term, covenant or agreement contained in a Parent Undertaking and any such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by any Agent, or (iii) a Parent Undertaking shall cease to be in full force and effect;

            (q) A Servicer Default shall occur or HLIOC shall resign or cease to perform as Servicer hereunder other than as permitted pursuant to Section 6.02(b) or as a result of termination or replacement by the Program Agent in accordance with Article VI;

            (r) The PBGC or the Internal Revenue Service shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA or Section 6320 of the Code with regard to the assets of the Parent, SPE I, the Borrower or any Originator;

            (s) Any Transaction Document shall cease to be in full force and effect, or the Borrower, any Originator, the Servicer, SPE I or the Parent shall attempt to terminate or assert the invalidity or unenforceability of any Facility Document or any provision thereof; or

            (t) If the Financial Covenant Effective Date has occurred, any Financial Covenant shall fail to be performed or observed, subject to any applicable grace periods agreed upon in the designation of such Financial Covenant pursuant to Section 5.01(q);

then, and in any such event, any or all of the following actions may be taken by notice to the Borrower: (x) the Program Agent may in its discretion, and shall, at the direction of the Investor Agents, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred), (y) the Program Agent may in its discretion, and shall, at the direction of any Investor Agent, declare the Commitment Termination Date to have occurred (in which case the Commitment Termination Date shall be deemed to have occurred), and (z) if such event is a Servicer Default, and without limiting any other right under this Agreement to replace the Servicer, the Program Agent may in its discretion, and shall, at the direction of any Investor Agent, designate another Person to succeed HLIOC as the Servicer; provided, that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in Section 7.01(g), the Facility Termination Date and the Commitment Termination Date shall occur, HLIOC (if it is then serving as the Servicer) shall cease to be the Servicer, and the Program Agent or its designee shall become the Servicer. Upon any such declaration or designation or upon such automatic termination, the Investors, the Investor Agents, the Banks and the Program Agent shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

Notwithstanding anything in the foregoing to the contrary, if any Event of Termination set forth in Section 7.01(c), (d), (j) or (k) (with respect to the Originator Purchase Agreement) shall have occurred and be continuing with respect to any Originator (solely for the purposes of such determination, the provisions of the Transaction Documents shall be construed as applying severally to each Originator and not jointly), and if (1) such Originator is deemed a "Defaulting Originator" in accordance with the Originator Purchase Agreement,
(2) the Program Agent shall have received written notice from such Originator of its election to be treated as a "Defaulting Originator" hereunder within two Business Days of the occurrence of such Event of Termination, (3) no other Event of Termination shall have occurred and be continuing, and (4) the sum of (x) the aggregate existing Defaulting Originator Percentages and (y) the Defaulting Originator Percentage that would be applicable to such Originator if such Originator were deemed a Defaulting Originator hereunder, would not exceed 15%, then such Originator shall become a "Defaulting Originator" under the Transaction Documents, and such Events of Termination as they relate to such Defaulting Originator shall be deemed cured (and no longer applicable to such Defaulting Originator) and the Facility Termination Date may no longer be declared solely as a result thereof.

                                  ARTICLE VIII

                                THE PROGRAM AGENT

      SECTION 8.01. Authorization and Action. Each Investor, Investor Agent and each Bank hereby appoints and authorizes the Program Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Program Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. The Program Agent shall not have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against the Program Agent.

The Program Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Borrower, SPE I, the Parent, the Servicer or any Originator. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall the Program Agent ever be required to take any action which exposes the Program Agent to personal liability or which is contrary to any provision of any Transaction Document or applicable law.

      SECTION 8.02. Program Agent's Reliance, Etc. Neither the Program Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Program Agent under or in connection with this Agreement (including, without limitation, the Program Agent's servicing, administering or collecting Receivables as Servicer) or any other Transaction Document, except for its or their own gross negligence or willful misconduct as determined by a final, nonappealable judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Program Agent: (a) may consult with legal counsel (including counsel for any Investor Agent, the Borrower, SPE I, the Parent, any Originator and the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Investor Agent, Investor or Bank (whether written or oral) and shall not be responsible to any Investor Agent, Investor or Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of the Borrower, SPE I, the Parent, any Originator or the Servicer or to inspect the property (including the books and records) of the Borrower, SPE I, the Parent, any Originator or the Servicer; (d) shall not be responsible to any Investor Agent, Investor or Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto; and (e) shall incur no liability under or in respect of this Agreement or any other Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier or telex) believed by it to be genuine and signed or sent by the proper party or parties.

      SECTION 8.03. CNAI and Affiliates. The obligation of Citibank to make Advances under this Agreement may be satisfied by CNAI or any of its Affiliates. With respect to any Advance made by it, CNAI shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Program Agent. CNAI and any of its Affiliates may generally engage in any kind of business with the Borrower, the Parent, any Originator, SPE I, the Servicer or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Borrower, the Parent, any Originator, SPE I, the Servicer or any Obligor or any of their respective Affiliates, all as if CNAI were not the Program Agent and without any duty to account therefor to the Investor Agents, the Investors or the Banks.

      SECTION 8.04. Indemnification of Program Agent. Each Bank agrees to indemnify the Program Agent (to the extent not reimbursed by the Borrower, the Parent or any Originator), ratably according to the respective Percentage of such Bank, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Program Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Program Agent under this Agreement or any other Transaction Document, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Program Agent's gross negligence or willful misconduct as determined in a final, nonappealable judgment of a court of competent jurisdiction.

      SECTION 8.05. Delegation of Duties. The Program Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Program Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

      SECTION 8.06. Action or Inaction by Program Agent. The Program Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the Investor Agents and assurance of its indemnification by the Banks, as it deems appropriate. The Program Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the Investor Agents and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Investors, Banks, the Program Agent and the Investor Agents.

      SECTION 8.07. Notice of Events of Termination. The Program Agent shall not be deemed to have knowledge or notice of the occurrence of any Incipient Event of Termination or of any Event of Termination unless the Program Agent has received written notice from any Investor Agent, Investor, Bank, the Servicer, any Originator, SPE I or the Borrower stating that an Incipient Event of Termination or Event of Termination has occurred hereunder and describing such Incipient Event of Termination or Event of Termination. If the Program Agent receives such a notice, it shall promptly give notice thereof to each Investor Agent whereupon each Investor Agent shall promptly give notice thereof to its respective Investors and Related Banks. The Program Agent shall take such action concerning an Incipient Event of Termination or an Event of Termination as may be directed by the Investor Agents (subject to the other provisions of this Article VIII), but until the Program Agent receives such directions, the Program Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as the Program Agent deems advisable and in the best interests of the Investors and Banks.

      SECTION 8.08. Non-Reliance on Program Agent and Other Parties. Each Investor Agent, Investor and Bank expressly acknowledges that neither the Program Agent, any of its Affiliates nor any of their respective, directors, officers, agents or employees has made any representations or warranties to it and that no act by the Program Agent hereafter taken, including any review of the affairs of the Borrower, the Servicer, SPE I, the Parent or any Originator, shall be deemed to constitute any representation or warranty by the Program Agent. Each Investor and Bank represents and warrants to the Program Agent that, independently and without reliance upon the Program Agent, any of its Affiliates, any Investor Agent (except to the extent otherwise agreed in writing between such Investor and its Investor Agent) or any other Investor Bank and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower, the Parent and the Originators, and the Advances and its own decision to enter into this Agreement and to take, or omit, action under this Agreement or any other Transaction Document. Except for items expressly required to be delivered under this Agreement or any other Transaction Document by the Program Agent to any Investor Agent, Investor or Bank, the Program Agent shall not have any duty or responsibility to provide any Investor Agent, Investor or Bank with any information concerning the Borrower, the Servicer, SPE I, the Parent or any Originator or any of their Affiliates that comes into the possession of the Program Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.

      SECTION 8.09. Successor Program Agent. The Program Agent may, upon at least thirty (30) days' notice to the Borrower and each Investor Agent, resign as Program Agent. Such resignation shall not become effective until a successor agent is appointed by the Investor Agents (with the approval of the Borrower, which approval shall not be unreasonably withheld and shall not be required if an Incipient Event of Termination or an Event of Termination has occurred and is continuing) and has accepted such appointment. Upon such acceptance of its appointment as Program Agent hereunder by a successor Program Agent, such successor Program Agent shall succeed to and become vested with all the rights and duties of the retiring Program Agent, and the retiring Program Agent shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Program Agent's resignation hereunder, the provisions of this
Article VIII, Section 6.07 and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Program Agent.

      SECTION 8.10. Reports and Notices. The Program Agent hereby agrees to provide each Investor Agent with copies of all material notices, reports and other documents provided to the Program Agent by the Borrower or the Servicer hereunder (other than any notices received by the Program Agent referred to in the definition of Assignee Rate) which are not otherwise required to be provided by the Borrower or the Servicer directly to the Investor Agents in accordance with the terms hereof.

                                   ARTICLE IX

                              THE INVESTOR AGENTS

      SECTION 9.01. Authorization and Action. Each Investor and each Bank which belongs to the same Group hereby appoints and authorizes the Investor Agent for such Group to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to such Investor Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. No Investor Agent shall have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against any Investor Agent. No Investor Agent assumes, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Borrower, the Parent or any Originator. Notwithstanding any provision of this Agreement or any other Transaction

Document, in no event shall any Investor Agent ever be required to take any action which exposes such Investor Agent to personal liability or which is contrary to any provision of any Transaction Document or applicable law.

      SECTION 9.02. Investor Agent's Reliance, Etc. No Investor Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as an Investor Agent under or in connection with this Agreement or the other Transaction Documents (a) with the consent or at the request or direction of the Investors and Banks in its Group or (b) in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, an Investor Agent:
(i) may consult with legal counsel (including counsel for the Program Agent, the Borrower, the Servicer, SPE I, the Parent or any Originator), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Investor or Bank (whether written or oral) and shall not be responsible to any Investor or Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Transaction Document; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of the Borrower, the Parent, any Originator or any other Person or to inspect the property (including the books and records) of the Borrower, SPE I, the Parent, any Originator or the Servicer; (d) shall not be responsible to any Investor or any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Transaction Documents or any other instrument or document furnished pursuant hereto; and (e) shall incur no liability under or in respect of this Agreement or any other Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier or telex) believed by it to be genuine and signed or sent by the proper party or parties.

      SECTION 9.03. Investor Agent and Affiliates. With respect to any Advances made by it, each Investor Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not an Investor Agent. Each Investor Agent and any of its Affiliates may generally engage in any kind of business with the Borrower, SPE I, the Parent, any Originator, the Servicer or any Obligors, any of their respective Affiliates and any Person who may do business with or own securities of the Borrower, SPE I, the Parent, any Originator, the Servicer or any Obligor or any of their respective Affiliates, all as if such Investor Agent were not an Investor Agent and without any duty to account therefor to any Investors or Banks.

      SECTION 9.04. Indemnification of Investor Agents. Each Bank in any Group agrees to indemnify the Investor Agent for such Group (to the extent not reimbursed by the Borrower, the Parent or any Originator), ratably according to the proportion of the Percentage of such Bank to the aggregate Percentages of all Banks in such Group, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Investor Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by such Investor Agent under this Agreement or any other Transaction Document, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Investor Agent's gross negligence or willful misconduct.

      SECTION 9.05. Delegation of Duties. Each Investor Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Investor Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

      SECTION 9.06. Action or Inaction by Investor Agent. Each Investor Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the Investors and Banks in its Group and assurance of its indemnification by the Banks in its Group, as it deems appropriate. Each Investor Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the Investors and Banks in its Group, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Investors and Banks in its Group.

      SECTION 9.07. Notice of Events of Termination. No Investor Agent shall be deemed to have knowledge or notice of the occurrence of any Incipient Event of Termination or of any Event of Termination unless such Investor Agent has received notice from the Program Agent, any other Investor Agent, any Investor or Bank, the Servicer, SPE I, any Originator or the Borrower stating that an Incipient Event of Termination or Event of Termination has occurred hereunder and describing such Incipient Event of Termination or Event of Termination. If an Investor Agent receives such a notice, it shall promptly give notice thereof to the Investors and Banks in its Group and to the Program Agent (but only if such notice received by such Investor Agent was not sent by the Program Agent). The Investor Agent shall take such action concerning an Incipient Event of Termination or an Event of Termination as may be directed by the Investors and Banks in its Group (subject to the other provisions of this Article IX), but until such Investor Agent receives such directions, such Investor Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as such Investor Agent deems advisable and in the best interests of the Investors and Banks in its Group.

      SECTION 9.08. Non-Reliance on Investor Agent and Other Parties. Except to the extent otherwise agreed to in writing between an Investor and its Investor Agent, each Investor and Bank in the same Group expressly acknowledges that neither the Investor Agent for its Group, any of its Affiliates nor any of such Investor Agent's or Affiliate's directors, officers, agents, or employees has made any representations or warranties to it that no act by such Investor Agent hereafter taken, including any review of the affairs of the Borrower, the Parent or any Originator, shall be deemed to constitute any representation or warranty by such Investor Agent. Except to the extent otherwise agreed to in writing between an Investor and its Investor Agent, each Investor and Bank in the same Group represents and warrants to the Investor Agent for such Group, independently and without reliance upon such Investor Agent, any of its Affiliates, any other Investor Agent, the Program Agent or any other Investor or Bank and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower, the Parent, the Originators and the Advances and its own decision to enter into this Agreement and to take, or omit, action under this Agreement or any other Transaction Document. Except for items expressly required to be delivered under this Agreement or any other Transaction Document by an Investor Agent to any Investor or Bank in its Group, no Investor Agent shall have any duty or responsibility to provide any Investor or Bank in its Group with any information concerning the Borrower, the Servicer, SPE I, the Parent, any Originator or any of their Affiliates that comes into the possession of such Investor Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.

      SECTION 9.09. Successor Investor Agent. Any Investor Agent may, upon at least thirty (30), days' notice to the Program Agent, the Borrower and the Investors and Banks in its Group, resign as Investor Agent for its Group. Such resignation shall not become effective until a successor investor agent is appointed by the Investors and Banks in such Group and has accepted such appointment. Upon such acceptance of its appointment as Investor Agent for such Group hereunder by a successor Investor Agent, such successor Investor Agent shall succeed to and become vested with all the rights and duties of the retiring Investor Agent, and the retiring Investor Agent shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Investor Agent's resignation hereunder, the provisions of this Article IX, Section 6.07 and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Investor Agent.

      SECTION 9.10. Reliance on Investor Agent. Unless otherwise advised in writing by an Investor Agent or by any Investor or Bank in such Investor Agent's Group, each party to this Agreement may assume that (a) such Investor Agent is acting for the benefit and on behalf of each of the Investors and Banks in its Group, as well as for the benefit of each assignee or other transferee from any such Person, and (b) each action taken by such Investor Agent has been duly authorized and approved by all necessary action on the part of the Investors and Banks in its Group.

                                   ARTICLE X

                                 INDEMNIFICATION

      SECTION 10.01. Indemnities by the Borrower. Without limiting any other rights that any Indemnified Party may have hereunder or under applicable law (including, without limitation, the right to recover damages for breach of contract), the Borrower hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts arising out of or resulting from this Agreement or the other Transaction Documents or the use of proceeds of the Advances or the security interest granted hereunder or in respect of any Collateral, excluding, however, (a) Indemnified Amounts to the extent found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from (i) gross negligence or willful misconduct on the part of such Indemnified Party, or (ii) solely from a breach of such Indemnified Party's obligations hereunder, and (b) recourse (except as otherwise specifically provided in this Agreement) for Transferred Assets which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor. Without limiting or being limited by the foregoing, the Borrower shall pay on demand to each

Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

                  (i) the characterization (A) in any Borrower Report, Daily Report, Weekly Report, or (B) for the purpose of inclusion of a Receivable in the Net Receivables Pool Balance in any other written statement made by or on behalf of the Borrower to the Program Agent, of any Receivable as an Eligible Receivable or as included in the Net Receivables Pool Balance which, as of the date on which such information was certified, is not an Eligible Receivable or should not be included in the Net Receivables Pool Balance;

                  (ii) any representation or warranty or statement made or deemed made by the Borrower (or any of its officers) under or in connection with this Agreement or any of the other Transaction Documents which shall have been incorrect in any respect when made or deemed made;

                  (iii) the failure by the Borrower to comply with any applicable law, rule or regulation with respect to any Receivable or Contract; or the failure of any Receivable or Contract to conform to any such applicable law, rule or regulation;

                  (iv) the failure to vest and maintain vested in the Program Agent a first priority perfected security interest in the Collateral;

                  (v) any dispute, claim, offset or defense (other than discharge in bankruptcy or insolvency of the related Obligor) of an Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services (other than as a result of the bankruptcy or insolvency of the related Obligor) or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Borrower acting as Servicer);

                  (vi) any failure of the Borrower to comply with any term, provision or covenant contained in this Agreement or any other Transaction Document to which it is a party, or to perform its duties or obligations under the Contracts;

                  (vii) any products liability claim or personal injury or property damage suit or other claim or suit arising out of or in connection with goods or services which are the subject of any Receivable or Contract;

                  (viii) the commingling of Collections of Receivables at any time with other funds;

                  (ix) any investigation, litigation or proceeding related to this Agreement, any other Transaction Document or the use of proceeds of Advances or in respect of any Receivable or any Collateral;

                  (x) any claim brought by any Person other than an Indemnified Party arising from any activity by the Borrower in servicing, administering or collecting any Receivable;

                  (xi) the sale by any Originator to SPE I, or the sale by SPE I, or the purchase by the Borrower, of any Receivable in violation of any applicable law, rule or regulation;

                  (xii) any Adverse Claim attaching to any Receivable or any Collateral with respect thereto, except a Lien created under the Transaction Documents;

                  (xiii) except to the extent such taxes constitute income taxes incurred by such Indemnified Party arising out of or as a result of this Agreement or the security interest in the Collateral, (A) the failure to pay when due any and all stamp, sales, transfer, excise, personal property and other taxes and fees payable by the Borrower or any Originator in connection with the Collateral or the execution, delivery, filing and recording of this Agreement or the other agreements and documents to be delivered hereunder (including any UCC financing statements) and (B) the payment by such Indemnified Party of taxes, including, without limitation, any taxes imposed by any jurisdiction on amounts payable and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, to the extent caused by the Borrower's actions or failure to act in breach of this Agreement;

                  (xiv) any failure by the Borrower to give reasonably equivalent value to SPE I in consideration for the transfer by SPE I to the Borrower of any Transferred Assets, any failure by SPE I to give reasonably equivalent value to Originators in consideration for the transfer by Originators to SPE I of any Transferred Assets, or any attempt by any Person to void any such transfers under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; and

                  (xv) the failure of any Lockbox processor or Deposit Bank to remit any amounts or items of payment held in a Lockbox or Deposit Account pursuant to the instructions of the Program Agent given in accordance with this Agreement, the applicable Deposit Account Agreement or the other Transaction Documents, whether by reason of the exercise of setoff rights or otherwise.

Any amounts subject to the indemnification provisions of this Section 10.01 shall be paid by the Borrower to the related Indemnified Party within ten (10) Business Days following demand therefor accompanied by reasonable supporting documentation with respect to such amounts. Notwithstanding anything to the contrary in this Agreement, solely for purposes of this Section 10.01, any representation, warranty or covenant qualified by materiality or the occurrence of a Material Adverse Effect shall not be so qualified.

                                   ARTICLE XI

                                  MISCELLANEOUS

      SECTION 11.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by the Borrower or HLIOC (as Servicer or otherwise) therefrom shall be effective unless in a writing signed by each Investor Agent and the Program Agent (and, in the case of any amendment, also signed by the Borrower and HLIOC) and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that the signatures of the Borrower and HLIOC shall not be required for the effectiveness of any amendment which modifies the representations, warranties, covenants or responsibilities of the Servicer at any time when the Servicer is not an Originator, the Parent or an Affiliate of such Originator or the Parent or a successor Servicer is designated by the Program Agent pursuant to Section 6.01; provided, further, however, that no amendment, waiver or consent shall, unless in writing and signed by (a) the Servicer in addition to the Program Agent and each Investor Agent, affect the rights or duties of the Servicer under this Agreement or (b) the Disbursement Agent in addition to the Program Agent and each Investor Agent, affect the rights or duties of the Disbursement Agent under this Agreement. No failure on the part of the Investors, the Banks, the Investor Agents, the Disbursement Agent or the Program Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

      SECTION 11.02. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, to each party hereto, at its address set forth on Schedule 1.01-4 hereto or at such other address or telecopy number as shall be designated by such party in a written notice to the other parties hereto. All notices and other communications given to any party hereto shall be deemed to have been given on the date of receipt.

      SECTION 11.03. Assignability.

            (a) This Agreement and the Investors' rights and obligations herein (including ownership of each Advance made by it) shall be assignable in whole or in part by the Investors and their successors and assigns (including, without limitation, pursuant to an Asset Purchase Agreement), with the Borrower's consent, which shall not be unreasonably withheld or delayed, provided, that the Borrower's consent shall not be required if (i) the assignment shall be to an Eligible Assignee or (ii) an Event of Termination has occurred and is continuing. Each such assignor shall notify the Program Agent, its Investor Agent and the Borrower of any such assignment and shall be accompanied by an assignment pursuant to clause (b) below by one or more of such Investor's Related Banks to one or more of such assignee Investor's Related Banks. Each such assignor may, in connection with any such assignment, disclose to the assignee or potential assignee any information relating to the Borrower, the Servicer, SPE I, the Parent or any Originator, including the Collateral furnished to such assignor by or on behalf of the Borrower, the Parent, SPE I, Servicer, any Originator or by the Program Agent; provided that, prior to any such disclosure, the assignee or potential assignee agrees to preserve the confidentiality of any such information which is confidential in accordance with the provisions of Section 11.06 hereof.

            (b) Each Bank may assign pursuant to Section 11.03(a) above to any Eligible Assignee or to any other Bank all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Bank Commitment and any Advances made by it); provided, however, that:

                  (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement,

                  (ii) the amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (x) $10,000,000 and (y) all of the assigning Bank's Bank Commitment,

                  (iii) the parties to each such assignment shall execute and deliver to the Program Agent (with a copy to the assignor's Investor Agent), for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and

                  (iv) concurrently with such assignment, such assignor Bank shall assign to such assignee Bank or other Eligible Assignee an equal percentage of its rights and obligations under its Asset Purchase Agreement (or, if such assignor Bank is Citibank, it shall arrange for such assignee Bank or other Eligible Assignee to become a party to its Asset Purchase Agreement for a maximum Principal amount equal to the assignee's Bank Commitment).

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party to this Agreement and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the assigning Bank shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

            (c) The Program Agent shall maintain at its address referred to in
Section 11.02 of this Agreement a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Bank Commitment of, and aggregate outstanding Principal of Advances or interests therein owned by, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Originators, the Program Agent, the Investor Agents, the Investors and the Banks may treat each person whose name is recorded in the Register as a Bank under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an Eligible Assignee, the Program Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

            (d) Notwithstanding any other provision of this Section 10.03, any Bank may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of Principal and Yield) under this Agreement or under the Asset Purchase Agreement to secure obligations of such Bank to a Federal Reserve Bank, without notice to or consent of the Borrower or the Program Agent; provided that no such pledge or grant of a security interest shall release a Bank from any of its obligations hereunder or under the Asset Purchase Agreement, as the case may be, or substitute any such pledgee or grantee for such Bank as a party hereto or to the Asset Purchase Agreement, as the case may be.

            (e) Each Bank may sell participations, to one or more banks or other entities which are Eligible Assignees, in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Bank Commitment and the Advances owned by it); provided, however, that:

                  (i) such Bank's obligations under this Agreement (including, without limitation, its Bank Commitment to the Borrower hereunder) shall remain unchanged,

                  (ii) such Bank shall remain solely responsible to the other parties to this Agreement for the performance of such obligations, and

                  (iii) concurrently with such participation, the selling Bank shall sell to such bank or other entity a participation in an equal percentage of its rights and obligations under its Asset Purchase Agreement.

The Agents, the other Banks and the Borrower shall retain the right to continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Such Bank may, in connection with any such participation, disclose to participants and potential participants any information relating to the Borrower, the Servicer, SPE I, the Parent or any Originator, including the Collateral furnished to such Bank by or on behalf of the Borrower, the Parent, any Originator or the Servicer; provided that, prior to such disclosure, such participant or potential participant agrees to preserve the confidentiality of any such information which is confidential in accordance with the provisions of Section 11.06 hereof.

            (f) This Agreement and the rights and obligations of the Program Agent herein shall be assignable by the Program Agent and its successors and assigns.

            (g) Neither the Borrower, the Parent, any Originator or the Servicer may assign its rights or obligations hereunder or any other Transaction Document or any interest herein or therein without the prior written consent of the Program Agent and each Investor Agent.

            (h) CAFCO may, without the consent of the Borrower, sell participations to one or more banks or other entities (each, a "Participant") in all or a portion of its rights and obligations hereunder (including the outstanding Advances); provided that following the sale of a participation under this Agreement (i) the obligations of CAFCO shall remain unchanged, (ii) CAFCO shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Servicer, the Agents, and the Banks shall continue to deal solely and directly with CAFCO in connection with CAFCO's rights and obligations under this Agreement. Any agreement or instrument pursuant to which CAFCO sells such a participation shall provide that the Participant shall not have any right to direct the enforcement of this Agreement or the other Transaction Documents or to approve any amendment, modification or waiver of any provision of this Agreement or the other Transaction Documents; provided that such agreement or instrument may provide that CAFCO will not, without the consent of the Participant, agree to any amendment, modification or waiver that (i) reduces the amount of Principal or Yield that is payable on account of any Advance or delays any scheduled date for payment thereof or (ii) reduces any fees payable by the Borrower to the Program Agent or CAFCO's Investor Agent (to the extent relating to payments to the Participant) or delays any scheduled date for payment of such fees. The Borrower acknowledges and agrees that CAFCO's source of funds may derive in part from its Participants. Accordingly, references in Sections 2.08, 2.09, 2.10, 6.07, 9.01 and 11.04 and the other terms and provisions of this Agreement and the other Transaction Documents to determinations, reserve and capital adequacy requirements, expenses, increased costs, reduced receipts and the like as they pertain to CAFCO shall be deemed also to include those of its Participants; provided that the Borrower shall not be required to pay higher costs, expenses and indemnification amounts pursuant to this sentence than would be required to be paid by the Borrower in the absence of the sale of any participation by CAFCO to a Participant as contemplated by this Section 11.03(h). CAFCO, CAFCO's Investor Agent or the Program Agent may, in connection with any such participation, disclose to Participants and potential Participants any information relating to the Borrower, the Servicer, SPE I, the Parent or the Originators, including the Collateral, furnished to CAFCO, CAFCO's Investor Agent or the Program Agent by or on behalf of the Borrower, Parent, Servicer or any Originator; provided that, prior to any such disclosure, such Participant or potential Participant agrees to preserve the confidentiality of any such information which is confidential in accordance with the provisions of Section 11.06 hereof. Any interest sold by CAFCO to a Bank or its designee under its Asset Purchase Agreement shall not be considered a participation for the purpose of this Section 11.03(h) (and the Bank or its designee shall not be considered a Participant as a result thereof).

      SECTION 11.04. Costs, Expenses and Taxes.

            (a) In addition to the rights of indemnification granted under
Section 10.01 hereof, the Borrower agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing and the other activities contemplated in Section 5.02) of this Agreement, any Asset Purchase Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Program Agent, each Investor Agent, each Investor, each Bank and their respective Affiliates with respect thereto and with respect to advising the Program Agent, each Investor Agent, each Investor, each Bank and their respective Affiliates as to their rights and remedies under this Agreement, and all costs and expenses, if any (including reasonable counsel fees and expenses), of the Program Agent, the Investor Agents, the Investors, the Banks and their respective Affiliates, in connection with the enforcement of, and advising as to rights and remedies under, this Agreement, the other Transaction Documents and the other documents and agreements to be delivered hereunder and thereunder.

            (b) In addition, the Borrower shall pay (i) to the extent not included in the calculation of Yield, any and all commissions of placement agents and dealers in respect of Promissory Notes or commercial paper notes issued to fund the making or maintenance of any Advance, and (ii) any and all costs and expenses of any issuing and paying agent or other Person responsible for the administration of any Investor's Promissory Note or commercial paper program, as the case may be, in connection with the preparation, completion, issuance, delivery or payment of Promissory Notes or commercial paper notes issued to fund the making or maintenance of any Advance.

            (c) The Borrower also shall pay on demand all other costs, expenses, and taxes (excluding the cost of auditing any Investor's books by certified public accountants, the cost of rating any Investor's commercial paper by independent financial rating agencies and income taxes) incurred by any Investor or any stockholder, partner or member of any Investor ("Other Costs"), including the taxes (excluding income taxes) resulting from any Investor's operations, and the reasonable fees and reasonable out-of-pocket expenses of counsel for any stockholder, partner or member of any Investor with respect to advising as to rights and remedies under this Agreement, the enforcement of this Agreement or advising as to matters relating to any Investor's operations ("Other Legal Costs"); provided that in no event shall the Borrower be liable hereunder for any Other Costs or any Other Legal Costs to the extent any such items are not directly attributable to and directly resulting from the transactions described in this Agreement.

            (d) Further, the Borrower agrees to pay any and all breakage and other expenses of the Program Agent, the Investor Agents, the Investors and the Banks (including, without limitation, reasonable attorneys' fees and disbursements and the cost including accrued interest, of terminating or transferring any agreements such as interest rate swaps, over-the-counter forward agreements and future contracts engaged by the Investors, the Banks, the Investor Agents or the Program Agent) in connection with any reduction of the Principal relating to the funding or maintenance of any Advance (or portion thereof).

      SECTION 11.05. No Proceedings; Waiver of Consequential Damages.

            (a) Each of the Borrower, the Program Agent, each Investor Agent, the Servicer, each Investor, each Bank, the Disbursement Agent, each assignee of an Advance or any interest therein and each entity which enters into a commitment to make Advances or purchase interests therein hereby agrees that it will not institute against, or join any other Person in instituting against, any Investor any proceeding of the type referred to in Section 7.01(g) so long as any commercial paper or other senior indebtedness issued by such Investor shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper or other senior indebtedness shall have been outstanding.

            (b) Each of the Servicer and the Borrower agree that no Indemnified Party shall have any liability to them or any of their securityholders or creditors in connection with this Agreement, the other Transaction Documents or the transactions contemplated thereby on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings). The Borrower shall have no liability to indemnify any Indemnified Party for punitive damages other than arising from a third party claim.

      SECTION 11.06. Confidentiality.

            (a) Each of the Borrower and the Servicer agrees to maintain the confidentiality of this Agreement in communications with third parties and otherwise; provided that this Agreement may be disclosed (i) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Program Agent, (ii) to the legal counsel and auditors of the Borrower, the Parent, the Originators and the Servicer if they agree to hold it confidential and (iii) to the extent required by applicable law or regulation or by any court, regulatory body or agency having jurisdiction over such party; and provided, further, that such party shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party.

            (b) Each Investor, each Bank, and each Agent agrees to maintain the confidentiality of all information with respect to the Borrower, each Originator, the Parent or the Receivables (including the Borrower Reports) furnished or delivered to it pursuant to this Agreement; provided, that such information may be disclosed (i) to such party's legal counsel and auditors and to such party's assignees and participants and potential assignees and participants and their respective counsel if they agree to hold it confidential,
(ii) to the nationally recognized statistical rating agencies, (iii) to any actual or potential subordinated investor in any Investor or any provider of liquidity for any Investor, if such subordinated investor or provider of liquidity has agreed to hold it confidential, (iv) to credit enhancers and dealers and investors in respect of promissory notes of each Investor in accordance with the customary practices of said Investor for disclosure to credit enhancers, dealers or investors, as the case may be, it being understood that any such disclosure to dealers or investors will not identify the Borrower, the Parent, any Originator or any of their Affiliates by name, (v) to the extent required by applicable law or regulation or by any court, regulatory body or agency having jurisdiction over such party, (vi) in connection with enforcement of any Beneficiary's rights and remedies hereunder or under the other Transaction Documents, and (vii) to any other Person with the Borrower's prior written consent; and provided, further, that such party shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party. Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (A) disclosure of any and all information obtained by the Disbursement Agent from sources other than the parties to this Agreement,
(B) disclosure as required pursuant to the Transaction Documents, (C) disclosure of any and all information (w) if required to do so by any applicable statute, law, rule or regulation, or in working with any taxing authorities or other governmental agencies, (x) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of the Disbursement Agent's business or that of its affiliates, (y) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Disbursement Agent or any affiliate or an officer, director, employer or shareholder thereof is a party, or (z) to any affiliate, independent or internal auditor, agent, employee or attorney of the Disbursement Agent having a need to know the same, provided that the Disbursement Agent advises such recipient of the confidential nature of the information being disclosed.

            (c) Notwithstanding any other provision herein or in any other Transaction Document, each Investor, each Bank, and each Agent hereby confirms that the Borrower, the Originators and the Servicer (and each employee, representative or other agent of such party) may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transaction contemplated by this Agreement and the other Transaction Documents.

      SECTION 11.07. GOVERNING LAW. THIS AGREEMENT SHALL, IN ACCORDANCE WITH
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

      SECTION 11.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

      SECTION 11.09. Survival of Termination. The provisions of Sections 2.08, 2.09, 6.07, 10.01, 11.04, 11.05, 11.06, 11.07, 11.12 and 12.05 shall survive any termination of this Agreement.

      SECTION 11.10. Consent to Jurisdiction.

            (a) Each party hereto hereby irrevocably agrees and submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower hereby irrevocably appoints CT Corporation (the "Process Agent"), with an office on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, United States, as its agent to receive on behalf of the Borrower and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Borrower in care of the Process Agent at the Process Agent's above address, and the Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit, on the judgment or in any other manner provided by law.

            (b) Each of the Borrower, the Parent, the Servicer and the Originators consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified in Section 11.02. Nothing in this Section 11.10 shall affect the right of the Investors, any Bank or any Agent to serve legal process in any other manner permitted by law.

            (c) To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement or any other Transaction Document.

      SECTION 11.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED OR DELIVERED PURSUANT HERETO.

      SECTION 11.12. Limited Recourse. Notwithstanding anything to the contrary contained herein, the obligations of each Investor under this Agreement are solely the obligations of such Investor and, in the case of obligations of such Investor other than commercial paper, shall be payable at such time as funds are received by or are available to such Investor in excess of funds necessary to pay in full all outstanding commercial paper and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against such Investor but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11, United States Code (Bankruptcy)) of any such party shall be subordinated to the payment in full of all commercial paper. No recourse under any obligation, covenant or agreement of any Investor contained in this Agreement shall be had against any member, manager, officer, director, employee or agent of any Investor, any Agent or any of their Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely an obligation of such Investor individually, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, employee or agent of any Investor, any Agent or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of such Investor contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such Investor of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such member, manager, officer, director, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or omissions made by them.

                                  ARTICLE XII

                             THE DISBURSEMENT AGENT

      SECTION 12.01. Duties of the Disbursement Agent.

            (a) The Disbursement Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied duties or covenants shall be read into this Agreement against the Disbursement Agent. The Disbursement Agent shall have no duty to act as Servicer, to perform Servicer functions or to retain a successor Servicer.

            (b) No provision of this Agreement shall be construed to relieve the Disbursement Agent nor any of its officers, directors, employees or agents from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct (to the extent determined by a final, nonappealable judgment in a court of competent jurisdiction); provided, however, that:

                  (i) the Disbursement Agent shall not be personally liable for an error of judgment made in good faith by any Responsible Official of the Disbursement Agent, unless it shall be determined by a court of competent jurisdiction that the Disbursement Agent was grossly negligent in ascertaining the pertinent facts;

                  (ii) the Disbursement Agent shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Investor Agents relating to the time, method and place of conducting any proceeding for any remedy available to the Disbursement Agent in accordance with the terms of this Agreement, or exercising any trust or power conferred upon the Disbursement Agent under this Agreement; and

                  (iii) the Disbursement Agent shall not be charged with knowledge of any failure by the Servicer to comply with any obligations of the Servicer contained herein or of any Event of Termination unless a Responsible Official of the Disbursement Agent obtains actual knowledge of such failure or such event or a Responsible Official of the Disbursement Agent receives written notice of such failure or such event from the Servicer, any Investor Agent, the Program Agent, any Investor or any Bank.

            (c) The Disbursement Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable grounds for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it and none of the provisions contained in this Agreement shall in any event require the Disbursement Agent to perform, or be responsible for the manner of performance of, any obligations of the Servicer under this Agreement except during such time, if any, as the Disbursement Agent shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

            (d) Except for actions expressly authorized by this Agreement, the Disbursement Agent shall take no action reasonably likely to impair the interests of the Investor Agents or the Program Agent (for the benefit of the Investors and the Banks) in any Receivable now existing or hereafter created or impair the value of any Receivable now existing or hereafter created.

            (e) The Disbursement Agent shall have no responsibility or liability for the selection of or investment losses on, Eligible Investments. The Disbursement Agent shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the relevant party to provide timely written investment directions. The Disbursement Agent shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction.

            (f) The Disbursement Agent shall, with respect to each Daily Report (upon which the Disbursement Agent may conclusively rely and be fully protected in acting or refraining from acting in such reliance), (A) compare the Collections reported that day by the Servicer to the actual Collections deposited to the Disbursement Agent's Account, (B) with respect to the reconciliation of each of the Disbursement Agent Accounts, compare the beginning balance as reported by the Servicer to the amount on deposit in the Disbursement Accounts per the accounting records of the Disbursement Agent, and (C) perform each of the account transfers set forth in the Daily Reports as directed by the Servicer.

            (g) The Disbursement Agent shall follow the following procedures with respect to each Payment Direction and Applicable Report (upon which the Disbursement Agent may conclusively rely and be fully protected in acting or refraining from acting in such reliance): with respect to the reconciliation of each of the Disbursement Agent Accounts, compare the beginning and ending balances to the amounts which were on deposit in the Disbursement Agent Accounts per the accounting records of the Disbursement Agent as of the applicable date.

            (h) The permissive rights of the Disbursement Agent to do things enumerated in this Agreement shall not be construed as a duty and the Disbursement Agent shall not be answerable for other than its gross negligence or willful default.

      SECTION 12.02. Certain Matters Affecting the Disbursement Agent.

            (a) Except as otherwise provided in Section 12.01:

                  (i) the Disbursement Agent may conclusively rely on and shall be fully protected in acting on, or in refraining from acting in accord with, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, consent, order, appraisal, bond or other paper or document believed by it in good faith to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

                  (ii) the Disbursement Agent may consult with counsel and, as a condition to taking, suffering or omitting to take any action, may demand an opinion of counsel and any advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel;

                  (iii) the Disbursement Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Beneficiaries, unless such Beneficiaries shall have offered to the Disbursement Agent security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

                  (iv) subject to Section 12.01(b), the Disbursement Agent shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) the Disbursement Agent shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document;

                  (vi) the Disbursement Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Disbursement Agent shall not be responsible for any misconduct or negligence on the part of, or for the supervision of any such agent, attorney, custodian or nominee appointed with due care by it hereunder;

                  (vii) nothing in this Agreement shall be construed to require the Disbursement Agent to monitor the performance of the Servicer or act as a guarantor of the Servicer's performance; and

                  (viii) whenever in the administration of the provisions of this Agreement the Disbursement Agent shall deem it necessary or desirable that a matter be proved or established prior to the taking or suffering any action to be taken hereunder, the Disbursement Agent shall be entitled to receive, and such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Disbursement Agent, be deemed to be conclusively proved and established by, an officer's certificate signed by an authorized officer of the appropriate party delivering same and delivered to the Disbursement Agent, and such certificate, in the absence of gross negligence or bad faith on the part of the Disbursement Agent, shall be a full warrant to the Disbursement Agent for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.

            (b) Money held by the Disbursement Agent need not be segregated from other funds except to the extent required by law or the terms of this Agreement of any other Transaction Documents.

            (c) When the Disbursement Agent incurs expenses or renders services in connection with a bankruptcy default, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors rights generally.

            (d) The Disbursement Agent shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Borrower or Servicer, except as otherwise set forth herein, but the Disbursement Agent may require of the Borrower or the Servicer full information and advice as to the performance of the covenants, conditions and agreements contained herein and shall be entitled in connection herewith to examine the books, records and premises of the Borrower and the Servicer.

            (e) The Borrower, the Investors, the Banks, the Program Agent, the Investor Agents, and the Servicer (for themselves and any person or entity claiming through them) hereby release, waive, discharge, exculpate and covenant not to sue the Disbursement Agent for any action taken or omitted under this Agreement except to the extent caused by the Disbursement Agent's gross negligence or willful misconduct, as determined in a final, nonappealable judgment of a court of competent jurisdiction.

            (f) Anything in this Agreement to the contrary notwithstanding, in no event shall the Disbursement Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Disbursement Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

            (g) Notwithstanding the title or designation of Disbursement Agent herein or in any Transaction Document, it is expressly understood and agreed that (i) the duties and obligations of the Disbursement Agent shall be determined solely by the provisions of this Agreement and no implied covenants and obligations shall be read into this Agreement against the Disbursement Agent, (ii) the Disbursement Agent's duties are only administrative in nature and (iii) Disbursement Agent shall have no fiduciary duty, express or implied, to any party to this Agreement, the Transaction Documents or any Person claiming by, through or under any party to this Agreement or any Transaction Document.

      SECTION 12.03. Disbursement Agent Not Liable for Recitals in Certificates or any Collateral. The Disbursement Agent assumes no responsibility for the correctness of the recitals contained herein. Except as set forth in Section 12.11, the Disbursement Agent makes no representations as to the validity or sufficiency of this Agreement or of any Receivable, related Contract or other Collateral. The Disbursement Agent shall not be accountable for the use or application of any, funds paid or advanced to the Borrower in respect of the Receivables or deposited in or withdrawn in accordance with the provisions of the Transaction Documents from the Collateral Advance Account, any Deposit Account, the Borrower's Account, the Disbursement Agent's Account, the Cure Account or any other account hereafter established in accordance with the terms of this Agreement. The Disbursement Agent shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any security interest in any Collateral or the perfection and priority of such security interest or the maintenance of any such perfection and priority.

      SECTION 12.04. Disbursement Agent May Own Advances. The Disbursement Agent in its individual or any other capacity may become the owner or pledgee of an Advance or an interest therein and may otherwise deal, and transact banking business, with the Servicer and the Borrower with the same rights as it would have if it were not the Disbursement Agent.

      SECTION 12.05. Compensation; Disbursement Agent's Expenses.

            (a) The Disbursement Agent shall be entitled to receive a monthly Disbursement Agent's fee (which fee, to the extent permitted by applicable law, shall not be limited by any provision of law, such fee being the "Disbursement Agent's Fee") in respect of each Month (or portion thereof) from the date hereof until the termination of the Amortization Period, payable in arrears on each Payment Date in an amount agreed upon in writing by the Disbursement Agent and the Borrower. The Disbursement Agent's Fee shall be payable, first, from Collections pursuant to, and subject to the priority of payment set forth herein, second, to the extent not paid from Collections in any Month, by the Borrower, and third, to the extent not paid from Collections or by the Borrower in any Month, by the Servicer. When the Disbursement Agent incurs expenses or renders services in connection with bankruptcy, insolvency, reorganization or similar proceedings affecting any Person, such reasonable expenses (including the reasonable fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors rights generally.

            (b) Expenses. The Borrower will pay or reimburse the Disbursement Agent upon its request on at least five Business Days' notice providing reasonable detail, and if the Borrower shall fail to do so, the Servicer will so pay or reimburse the Disbursement Agent (with a right to reimbursement from the Borrower), and if both the Borrower and the Servicer shall fail to do so, the Program Agent will have the right, but not the obligation, to so pay or reimburse the Disbursement Agent (with a right to reimbursement from the Borrower), for all reasonable expenses, disbursements and advances incurred or made by the Disbursement Agent in accordance with any of the provisions of this Agreement or in connection with any amendment hereto (including the reasonable fees and reasonable expenses of its agents, any co-trustee and counsel and fees incurred in connection with an Event of Termination) except any such expense, disbursement or advance as may arise from its gross negligence or willful misconduct. The Borrower's and Servicer's covenant provided in this Section
12.05 shall survive the termination of this Agreement or the earlier resignation or removal of the Disbursement Agent.

      SECTION 12.06. Eligibility Requirements for Disbursement Agent. The Disbursement Agent hereunder shall at all times be an Eligible Institution. If the Disbursement Agent publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then, for the purpose of this Section 12.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Disbursement Agent shall cease to be eligible in accordance with the provisions of this Section 12.06, the Disbursement Agent shall resign immediately in the manner and with the effect specified in Section 12.07.

      SECTION 12.07. Resignation or Removal of Disbursement Agent.

            (a) The Disbursement Agent may at any time resign and be discharged from its obligations hereunder by giving 30 days' written notice thereof to the Borrower, the Investor Agents, the Program Agent and the Servicer. Upon receiving such notice of resignation, the Program Agent shall promptly appoint a successor acceptable to the Investor Agents by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Disbursement Agent and one copy to the successor. If no successor shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Disbursement Agent may petition any court of competent jurisdiction for the appointment of a successor.

            (b) If at any time the Disbursement Agent shall cease to be eligible in accordance with the provisions of Section 12.06 or shall fail to perform its obligations under this Agreement and shall fail to resign after written request therefor by the Program Agent or if at any time the Disbursement Agent shall be legally unable to act, or shall be adjudged as bankruptcy or insolvent, or if a receiver of the Disbursement Agent or of its property shall be appointed, or any public officer shall take charge or control of the Disbursement Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Program Agent may remove the Disbursement Agent and promptly appoint a successor acceptable to the Investor Agents by written instrument, in duplicate, one copy of which instrument shall be delivered to the Disbursement Agent so removed and one copy to the successor; provided, that if all other procedures fail and a successor has not accepted an appointment pursuant to this Section 12.07(b) within 30 days after the Disbursement Agent shall have received notice from the Program Agent of its intention to remove such Disbursement Agent, the Disbursement Agent may petition any court of competent jurisdiction for the appointment of a successor.

            (c) Notwithstanding anything herein to the contrary, any resignation or removal of the Disbursement Agent and appointment of a successor pursuant to any of the provisions of this Section 12.07 shall not become effective until acceptance of appointment by the successor as provided in Section 12.08.

      SECTION 12.08. Successor Disbursement Agent.

            (a) Any successor Disbursement Agent appointed as provided in
Section 12.07 shall execute, acknowledge and deliver to the Borrower, the Servicer, the Program Agent, the Investor Agents and its predecessor Disbursement Agent an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Disbursement Agent shall become effective and such successor, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Disbursement Agent herein. The predecessor Disbursement Agent shall deliver (with the expense therefor payable out of the Disbursement Agent's Fee, and by the Borrower and the Servicer pursuant to Section 12.05(b)) to the successor all documents or copies thereof and statements held by it hereunder, and the Borrower, Servicer, other Agents and the predecessor Disbursement Agent shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor all such rights, powers, duties and obligations.

            (b) No successor shall accept appointment as provided in this
Section 12.08 unless at the time of such acceptance such successor shall be eligible under the provisions of Section 12.06.

      SECTION 12.09. Merger or Consolidation of Disbursement Agent. Any Person into which the Disbursement Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Disbursement Agent shall be a party, or any Person succeeding to the business of the Disbursement Agent, shall be the successor of the Disbursement Agent hereunder, provided that such corporation shall be eligible under the provisions of Section 12.06.

      SECTION 12.10. Right of Program Agent to Direct Disbursement Agent. The Program Agent shall have the right to direct in writing the time, method and place of conducting any proceeding for any remedy available to the Disbursement Agent under any Transaction Document or exercising any trust or power conferred on the Disbursement Agent under any Transaction Document; provided, however, that subject to Section 12.01, the Disbursement Agent shall have the right to decline to follow any such direction if the Disbursement Agent after being advised by counsel determines that the action so directed may not lawfully be taken, or if the Disbursement Agent in good faith shall, by any Responsible Official of the Disbursement Agent, determine that the proceedings so directed would be illegal or involve it in personal liability.

      SECTION 12.11. Representations and Warranties of Disbursement Agent. The Disbursement Agent represents and warrants that:

            (a) the Disbursement Agent is a New York banking association duly organized, and validly existing under the laws of the State of New York, and has the power to own its assets and to transact the business in which it is presently engaged;

            (b) the Disbursement Agent has the full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

            (c) this Agreement has been duly executed and delivered by the Disbursement Agent and constitutes a legal, valid and binding obligation of the Disbursement Agent enforceable against the Disbursement Agent in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except as such enforceability may be limited by general principles of equity, whether considered in a suit at law or in equity).

      SECTION 12.12. Maintenance of Office or Agency. The Disbursement Agent will maintain at its expense in New York an office or agency where notices and demands to or upon the Disbursement Agent in respect of this Agreement may be served. The Disbursement Agent initially designates the office set forth on
Schedule 1.01-4 as such office. The Disbursement Agent will give prompt written notice to the Borrower, the Servicer, the Investor Agents and the Program Agent of any change in the location of such office.

                                      * * *

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

      BORROWER:                      HL FUNDING II, INC.

                                     By: /s/ Gary Findling
                                         -----------------------
                                         Name: Gary Findling
                                         Title: Treasurer

      SERVICER:                      HLI OPERATING COMPANY, INC.

                                     By: /s/ Gary Findling
                                         -----------------------
                                         Name: Gary Findling
                                         Title: Treasurer

              SIGNATURE PAGE TO HL RECEIVABLES FINANCING AGREEMENT

      INVESTOR:                           CAFCO, LLC

                                          By: CITICORP NORTH AMERICA, INC.,
                                              as Attorney-in Fact

                                              By: /s/ Raymond F. Dizon
                                                  -----------------------------
                                                  Name: Raymond F. Dizon
                                                  Vice President Securitization

      PROGRAM AGENT:                      CITICORP NORTH AMERICA, INC.,
                                          as Program Agent

                                          By: /s/ Raymond F. Dizon
                                              ---------------------------------
                                              Name: Raymond F. Dizon
                                              Vice President Securitization

      BANK:                               CITIBANK, N.A.

                                          By: /s/ Raymond F. Dizon
                                              ---------------------------------
                                              Name: Raymond F. Dizon
                                              Vice President Securitization
                                              Percentage: 100.00%

      INVESTOR AGENT:                     CITICORP NORTH AMERICA, INC.

                                          By: /s/ Raymond F. Dizon
                                              ---------------------------------
                                              Name: Raymond F. Dizon
                                              Title: Vice President
                                                     Securitization

              SIGNATURE PAGE TO HL RECEIVABLES FINANCING AGREEMENT

      DISBURSEMENT AGENT:                            CITIBANK, N.A.

                                                     By: /s/ John Hannon
                                                         ----------------------
                                                         Name: John Hannon
                                                         Title:

              SIGNATURE PAGE TO HL RECEIVABLES FINANCING AGREEMENT